As filed with the Securities and Exchange Commission on December 17, 2010

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CHINA LINEN TEXTILE INDUSTRY, LTD.
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands	2200	Not Applicable
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Chengdong Street, Lanxi County, Heilongjiang Province
People’s Republic of China
Tel: +86-455-563-5885
Fax: +86-451-8230-9971
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Zhao Chunfu
Chengdong Street, Lanxi County, Heilongjiang Province
People’s Republic of China
Tel: +86-455-563-5885
Fax: +86-451-8230-9971
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Benjamin Tan, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 1006
Tel: 212-930-9700
Fax: 212-930-9725

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.                                                                                 ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Ordinary shares, par value $.002 underlying Notes	6,025,330	$1.52	$9,158,501.60	$654

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of ordinary shares registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purposes of calculating the registration fee.

(3)	Calculated pursuant to Rule 457(g) under the Securities Act of 1933, as amended, based upon the conversion price of the Notes.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS	82

SIGNATURES	87

EXHIBIT INDEX	88

The information in this preliminary prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated                                , 2010

PROSPECTUS

China Linen Textile Industry, Ltd.

6,025,330 Ordinary Shares
Underlying 7.5% Notes

This prospectus relates to the issuance by us of up to an aggregate of 6,025,330 ordinary shares, par value $.002 per share of the Company (“Ordinary Shares”), that represents 130% of the Ordinary Shares issuable upon conversion of certain 7.5% notes (the “Notes”) that were sold to selling stockholders identified in the section entitled “Selling Stockholders” and who are institutional and accredited investors pursuant to a securities purchase agreement (the “Purchase Agreement”) dated November 3, 2010.

The Notes carry a fixed conversion price of $1.52, which is equal to 115% of the 10-day volume weighted average price of the Company’s Ordinary Shares prior to November 3, 2010, and have a two-year repayment term during which interest payments are due quarterly.  The conversion price of the Notes is subject to adjustment in the event that the Company issues or sells Ordinary Shares for a price less than the conversion price in effect at the time of such issuance or sales, to such lower issuance or sale price.  The principal and accrued interest under the Notes may be converted into our Ordinary Shares stock at any time, subject to certain limitations described in the Notes.

This prospectus also relates to the resale of up to an aggregate of 6,025,330 Ordinary Shares of the Company by the selling stockholders upon conversion of all or part of the Notes.

The selling stockholders may offer and sell any of the Ordinary Shares of the Company from time to time at fixed prices, at market prices or at negotiated prices, and may engage a broker, dealer or underwriter to sell the shares.  For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section entitled “Plan of Distribution” on page 77 of this prospectus.  We will not receive any proceeds from the sale of the Ordinary Shares by the selling stockholders.  We are contractually obligated to pay all expenses of registration incurred in connection with this offering, except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares.

Our Ordinary Share is currently quoted on the Over-the-Counter Bulletin Board under the symbol “CTXIF.OB”.  On December 9, 2010, the last reported sale price of our shares was $1.45 per share.  You should rely only on the information contained in this prospectus.  We have not authorized any other person to provide you with different information.

You should consider carefully the risks that we have described in “Risk Factors” beginning on page 14 before deciding whether to invest in our Ordinary Shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete.  Any representation to the contrary is a criminal offense.

This prospectus is dated ________________, 2010.

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the Securities and Exchange Commission, or SEC.  We have not authorized anyone to provide you with information different from that contained in this prospectus.  The selling stockholders are offering to sell, and seeking offers to buy, our Ordinary Shares only in jurisdictions where offers and sales are permitted.  The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Ordinary Shares.

SUMMARY

This summary highlights selected information more fully described elsewhere in this prospectus.  You should read the following summary together with the entire prospectus, including the more detailed information regarding us and the ordinary shares being sold in this offering and our financial statements and the related notes appearing elsewhere in this prospectus.  You should carefully consider, among other things, the matters discussed in the section entitled “Risk Factors” beginning on page 14 before deciding to invest in our ordinary shares.  Unless otherwise stated or the context requires otherwise, references in this prospectus to “we,” “our,” or “us” refer to China Linen Textile Industry, Ltd. and its subsidiaries.

Overview

China Linen Textile Industry, Ltd., an exempted company incorporated in the Cayman Islands (“we,” “us,” “our,” “China Linen” or the “Company”) was incorporated under the laws of the Cayman Islands on February 3, 2000 as Aquasol Envirotech, Ltd.

On June 9, 2008, we changed our name to China Linen Textile Industry, Ltd.

On July 9, 2008, China Linen Textile Industry, Ltd. acquired all of the shares of capital stock of Bright International Group Co., Ltd. (“Bright”), a Republic of Vanuatu corporation, from its shareholders in exchange for the issuance of 18,963,005 of our Ordinary Shares and Bright became our wholly owned subsidiary.  The Company, through Bright, which is the registered beneficial owner of 95% of Heilongjiang Lanxi Sunrise Linen Textile Industry Co., Ltd., a People’s Republic of China corporation (“Lanxi Sunrise”), is engaged in research, production and sales of linen textile products.

Lanxi Sunrise and Bright entered into an equity transfer agreement in August 2007, pursuant to which Bright was to become the 95% holder of Lanxi Sunrise upon satisfaction of certain conditions set forth in the agreement, which occurred in April 2008. Gao Ren, our chief executive officer and chairman, is the owner of the remaining 5% of Lanxi Sunrise.

On November 24, 2010, the Company, through Lanxi Sunrise, acquired all the equity interest in Lanxi Tianxianfang Linen Co., Ltd.  Lanxi Tianxianfang’s facility includes a building with an area of 7,120 square meters (23,358 square feet), and includes spinning machines, bleaching machines and other equipment.  The facility is located at Fourth Neighborhood, Chengdong Street (East Town Street), Lanxi Town, PRC.

Our registered office is located at the offices of Appleby Trust (Cayman) Ltd., Clifton House, 75 Fort Street, PO Box 1350, George Town, Grand Cayman, KY1-1108, Cayman Islands. Our principal executive offices are located at Chengdong Street, Lanxi County, Heilongjiang Province, PRC and the telephone number at this address is 86-455-5635885.

Our website is www.chinalinentextile.com. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Island Stock Transfer, 100 Second Avenue South, Suite 705S, St. Petersburg, Florida, 33701. We are a reporting company under the Securities Act of 1933, as amended (“Securities Act”), and our public filings can be accessed at www.sec.gov.

The Company’s ordinary shares are currently quoted by the Over the Counter Bulletin Board (“OTC Bulletin Board”) under the symbol “CTXIF.OB” To date, however, there has been limited trading of our ordinary shares.

Business Overview of China Linen

Since July 9, 2008, when we acquired all of the shares of capital stock of Bright International Group Co., Ltd., or “Bright,” from its shareholders in exchange for the issuance of 18,963,005 of our Ordinary Share and Bright became our wholly owned subsidiary, we have been, through Bright’s 95% owned subsidiary, Lanxi Sunrise, engaged in the research, production and sales of linen textile products.

The linen industry chain involves a 5-step process including (i) fiber production; (ii) yarn spinning; (iii) fabric weaving; (iv) bleaching; and (v) dyeing and finishing.  Our current operations are focused on three of the steps in this process, yarn spinning, fabric weaving and bleaching.  In the future, we plan to expand our operations to other segments of the industry chain including dyeing and finishing and the production of our own supply of flax.

In the meantime, we import flax primarily from France, Belgium and Egypt.  The raw flax is put through a multi-step process at our manufacturing facility to make yarn. A portion of the yarn is sold to customers and a portion is used by us to weave various types of linen fabric.  Our primary products include linen yarn, linen fabric, gray linen fabric, linen/cotton interwoven fabric and linen/rayon interwoven fabric.

We operate one yarn-spinning factory, one bleaching factory and two weaving factories at our facility in Lanxi County, People’s Republic of China (“PRC”).  The main products we produce at this facility are linen yarn and linen fabric. We also design and produce other linen fabrics in various specifications requested by our customers including linen fabric, interwoven or blended fabrics including both cotton/linen blend and a rayon/linen blend, semi-bleached fabric, piece-dyed fabric and jacquard fabric.

We process raw flax into yarn through an automated multi-step process.  The annual production capacity totals approximately 2,220 tons with 50 different types of yarn and 10 million meters of fabric with 110 types, including linen gray fabric, linen fabric, blended or interwoven fabric such as cotton/linen and rayon/linen blends, and semi-bleached linen fabric.

We do not currently have our own yarn-dying facility.  We subcontract this portion of the production process when required by customer specifications.

Our products and services are divided into four principal groups:

(i)	Linen Fabric

We can produce over 100 types of linen fabric. We mainly produce linen gray fabric and semi-bleached fabric. Linen fabric is produced by arranging the flax yarn both horizontally and vertically on the loom during the production process. Linen gray fabric is the main raw material for dyeing and finishing plants. In the future, we plan to expand our production of linen fabric in order to accomplish our development strategy.

(ii)	Linen Yarn

Linen yarn is thin and long, which has tensile strength and flexibility due to being twisted through several processes. Linen yarn is an unfinished product in linen textile industry, and is a main raw material for weaving. Linen yarn is supplied to weaving mills to process into fabric. There are approximately 50 types of yarn produced by our company, which are mainly used by us for weaving fabric. In the future, we plan to increase our production capacity of linen yarn in order to accomplish our development strategy.

(iii)	Linen Fabric Processing

We have a subcontracting business that processes linen yarn provided by other factories into linen fabric by using our weaving machines, for which we charge a processing fee.    In the third quarter of 2010, we did not accept any subcontracting business for linen yarn processing because we were operating at maximum capacity and were unable to meet own demand from our own customers. Although we intend to continue this line of business, it will not be our primary source of revenue or focus and is not part of our long-term growth strategy.

(iv)	Linen Yarn Processing

We have a subcontracting business that processes flax provided by other factories into linen yarn by using our weaving machines, for which we charge a processing fee. In the third quarter of 2010, we did not accept any subcontracting business for linen yarn processing because we were operating at maximum capacity and were unable to meet own demand from our own customers.  Although we intend to continue this line of business, it will not be our primary source of revenue or focus and is not part of our long-term growth strategy.

Distribution and Marketing

Our products are sold to both wholesalers and retailers. Both the import of raw materials and the export of finished goods are partially done through Agency Agreements with Harbin Zhongyi Sunshine Linen Co., Ltd. (“Harbin Zhongyi”) and  Harbin Sunshine Linen Textile Co., Ltd. (“Harbin Sunshine”), our affiliates, which are controlled by Gao Ren, our chief executive officer and chairman. Under the terms of the Agency Agreements, Harbin Zhongyi and Harbin Sunshine purchase and import flax on our behalf and resell it to us at a price equal to cost plus 6%.  Harbin Zhongyi and Harbin Sunshine also act as our agents for export of finished goods, but do not charge a fee as part of the export process. Accordingly, finished goods to be exported are sold to Harbin Zhongyi and Harbin Sunshine at a price equal to the price to be paid by the overseas buyer of the goods. In the first nine months of 2010, the amount of products sold to Harbin Zhongyi accounted for 6.9% of total revenue, the amount sold to Harbin Sunshine was 0.6% of total revenue. The amount of purchase from Harbin Zhongyi accounted for 20.7% of total purchase.

Harbin Zhongyi was established in 2006 and Harbin Sunshine was established in 1997, engaging in the import/export business and having special licenses from the central government of the PRC which allow them to take advantage of waivers of import/export taxes created to encourage business development in certain areas of northeast China.  By importing raw materials and exporting finished goods through Harbin Zhongyi and Harbin Sunshine, we are able to benefit from the special licenses held by Harbin Zhongyi and Harbin Sunshine.  In the process of distributing finished goods, we also benefit from our Agency Agreements with Harbin Zhongyi and Harbin Sunshine by taking advantage of long-term customer contacts established by Harbin Zhongyi and Harbin Sunshine.

Recent Developments

Issuance and Sale of Notes

On November 3, 2010, we entered into a securities purchase agreement (the “Purchase Agreement”), with certain institutional and accredited investors (the “Investors”) for the issuance and sale of an aggregate of approximately $7 million of 7.5% notes (the “Notes”) that are convertible into the Company’s ordinary shares, par value $.002 per share (the “Ordinary Shares”) for aggregate net proceeds of approximately $6.4 million.

The Notes carry a fixed conversion price of $1.52, which is equal to 115% of the 10-day volume weighted average price prior to November 3, 2010, and have a two-year repayment term during which interest payments are due quarterly.  The conversion price of the Notes is subject to adjustment in the event that the Company issues or sells Ordinary Shares for a price less than the conversion price in effect at the time of such issuance or sales, to such lower issuance or sale price.  The principal and accrued interest under the Notes may be converted into Ordinary Shares at any time after the closing date, subject to certain limitations described in the Notes.  At any time after the one-year anniversary of the closing date, the Company may elect to redeem all or any portion of the outstanding amount due under the Notes for a sum equal to 107% of such outstanding amount, plus any accrued and unpaid interest and other charges due on such amount.  In the event of a change in control of the Company, a majority of the holders of the aggregate principal amount of the Notes then outstanding may require the Company to redeem all or any portion of the then-outstanding amounts due under the Notes, on a pro-rata basis among holders of the Notes, in cash at a price equal to the greater of (a) 110% of such amount, plus any accrued and unpaid interest and other charges due on such amount (the “Conversion Amount”), and (b) the product of (i) the Conversion Amount being redeemed multiplied by (ii) the quotient determined by dividing (x) the greatest closing sale price of the Ordinary Shares during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the change of control of the Company and (2) the public announcement of such change of control of the Company, and ending on the date the holder delivers the change of control redemption notice by (y) the conversion price then in effect.

In connection with the Offering, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors.  Pursuant to the Registration Rights Agreement, the Company has reserved for issuance of up to 6,025,330 Ordinary Shares that may be issued upon conversion of the Notes, which represents 130% of the Ordinary Shares issuable upon conversion at $1.52.  Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) to register for resale the Ordinary Shares issuable under the Notes within 60 calendar days of the closing date of the Offering, and to use its best efforts to have the Registration Statement declared effective within 90 calendar days of the closing date of the Offering or within 195 calendar days of the closing of the Offering in the event of a full review of the Registration Statement by the SEC.  The Company is obligated to pay liquidated damages of 1% of the dollar amount of the Notes sold in the Offering upon the initial occurrence and each thirty-day anniversary of such occurrence until cured, payable in cash, if the registration statement is not filed and declared effective within the foregoing time periods and in the event that the Company fails to maintain an effective Registration Statement pursuant to the terms of the Registration Rights Agreement.  It is pursuant to our obligations under the Registration Rights Agreement that we are filing this Registration Statement on Form F-1 to register the issuance of up to 6,025,330 Ordinary Shares on conversion of the Notes and the resale of the said Ordinary Shares by the Investors.

Rodman & Renshaw, LLC acted as the placement agent for the Company.

 The sale of the Notes was made pursuant to Section 4(2) of the Securities Act for transactions not involving a public offering and/or Regulation D, as promulgated by the SEC under the Securities Act, and in reliance upon exemptions from registration under applicable state securities laws.

Acquisition of Lanxi Tianxianfang Linen Co., Ltd.

On November 15, 2010, we, through our indirect 95% owned subsidiary, Lanxi Sunrise, entered into a Share Acquisition Agreement (the “Acquisition Agreement”) with Lanxi Tianxianfang Linen Co., Ltd. (the “Target”) and Shufan Wang (“Wang”) and Lijie Fu (“Fu”), the two shareholders of the Target. Pursuant to the Acquisition Agreement, Lanxi Sunrise has purchased all of the equity of the Target for a price of RMB 44,401,485 (approximately $6.7 million) (the “Purchase Price”), which Purchase Price was based on an appraisal report of the Target’s assets, liabilities and net assets as of March 31, 2010 by Heilongjiang Zhongming Guolin Asset Appraisal Co., Ltd.

On July 1, 2010, the Company, through Lanxi Sunrise, entered into a Fixed Asset Lease Agreement (the “Lease Agreement”) with the Target. Pursuant to the Lease Agreement, Lanxi Sunrise leased all of the fixed assets, including real estate, production facilities, and equipment (“Facility”) owned by the Target in the People’s Republic of China (“PRC”).  The Facility was leased to expand Lanxi Sunrise’s existing production capacity of linen yarn. The Facility includes a building with an area of 7,120 square meters (23,358 square feet), and includes spinning machines, bleaching machines and other equipment.  The Facility is located at Fourth Neighborhood, Chengdong Street (East Town Street), Lanxi Town, PRC.  Lanxi Sunrise commenced operations at the Facility on July 2, 2010. The Lease Agreement was terminated on November 15, 2010, the effective date of the Acquisition Agreement.

The Purchase Price was paid in one installment by Lanxi Sunrise to Wang and Fu on November 16, 2010.  Wang and Fu deposited RMB 22,750,642 (approximately $3.4 million) into a bank account of the Target for the repayment of the sum of the debts of the Target outstanding on March 31, 2010, which funds will be distributed by the Company in accordance with a payment schedule for such debts.

On November 24, 2010, the equity transfer was officially completed upon the effectiveness of the change in registration of the equity interest from Wang and Fu to Lanxi Sunrise with the relevant PRC authority.

Corporate Structure

China Linen is a holding company incorporated under the laws of the Cayman Islands, which conducts substantially all of its operations through its operating subsidiaries and affiliates in the PRC.

The following diagram illustrates the corporate structure and the place of formation of China Linen’s subsidiaries and affiliates:

Our PRC operating subsidiary is presently Lanxi Sunrise.  Lanxi Sunrise currently holds a business license for production of linen yarn, flax, linen finished products and research and development. With the completion of the acquisition of Lanxi Tianxianfang, we have expanded our operations through Lanxi Tianxianfang as well. Lanxi Tianxianfang currently holds a business license for deep processing of flax and linen products, distribution, and import and export.

Corporate Information

Our registered office is located at the offices of Appleby Trust (Cayman) Ltd., Clifton House, 75 Fort Street, PO Box 1350, George Town, Grand Cayman, KY1-1108, Cayman Islands. Our principal executive offices are located at Chengdong Street, Lanxi County, Heilongjiang Province, PRC and the telephone number at this address is 86-455-5635885.

Our website is www.chinalinentextile.com. The information on, or that can be accessed through, our website is not part of this prospectus.

The Offering

Ordinary Shares offered by the Company
Up to 6,025,330 shares of our ordinary shares, par value $.002 that represents 130% of the ordinary shares issuable on the conversion of certain 7.5% Notes issued to selling stockholders pursuant to a Purchase Agreement dated November 3, 2010 for an aggregate of approximately $7 million.

Ordinary Shares offered by the selling stockholders/Note holders
Up to 6,025,330 shares of our ordinary shares, par value $.002 that represents 130% of the ordinary shares issuable on the conversion of certain 7.5% Notes issued to selling stockholders pursuant to a Purchase Agreement dated November 3, 2010 for an aggregate of approximately $7 million.

Use of Proceeds
Proceeds from the sale of ordinary shares covered by this prospectus will be received by the selling stockholders.  We will not receive any proceeds from the sale of the Ordinary Shares covered by this prospectus.

Note conversion price
$1.52 per share, subject to adjustment in the event that the Company issues or sells Ordinary Shares for a price less than the conversion price in effect at the time of such issuance or sales, to such lower issuance or sale price.

Note conversion period	At any time for the term of the Note, which is two years from November 3, 2010. The maturity date of the Note is November 3, 2012 unless the Company redeems the Note earlier.

Redemption of Note
At any time after the one-year anniversary of the closing date of the Purchase Agreement (November 3, 2010), the Company may elect to redeem all or any portion of the outstanding amount due under the Notes for a sum equal to 107% of such outstanding amount, plus any accrued and unpaid interest and other charges due on such amount.  In the event of a change in control of the Company, a majority of the holders of the aggregate principal amount of the Notes then outstanding may require the Company to redeem all or any portion of the then-outstanding amounts due under the Notes, on a pro-rata basis among holders of the Notes, in cash at a price equal to the greater of (a) 110% of such amount, plus any accrued and unpaid interest and other charges due on such amount (the “Conversion Amount”), and (b) the product of (i) the Conversion Amount being redeemed multiplied by (ii) the quotient determined by dividing (x) the greatest closing sale price of the Ordinary Shares during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the change of control of the Company and (2) the public announcement of such change of control of the Company, and ending on the date the holder delivers the change of control redemption notice by (y) the conversion price then in effect.

Ordinary Shares outstanding as of December 9, 2010	20,412,203 Ordinary Shares

Ordinary Shares outstanding assuming conversion of all the Notes	26,437,533 Ordinary Shares*

*Includes up to 130% of the Ordinary Shares issuable on conversion of the Notes.  Based on the $1.52 per share price, the Notes would only convert to 4,605,263 Ordinary Shares.  However, the Company is obligated under the Registration Rights Agreement to register 130% of theOrdinary Shares issuable on conversion of the Notes because the conversion price of the Notes is subject to adjustment in the event that the Company issues or sells Ordinary Shares for a price less than the conversion price in effect at the time of such issuance or sales, to such lower issuance or sale price.

OTC Bulletin Board symbol for our Ordinary Shares	CTXIF.OB

We are contractually obligated to pay all expenses of registration incurred in connection with this offering, except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares.

SELECTED FINANCIAL DATA

The following selected consolidated statement of operations data for China Linen for the nine months ended September 30, 2010 and the years ended December 31, 2009, 2008 and 2007, and the selected consolidated balance sheet data as of September 30, 2010, December 31, 2009 and 2008 have been derived from the unaudited and audited consolidated financial statements of China Linen included elsewhere in this Registration Statement and should be read in conjunction with those financial statements and the accompanying notes.

Selected Statement of Operations Data
(Expressed in U.S. dollars)

	Nine Months Ended		Fiscal Year Ended
	September 30,		December 31,
	2010	2009	2009	2008	2007
Income Statement Data:
Revenues	$31,616,522	$20,570,248	$29,386,131	$22,945,122	$20,782,804
Gross profit	9,843,746	5,715,532	8,710,688	5,296,270	5,707,494
Total operating expenses	1,698,528	625,331	1,634,201	2,185,089	1,251,759
Operating income	8,145,218	5,090,201	7,076,487	3,111,181	4,455,735
Total other income (expense)	66,755	(4,723)	795,716	952,502	623,899
Income before tax	9,175,147	5,667,718	7,872,203	4,063,683	5,079,634
Income tax	2,308,749	1,364,814	2,141,684	1,206,914	1,606,443
Net income	6,866,398	4,302,904	5,730,519	2,856,769	3,473,191
Effects of foreign currency conversion	499,893	(15,239)	32,149	764,910	612,543
Comprehensive income	7,366,291	4,287,665	5,762,668	3,621,679	4,085,734
Basic and diluted earnings per share	$0.34	$0.21	$0.28	$0.15	$0.18

Selected Consolidated Balance Sheet Data

	September 30	December 31	As of December 31,
	2010	2009	2009	2008	2007
Balance Sheet Data:
Cash	$4,357,753	$2,320,656	$2,320,656	$10,674	$3,459
Bank checks and commercial paper	-	1,921,610	1,921,610	1,566,733	370,172
Working capital	19,604,278	12,011,508	12,011,508	6,192,533	3,367,908
Total assets	45,584,433	36,130,959	36,130,959	36,224,260	31,332,222
Total liabilities	16,718,730	14,657,347	14,657,347	20,621,120	20,338,870
Total liabilities and shareholders’ equity	45,584,433	36,130,959	36,130,959	36,224,260	31,332,222
Shareholders’ equity	28,865,703	21,473,612	21,473,612	15,603,140	10,993,352

Exchange Rate Information

            We conduct our business in China and substantially all of our revenues are denominated in Renminbi. However, periodic reports made to shareholders will be expressed in U.S. dollars using the then current exchange rates.  This prospectus contains translations of Renminbi amounts into U.S. dollars at specified rates solely for the convenience of the reader.  Unless otherwise noted, all translations from Renminbi to U.S. dollars were made at the noon buying rate in The City of New York for cable transfers in Renminbi per U.S. dollar as certified for customs purposes by the Federal Reserve Bank of New York, as of December 31, 2009, which was RMB6.8259 to US$1.00. No representation is made that the Renminbi amounts referred to in this prospectus could have been or could be converted into U.S. dollars at any particular rate or at all. On December 3, 2010, the noon buying rate was RMB6.6628 to US$1.00.

The following table sets forth information concerning exchange rates between the Renminbi and the U.S. dollar for the periods indicated.

	Renminbi per U.S. Dollar Noon Buying Rate
	Average(1)	High	Low	Period-End

Year ended December 31, 2005	8.1826	8.2765	8.0702	8.0702
Year ended December 31, 2006	7.9579	8.0702	7.8041	7.8041
Year ended December 31, 2007	7.5806	7.8127	7.2946	7.2946
Year ended December 31, 2008	6.9193	7.2946	6.7800	6.8225
Year ended December 31, 2009	6.8295	6.8470	6.8244	6.8259
2010
February	6.8285	6.8330	6.8258	6.8258
March	6.8262	6.8270	6.8254	6.8258
April	6.8256	6.8270	6.8240	6.8247
May	6.8275	6.8310	6.8245	6.8305
June	6.8184	6.8323	6.7815	6.7815
July	6.7762	6.7807	6.7709	6.7735
August	6.7873	6.8069	6.7670	6.8069
September	6.7396	6.8102	6.6869	6.6905
October	6.6678	6.6912	6.6397	6.6707
November	6.6539	6.6892	6.6330	6.6670
December (December 1 -3)	6.6622	6.6630	6.6609	6.6628

Source Federal Reserve Bank of New York

(1)	Annual averages are calculated from month-end rates. Monthly and interim period averages are calculated using the average of the daily rates during the relevant period.

RISK FACTORS

You should carefully consider the risks described below before making a decision to buy our Ordinary Shares.  If any of the following risks actually occurs, our business, financial condition and results of operations could be harmed.  In that case, the trading price of our Ordinary Shares could decline and you might lose all or part of your investment in our Ordinary Shares.  You should also refer to the other information set forth in this prospectus, including our financial statements and the related notes.

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this Registration Statement on Form F-1 before making a decision to invest in our securities.

Risks Relating to Our Business

In order to produce our products we must be able to purchase sufficient quantities of flax. If we are unable to purchase sufficient quantities of flax, it will affect the production capacity of our products, and we may fail to satisfy the demand of our customers.

We may become unable to source and purchase sufficient quantities of flax, which presents a significant risk to our business.  Ordinary quality flax is widely available, and most of the flax grown in China is ordinary quality because of dry climate conditions. However, we currently import the flax we require primarily from France, Belgium and Egypt and rely on our affiliates, Harbin Zhongyi Sunshine Linen Co., Ltd. and Harbin Sunshine Linen Textile Co., Ltd., which are controlled by our Chief Executive Officer and chairman, to source and import the flax we require annually on our behalf. There is no assurance that we will be able to continue to rely on contacts and business relationships established by Harbin Zhongyi Sunshine Linen Co., Ltd. and Harbin Sunshine Linen Textile Co, Ltd. to source and acquire flax on our behalf, and there is no assurance that we will continue to be able to source and purchase sufficient quantities of flax for use in our production process.  In the event we are unable to acquire sufficient quantities of flax, our production process will be adversely affected and we may be unable to produce our products. In such an event, our business could be adversely affected.  The availability and price of flax are subject to fluctuations due to unpredictable factors such as weather, plantings, government farm programs and policies, and market demand. Reduced supply of flax due to weather-related factors or other reasons could adversely affect our profitability by increasing the cost of raw materials used in our processing operations. Reduced supplies of flax could also limit our ability to procure, transport, store, process and merchandise our products in an efficient manner, which could adversely affect our profitability. In addition, the availability and price of flax can be affected by other factors, such as plant disease, which can result in crop failures and reduced harvests.

Our operating results will suffer if the price of raw materials increases and we cannot pass the increased cost through to our customers.

The primary raw materials included in our products are flax and other supplementary materials. The prices for these raw materials are subject to market forces largely beyond our control, including weather, plantings, government farm programs and policies, and market demand. The prices for these raw materials may fluctuate significantly based upon changes in these forces. Our operating results may be harmed if we are unable to pass any raw material price increases through to our customers. If we are forced to increase prices of our products due to increases in the prices of raw materials, the demand for our products could decrease, which could harm our operations and financial results.

We are subject to market and channel risks due to our dependence on third-party distributors.

We sell our products through distributors.  Because of this, we are dependent to a large degree upon the success of our European and PRC based distribution channels as well as the success of specific retailers in the distribution channel. We rely on these distribution channels to purchase, market, and sell our products.  Our success is dependent, to a large degree, on the growth and success of these retailers and distributors, which may be outside our control.  There can be no assurance that our distribution channels will be able to grow or prosper as they face price and service pressure from other channels.  There can be no assurance that retailers in our distribution channel, in the aggregate, will respond or continue to respond to our marketing commitment in these channels.

In order to grow at the pace expected by management, we will require additional capital to support our long-term business plan.  If we are unable to obtain additional capital in future years, we may be unable to proceed with our long-term business plan and we may be forced to limit or curtail our future operations.

            We will require additional working capital to support our long-term business plan, which includes expanding our current production capacity, establishing a yarn-dyed fabric factory and identifying suitable targets for horizontal or vertical mergers or acquisitions.  Our working capital requirements and the cash flow provided by future operating activities, if any, is expected to vary greatly from quarter to quarter, depending on the volume of business during the period and payment terms with our customers.  We may not be able to obtain adequate levels of additional financing, whether through equity financing, debt financing or other sources.  Additional financings could result in significant dilution to our existing shareholders or the issuance of securities with superior rights to our current outstanding securities.  In addition, we may grant registration rights to investors purchasing future equity or debt securities, which will increase the number of shares that are eligible for sale. In addition, a lack of additional financing could force us to substantially slow down our operations if our cash flows are insufficient at that time to maintain our operations.

Our failure to comply with the covenants contained in our bank loans, including as a result of events beyond our control, could result in an event of default that could cause repayment of the debt to be accelerated.

As of December 31, 2007 and during the first quarter of 2008, as a result of a delay in required payments on certain outstanding bank loans with Agricultural Bank of China, the bank charged higher interest rates than set forth in the original loan agreements on an aggregate outstanding loan amount of $5,754,890.  For the year ended December 31, 2007, interest expense arising from these bank loans was $817,596, including the additional interest expense of $357,178 incurred from the higher interest rates.  For the year ended December 31, 2008, we incurred an additional $102,808 of interest expense due to the event of default with respect to the bank loans outstanding as of December 31, 2007.  In the future, if we are not able to comply with the covenants and other requirements contained in our loan agreements or other debt instruments, another event of default under the relevant loan agreement could occur. If an event of default were to occur again, it could trigger additional excess interest payments, a default under our other debt instruments and we could be prohibited from accessing additional financing.  In addition, we may not be able to obtain additional financing to refinance or restructure the payments on the applicable debt. Even if we were able to secure additional financing, it may not be available on favorable terms.

Our future success depends in part on attracting and retaining key senior management and qualified technical and sales personnel. We also face certain risks with respect to changes in our management team.

Our future success depends in part on the contributions of our management team and key technical and sales personnel and our ability to attract and retain qualified new personnel. In particular, our success depends on the continuing employment of our management team led by our Chief Executive Officer and chairman. There is significant competition in our industry for qualified managerial, technical and sales personnel and we cannot assure you that we will be able to retain our key senior managerial, technical and sales personnel or that we will be able to attract, integrate and retain other such personnel that we may require in the future. We also cannot assure you that our employees will not leave and subsequently compete against us. If we are unable to attract and retain key personnel in the future, our business, financial condition and results of operations could be adversely affected.

Our growth strategy includes making acquisitions in the future, which could subject us to significant risks, any of which could harm our business.

Our growth strategy includes identifying and acquiring, or investing in, suitable acquisition candidates on acceptable terms.  Over time, we may acquire or make investments in other companies with products that complement our business and other companies in the linen textile industry.

Acquisitions involve a number of risks and present financial, managerial and operational challenges, including:

•	diversion of management’s attention from running our existing business;

•
potential difficulty in successfully implementing, upgrading and deploying in a timely and effective manner new operational information systems and upgrades of our internal controls and disclosure procedures and financing, accounting and product distribution systems;

•	increased expenses, including travel, legal, administrative and compensation expenses resulting from newly hired employees;

•	increased costs to integrate personnel, customer base and business practices of the acquired company with our own;

•	adverse effects on our reported operating results due to possible write-down of goodwill associated with acquisitions;

•	potential disputes with sellers of acquired businesses, technologies, services or products; and

•	dilution to shareholders if we issue securities in any acquisition.

Moreover, performance problems with an acquired business’ technology, products or services could also have a material adverse impact on our reputation as a whole. In addition, any acquired business, technology, product or service could significantly under-perform relative to our expectations, and we may not achieve the benefits we expect from our acquisitions. For all these reasons, our pursuit of an acquisition and investment strategy or any individual acquisition or investment, could have a material adverse effect on our business, financial condition and results of operations.

We expect approximately 70% of our sales revenues will be derived from our five largest customers in 2010 and any reduction in revenues from any of these customers would reduce our revenues and net income.

In first nine months of 2010, we derived 56.9% of our revenue from our five largest customers. In fiscal year 2009, we derived 94.5% of our revenue from our five largest customers; in fiscal year 2008, we derived 95.8% of our revenue from our five largest customers. Harbin Sunshine Linen Textile Co., Ltd. and Harbin Zhongyi Sunshine Linen Co., Ltd., which are controlled by our  Chief Executive Officer and Chairman, were among our five biggest customers in each of 2008 and 2009.  Harbin Zhongyi and Harbin Sunshine are agents of Lanxi Sunrise, through which our sales to some customers are conducted.  We have successfully worked towards diversifying our customer base to put less reliance on any one customer; however, the loss of one of our major customers would decrease our revenues and net income.

We are subject to credit risk given that we expect approximately 70% of our sales revenues will be derived from our five largest customers in 2010 and any failure to collect, or untimely collection of, the trade receivables could affect our liquidity.

In fiscal year 2009, we derived 94.5% of our revenue from our five largest customers.  Although we have insurance to protect us against the non-payment of amounts due by our customers, our customers generally pay in installments, with a portion of the payment upfront and a portion of the payment upon receipt of our products by our customers. We perform ongoing credit evaluations of our customers’ financial condition and generally have no difficulties in collecting our payments. If we encounter future problems collecting amounts due from our clients or if we experience delays in the collection of amounts due from our clients, our liquidity could be negatively affected.

We may not be able to manage our expected growth and enlarged business.

Our growth strategy may not be successful for the following reasons:

•
Our ability to obtain additional capital for growth is subject to a variety of uncertainties, including our operating results, our financial condition, general market conditions for capital raising activities, and economic conditions in China.

•
Our profitability will be adversely affected by the additional costs and expenses associated with the operation of new facilities, increased marketing and sales support activities, technological improvement projects, the recruitment of new employees, the upgrading of our management, operational and financial systems, procedures and controls, and the training and management of our growing employee base.

•	Failure to manage our growth and enlarged business effectively could have a material adverse effect on our business, financial condition and results of operations.

            We do not know whether our revenues will grow at all or grow rapidly enough to absorb the capital and expenses necessary for our growth. Failure to manage our growth and enlarged business effectively could have a material adverse effect on our business, financial condition and results of operations.

Our limited operating history does not serve as an adequate basis to predict our future prospects and results of operations.

We have a limited operating history. From June 2002 until June 2007, Lanxi Sunrise operated as a state-owned holding company under the Company Law of the PRC.  In June 2007, Lanxi Sunrise converted from a state-owned holding company into a privately owned business enterprise. However, we consummated our reverse acquisition with Bright in which Bright became our wholly owned subsidiary and Lanxi Sunrise became our 95% owned subsidiary in April 2008. As such, we have a limited operating history upon which the viability and sustainability of our business may be evaluated.  We cannot assure you that we will not incur losses in the foreseeable future. Our future prospects should be considered in light of the risks and uncertainties we may face in managing a relatively new business in China.  Please see “Risk Factors – Risks Relating to Operations in China.”

If we are unsuccessful in addressing any of these risks and uncertainties, our business, financial condition and results of operations would suffer. In particular, as most of our expenses are fixed in the near future or incurred in advance of anticipated revenues, we may not be able to modify our business plan in time to address any shortfall in revenues and profits.

Our internal controls over financial reporting and our disclosure controls and procedures have been ineffective, and as a result we may be unable to accurately report our financial results, report our financial results in a timely manner or prevent fraud, and investor confidence and the market price of our ordinary shares may be adversely affected.

Our reporting obligations as a public company place a significant strain on our management, operational and financial resources and systems.  Based on the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, our management has concluded that, as of December 31, 2009, we had a material weakness in our internal controls over financial reporting relating to a failure of certain departments of the Company to communicate promptly and effectively with our management. We are a relatively young company with limited accounting personnel and other resources with which to address our internal controls and procedures. In addition, we must implement financial and disclosure control procedures and corporate governance practices that enable us to comply, on a stand alone basis, with the Sarbanes-Oxley Act of 2002 and related Securities and Exchange Commission, or the SEC, rules.  For example, we will need to further develop accounting and financial capabilities, including the establishment of an internal audit function and development of documentation related to internal control policies and procedures.  We will need to take action to remediate the material weaknesses in our internal controls. If we are unable to implement solutions to remediate the weaknesses in our existing internal controls and procedures, we may be unable to accurately report our financial results or prevent fraud and investor confidence and the market price of our ordinary shares may be adversely impacted.

We are in the process of instituting changes to our internal controls and management systems to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. We will also engage external Sarbanes-Oxley consultants or recruit experienced professionals to advise us on Sarbanes-Oxley compliance issues. Section 404 requires us to perform an evaluation of our internal controls over financial reporting and file annual management assessments of their effectiveness with the Securities and Exchange Commission. The management assessment to be filed is required to include a certification of our internal controls by our chief executive officer and chief financial officer. In addition to satisfying requirements of Section 404, we may also make improvements to our management information system to computerize certain manual controls, establish a comprehensive procedures manual for U.S. GAAP financial reporting, and increase the headcount in the accounting and internal audit functions with professional qualifications and experience in accounting, financial reporting and auditing under U.S. GAAP.

In the future, our auditors will be required to attest to our evaluation of internal controls over financial reporting. Unless we successfully design and implement changes to our internal controls and management systems, or if we fail to maintain the adequacy of these controls as such standards are modified or amended from time to time, we may not be able to comply with Section 404 of the Sarbanes-Oxley Act of 2002. As a result, our auditors may be unable to attest to the effectiveness of our internal controls over financial reporting. This could subject us to regulatory scrutiny and result in a loss of public confidence in our management, which could, among other things, adversely affect the price of our ordinary shares and our ability to raise additional capital.

We purchase flax approximately twice a year, which may not be possible if we are unable to accumulate funds or obtain financing to make purchases at that time.

We import flax primarily from France, Belgium and Egypt.  Although there is typically a sufficient supply of raw material, we cannot predict when our operations may not generate sufficient cash flows to fund our purchasing requirements. In such case, we will be required to finance our cash needs through public or private equity offerings, bank loans or other debt financing, or otherwise. There can be no assurance that international or domestic financing will be available on terms favorable to us or at all, which could force us to delay, reduce or abandon our purchases, increase our financing costs, or both.

The transfer of state-owned equities in China is subject to approval by certain governmental authorities. Any failure by us to comply with PRC laws and regulations in respect of the transfer of state-owned equities may result in the imposition of fines or other penalties.

Lanxi Sunrise was established as a state-owned holding company in June 2002 and changed into a privately owned business enterprise in June 2007, when Mr. Gao, our Chief Executive Officer and chairman, purchased all of the state-owned equities of Lanxi Sunrise. Under PRC law, the transfer of state-owned equities is subject to certain procedures and approvals. There was no approval regarding the transferring of the stated-owned equities; however, the State-Owned Assets and Administration Commission of Lanxi County subsequently issued a Confirmation Letter stating that it recognized the transfer of such state-owned assets to Mr. Gao.  Although this letter was issued, we cannot exclude the possibility that higher levels of the PRC government may revoke the letter which may result in the imposition of fines or other penalties.

We may not possess all of the approvals, permits and licenses required to operate our business, or we may fail to maintain the approvals, permits and licenses we currently hold. This could subject us to fines and other penalties, which may have a material adverse effect on our business, financial condition and results of operations.

We are required to hold a variety of approvals, permits and licenses to operate our business in China. We may not possess all of the approvals, permits and licenses required for all of our business activities. In addition, there may be circumstances under which an approval, permit or license granted by a governmental agency is subject to change without substantial advance notice, and it is possible that we could fail to obtain an approval, permit or license that is required to expand our business as we intend. If we fail to obtain or to maintain such permits or licenses or renewals are granted with onerous conditions, we could be subject to fines and other penalties and be limited in the number or the quality of the products that we would be able to offer. As a result, our business, financial condition and results of operations could be materially and adversely affected.

Our Articles of Association include certain provisions that may discourage a change of control.

Certain provisions of our memorandum and articles of association may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interests, including those attempts that might result in a premium over the market price being paid for the shares held by shareholders.

Certain of these provisions provide for:

•
requiring a special resolution, namely the affirmative vote of not less than sixty-six and two-thirds percent (66 2/3%) of such shareholders as being entitled to vote at a general meeting of the company in person or by proxy or a written resolution signed by all shareholders entitled to vote, generally to remove a director; and

•
appointing additional directors to the board by resolution of the existing directors (provided that such additional directors shall not exceed 1/3 in number of the directors elected at the last annual general meeting) or by an ordinary resolution, namely the affirmative vote of a majority of the shareholders entitled to vote at a duly convened meeting in person or by proxy.

These anti-takeover provisions could make it more difficult for a third party to acquire us, even if the third-party’s offer may be considered beneficial by many shareholders. As a result, shareholders may be limited in their ability to obtain a premium for their shares.

The effects of the global financial crisis are far-reaching and difficult to predict.

During the second half of 2008, the international capital markets experienced severe volatility and exhibited overall significant declines in prices of equity securities, which events taken in combination with a freezing of international credit markets and lack of availability of private capital led to a near shutdown of private flows of capital. In addition, the fraud perpetrated by Bernard Madoff exacerbated a lack of confidence in global financial institutions and their oversight.

Government responses to these events have included partial nationalization of certain industries and enterprises, “bail-out” packages intended to provide liquidity to market participants and several high profile acquisitions and bankruptcies. While global economies have begun to show signs of stabilizing and, in some instances, the beginnings of recovery, it is difficult to predict the effect that the global financial crisis may have on our business, our expansion plans and our ability to raise capital required to implement our expansion plans.

We do not presently maintain business disruption insurance. Any disruption in the operations of our production facility would damage our business and disrupt our production and have a material adverse effect on our business, financial position on results of operations.

Our business could be materially and adversely affected by power shortages, natural disasters, terrorist attacks or other events in the PRC. For example, in early 2008, parts of the PRC suffered a wave of strong snow storms that severely impacted public transportation systems and the power supply in those areas. In May 2008, Sichuan Province in the PRC suffered a strong earthquake measuring approximately 8.0 on the Richter scale that caused widespread damage and casualties. The May 2008 Sichuan earthquake may have a material adverse effect on the general economic conditions in the areas affected by the earthquake. In July 2008, explosive devices were detonated on several buses in Kunming, Yunnan Province of the PRC, which resulted in disruptions to public transportation systems in Kunming and casualties. Any future natural disasters, terrorist attacks or other events in the PRC could cause a reduction in usage of, or other severe disruptions to, public transportation systems and could have a material adverse effect on our business and results of operations.

While we have property damage insurance and automobile insurance, we do not carry business disruption insurance, which is not readily available in the PRC. Any disruption of the operations in our production facility would have a significant negative impact on our ability to manufacture and deliver products, which would cause a potential diminution in sales, the cancellation of orders, damage to our reputation and potential lawsuits.

Risks Relating to Our Industry

The linen textile industry is competitive and includes many competitors which are larger, have more resources and more technological capability than us.  There is no assurance that we will be able to effectively compete with our competitors or that we will be able to maintain or increase our market share.

The global market for linen production is growing rapidly and includes many competitors both in China and in other parts of the world.  We have many large competitors in China which only make thread and do not also produce cloth.  We also have many competitors in China and in other parts of the world that produce cloth.  In addition, although the market for sale of linen products is expected to grow rapidly in China, consumers for linen textile products are currently mainly in foreign markets outside of China.  Therefore, in order to compete effectively we must establish and maintain connections with buyers in foreign markets.  There is no assurance that we will be able to continue to compete in this market and to maintain or increase our market share.

Risks Relating to Operations in China

Changes in political, economic and legal developments in China may adversely affect our business.

As we derive substantially all of our revenues in China and substantially all of our assets and operations are in China, our continued growth would depend heavily on China’s general economic condition. The Chinese economy has grown significantly in recent years, especially after China’s accession to the World Trade Organization in 2001. We, however, cannot assure you that the Chinese economy will continue to grow, or that such growth will be steady or in geographic regions or economic sectors that will benefit us. A downturn in China’s economic growth or a decline in economic condition may have material adverse effects on our results of operations.

Further, we will continue to be affected by the political, social and legal developments of China. Since the late 1970s, the PRC government has introduced a series of economic and political reforms, including measures designed to effectuate the country’s transitioning from a planned economy to a more market-oriented economy. During such economic and political reforms, a comprehensive system of laws were promulgated, including many new laws and regulations seeking to provide general guidance on economic and business practices in China and to regulate foreign investment. Although the Chinese economy has been transitioning from a planned economy to a more market-oriented economy, a substantial portion of the productive assets in China is still owned by the PRC government. The continued control of these assets and other aspects of the national economy by the Chinese government could materially and adversely affect our business.

In the past twenty years, the growth of the Chinese economy has been uneven across different geographic regions and different economic sectors. In order to stabilize national economic growth, the PRC government adopted a series of macroeconomic policies. These policies include measures that restricted excessive growth and investment in specific sectors of the economy. More recently, on the other hand, the PRC government has implemented stimulus responses to the global financial crisis. We cannot predict the future direction of economic reforms or the effects that any such measures may have on our business, financial condition or results of operations.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

China only recently has permitted provincial and local economic autonomy and private economic activities. The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

Most of our revenues are denominated in Renminbi, which is not freely convertible for capital account transactions and may be subject to exchange rate volatility.

We are exposed to the risks associated with foreign exchange controls and restrictions in China, as our revenues are primarily denominated in Renminbi, which is currently not freely exchangeable. The PRC government imposes control over the convertibility between Renminbi and foreign currencies. Under the PRC foreign exchange regulations, payments for “current account” transactions, including remittance of foreign currencies for payment of dividends, profit distributions, interest and operation-related expenditures, may be made without prior approval but are subject to procedural requirements. Strict foreign exchange control continues to apply to “capital account” transactions, such as direct foreign investment and foreign currency loans. These capital account transactions must be approved by or registered with the PRC State Administration of Foreign Exchange, or “SAFE.” Further, any capital contribution by an offshore shareholder to its PRC subsidiaries should be approved by the Ministry of Commerce, “MOFCOM,” in China or its local counterparts. We cannot assure you that we are able to meet all of our foreign currency obligations to remit profits out of China or to fund operations in China.

On August 29, 2008, SAFE promulgated the Circular on the Relevant Operating Issues concerning the Improvement of the Administration of Payment and Settlement of Foreign Currency Capital of Foreign-invested Enterprises, or “Circular 142”, to regulate the conversion by foreign invested enterprises, or FIEs, of foreign currency into Renminbi by restricting how the converted Renminbi may be used. Circular 142 requires that Renminbi converted from the foreign currency-dominated capital of a FIE may only be used for purposes within the business scope approved by the applicable government authority and may not be used for equity investments within the PRC unless specifically provided for otherwise. In addition, SAFE strengthened its oversight over the flow and use of Renminbi funds converted from the foreign currency-dominated capital of a FIE. The use of such Renminbi may not be changed without approval from SAFE, and may not be used to repay Renminbi loans if the proceeds of such loans have not yet been used.

We rely principally on dividends and other distributions on equity paid by our PRC Subsidiary, and limitations on its ability to pay dividends to us could have a material adverse effect on our business and results of operations.

We are a holding company and we rely principally on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, service any debt we may incur and pay our operating expenses. If our PRC subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

As an entity established in China, our PRC subsidiary is subject to certain limitations with respect to dividend payments. PRC regulations currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. Our PRC Subsidiary is a Sino-foreign joint venture enterprise, and may not distribute its after-tax profits to us if it has not already made contributions to its reserve fund, enterprise development fund and employee bonus and welfare fund at percentages that are decided by its board of directors. The total amount of our restricted net assets was RMB48.3 million ($7.1 million) as of December 31, 2009. In addition, if our PRC subsidiary in China incurs further debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. Limitations on the ability of our PRC Subsidiary to pay dividends to us could adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our businesses, pay dividends, or otherwise fund and conduct our business. Accordingly, if for any of the above or other reasons, we do not receive dividends from our PRC subsidiary, our liquidity, financial condition and ability to make dividend distributions to our shareholders will be materially and adversely affected.

Fluctuation in the value of the Renminbi and of the U.S. dollar may have a material adverse effect on investments in our ordinary shares.

Any significant revaluation of the Renminbi may have a material adverse effect on the U.S. dollar equivalent amount of our revenues and financial condition as well as on the value of, and any dividends payable on, our ordinary shares in foreign currency terms. For instance, a decrease in the value of Renminbi against the U.S. dollar could reduce the U.S. dollar equivalent amounts of our financial results, the value of your investment in our ordinary shares and the dividends we may pay in the future, if any, all of which may have a material adverse effect on the prices of our ordinary shares. As of December 31, 2009, we had cash denominated in U.S. dollars of approximately $6,822. Any further appreciation of Renminbi against U.S. dollars may result in significant exchange losses.

Prior to 1994, Renminbi experienced a significant net devaluation against most major currencies, and there was significant volatility in the exchange rate during certain periods. Upon the execution of the unitary managed floating rate system in 1994, the Renminbi was devalued by 50% against the U.S. dollar. Since 1994, the Renminbi to U.S. dollar exchange rate has largely stabilized. On July 21, 2005, the People’s Bank of China announced that the exchange rate of U.S. dollar to Renminbi would be adjusted from $1 to RMB8.27 to $1 to RMB8.11, and it ceased to peg the Renminbi to the U.S. dollar. Instead, the Renminbi would be pegged to a basket of currencies, whose components would be adjusted based on changes in market supply and demand under a set of systematic principles. On September 23, 2005, the PRC government widened the daily trading band for Renminbi against non-U.S. dollar currencies from 1.5% to 3.0% to improve the flexibility of the new foreign exchange system. Since the adoption of these measures, the value of Renminbi against the U.S. dollar has fluctuated on a daily basis within narrow ranges, but overall has further strengthened against the U.S. dollar. There remains significant international pressure on the PRC government to further liberalize its currency policy, which could result in a further and more significant appreciation in the value of the Renminbi against the U.S. dollar. The Renminbi may be revalued further against the U.S. dollar or other currencies, or may be permitted to enter into a full or limited free float, which may result in an appreciation or depreciation in the value of the Renminbi against the U.S. dollar or other currencies.

Adverse changes in PRC economic and political policies could have a material adverse effect on the overall economic growth of China and that could increase inflation, which may reduce the demand for our products and materially and adversely affect our business.

Our PRC subsidiary is based in China. As such, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. China’s economy differs from the economies of most developed countries in many aspects, including:

•	the level of government involvement;

•	the level of development;

•	the growth rate;

•	the level and control of capital investment; and

•	the control of foreign exchange.

While the Chinese economy has grown significantly in the past two decades, the growth has been uneven geographically, among various sectors of the economy and during different periods. We cannot assure you that the Chinese economy will continue to grow or to do so at the pace that has prevailed in recent years, or that if there is growth, such growth will be steady and uniform. In addition, if there is a slowdown, such slowdown could have a negative effect on our business. For example, the Chinese economy experienced high inflation in the second half of 2007 and the first half of 2008. China’s consumer price index increased by 7.0% during the nine months ended September 30, 2008 as compared to the same period in 2007. To combat inflation and prevent the economy from overheating, the PRC government adopted a number of tightening macroeconomic measures and monetary policies. Due in part to the impact of the global crisis in financial services and credit markets and other factors, the growth rate of China’s gross domestic product as measured against the same period of the previous year decreased to 7.1% in the first half of 2009, down from 10.4% in the first half of 2008. Beginning in September 2008, among other measures, the PRC government began to loosen macroeconomic measures and monetary policies, including reducing interest rates and decreasing the statutory reserve rates for banks. In addition, in November 2008 the PRC government announced an economic stimulus package in the amount of $586 billion. It is uncertain whether the various macroeconomic measures, monetary policies and economic stimulus packages adopted by the PRC government will be effective in restoring or sustaining the fast growth rate of the Chinese economy. In addition, such measures, even if they benefit the overall Chinese economy in the long term, may have a negative effect on us. For example, our financial condition and results of operations may be materially and adversely affected by government control over capital investments.

 China’s legal system is different from those in most other countries.

China is a civil law jurisdiction. Under the civil law system, prior court decisions may be cited as persuasive authority but do not have binding precedential effect. Although progress has been made in the promulgation of laws and regulations dealing with economic matters, such as corporate organization and governance, foreign investment, commerce, taxation and trade, China’s legal system remains less developed than the legal systems in many other countries. Furthermore, because many laws, regulations and legal requirements have been recently adopted, their interpretation and enforcement by the courts and administrative agencies may involve uncertainties. Sometimes, different government departments may have different interpretations. Licenses and permits issued or granted by one government authority may be revoked by a higher government authority at a later time. Government authorities may decline to take action against unlicensed operators which may work to the disadvantage of licensed operators, including us. The PRC legal system is based in part on government policies and internal rules (some of which may not be published on a timely manner or at all) that may have a retroactive effect. We may even not be aware of our violation of these policies and rules until some time after the violation. Changes in China’s legal and regulatory framework, the promulgation of new laws and possible conflicts between national and provincial regulations could adversely affect our financial condition and results of operations. In addition, any litigation in China may result in substantial costs and diversion of resources and management attention.

Because our funds are held in banks in the PRC that do not provide insurance, the failure of any bank in which we deposit our funds could affect our ability to continue in business.

Banks and other financial institutions in the PRC do not provide insurance for funds held on deposit. A significant portion of our assets are in the form of cash deposited with banks in the PRC, and in the event of a bank failure, we may not have access to our funds on deposit. Depending upon the amount of money we maintain in a bank that fails, our inability to have access to our cash could impair our operations, and, if we are not able to access funds to pay our suppliers, employees and other creditors, we may be unable to continue in business.

PRC regulations relating to the establishment of offshore companies by PRC residents may subject our PRC resident shareholders to personal liability and limit our ability to inject capital into the PRC subsidiary, limiting our subsidiary’s ability to distribute profits to us or otherwise adversely affect us.

SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or “Notice 75,” on October 21, 2005, which became effective as of November 1, 2005 and the operating procedures in May 2007, collectively the SAFE Rules. According to the SAFE Rules, prior registration with the local SAFE branch is required for PRC residents to establish or to control an offshore company for the purposes of financing that offshore company with assets or equity interests in an onshore enterprise located in the PRC. An amendment to registration or filing with the local SAFE branch by such PRC resident is also required for the injection of equity interests or assets of an onshore enterprise in the offshore company or overseas funds raised by such offshore company, or any other material change involving a change in the capital of the offshore company. Moreover, the SAFE Rules have retroactive effect. As a result, PRC residents who had established or acquired control of offshore companies that had made onshore investments in the PRC before promulgation of the SAFE Rules were required to complete the relevant registration procedures with the local SAFE branch by March 31, 2006. The SAFE rules define “PRC residents” to include both legal persons and natural persons who either hold legal PRC identification documents, or who habitually reside in China due to economic interests or needs. If any PRC resident fails to file its SAFE registration for an existing offshore enterprise, any dividends remitted by the onshore enterprise to its overseas parent after October 21, 2005 will be considered to be an evasion of foreign exchange purchase rules, and the payment of the dividend will be illegal. As a result, both the onshore enterprise and its actual controlling persons can be fined. In addition, failure to comply with the registration procedures may result in restrictions on the relevant onshore enterprise, including prohibitions on the payment of dividends and other distributions to its offshore parent or affiliate and capital inflow from the offshore enterprise. The PRC resident shareholders of the offshore enterprise may also be subject to penalties under Chinese foreign exchange administration regulations.

To date, we have not received any communications from, or had contact with, the PRC government with respect to SAFE Rules. Neither do we have information regarding whether our shareholders who may be subject to SAFE Rules have made necessary applications, filings and amendments as required under SAFE Rules. However, we have requested our shareholders and beneficial owners who may be subject to SAFE Rules to make the necessary applications, filings and amendments as required under SAFE Rules. We have advised these shareholders and beneficial owners to comply with the relevant requirements. However, we cannot provide any assurance that all of our shareholders and beneficial owners who may be PRC residents will comply with our request to make or obtain any applicable registrations or comply with other requirements required by SAFE Rules. The failure or inability of our PRC resident shareholders or beneficial owners to make any required registrations or comply with other requirements may subject such shareholders or beneficial owners to fines and legal sanctions and may also limit our ability to contribute additional capital into or provide loans to our PRC subsidiaries, limit the ability of our PRC subsidiaries to pay dividends or otherwise distribute profits to us, or otherwise adversely affect us.

In January 2007, SAFE promulgated the Detailed Rules for the Implementation of the Measures for the Administration of Individual Foreign Exchange, and the Operating Rules on the Foreign Exchange Administration of the Evolvement of Domestic Individuals in the Employee Stock Ownership Plans and Share Option Schemes of Overseas Listed Companies, or “Circular 78.” Under Circular 78, where PRC domestic individuals are involved in the employee stock ownership plans or share option schemes of overseas listed companies, such plans or schemes must be submitted to competent foreign exchange administration authorities for approval, and the PRC employees shall entrust its agent or the affiliates or branches of the overseas listed company to apply to competent authorities for purchasing certain amount of foreign exchange at certain times each year, in order to purchase the stock or exercise its option right under the employee stock ownership plans or the share option schemes within the amounts approved by the authorities. In addition, the PRC employees involved must declare the progress of such plans or schemes to the administration authorities periodically. All the proceeds obtained by such employees from the overseas listed company through the employee stock ownership plans or the share option schemes, or from sale of the shares of such overseas listed company, after deducting relevant fees and costs incurred overseas, shall be remitted to the domestic account of the employees in full amount. As of the date of this  Form F-1, no employee share option has been granted and is outstanding under the current share option scheme. All the options for the shares of our Company to be granted to and all the stock ownership plans to be made for our PRC employees in the future, including exercise of the option rights and performance of such plans, would be subject to Circular 78 since we become an overseas listed company. If we or our PRC employees fail to comply with the provisions of Circular 78, we and/or our PRC employees may be subject to fines and legal sanctions imposed by the SAFE or other PRC government authorities. If our PRC employees fail to obtain the approval from or make relevant registrations with SAFE or its local branches, it will prevent us from conducting the share option schemes or the stock ownership plans for our PRC employees. In addition, it may impose cost on us for obtaining the approval from SAFE or its local branches in connection with the foreign exchange registration.

In addition, the PRC employees involved in the Incentive Plan must be subject to approval by the competent foreign exchange administration authorities and make the registrations as required under Circular 78. We cannot assure you that the administration authorities would approve the Incentive Plan, or permit such PRC employees to go through the registration procedures. If this occurs, the management, operations and financial conditions of the listed company may be adversely affected.

The discontinuation of any preferential tax treatment currently available to us and the increase in the enterprise income tax in the PRC could in each case result in a decrease in our profits and materially and adversely affect our results of operations.

According to Lan Zheng Fa (2006) No. 14 issued by Lanxi County People’s Government on August 20, 2006, Lanxi Sunrise is enjoying a loan interest discount of approximately $12.58 million over a six-year period, and Lanxi Sunrise was awarded a subsidy equivalent to the income taxes payable by the company to the PRC State Administration of Taxation and local administration of taxation for three years. Upon expiration of the three-year period, Lanxi Sunrise will enjoy a subsidy equivalent to the income taxes payable by the company to the local administration of taxation for two years. The discontinuation of such preferential tax treatment currently available to us will result in a decrease in our profits.

 Under the EIT Law, we and/or Bright may be classified as a “resident enterprise” of the PRC. Such classification could result in PRC tax consequences to us and our non-PRC shareholders and/or Bright.

Under the Enterprise Income Tax Law of the PRC (“EIT Law”), which became effective on January 1, 2008, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes, although the dividends paid to one resident enterprise from another may qualify as “tax-exempt income.” The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. The EIT Law and its implementing rules are relatively new and ambiguous in terms of some definitions, requirements and detailed procedures, and currently no official interpretation or application of this new “resident enterprise” classification is available; therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we and/or Bright is a “resident enterprise” for PRC enterprise income tax purposes, a number of PRC tax consequences could follow. First, we and/or Bright may be subject to enterprise income tax at a rate of 25% on our worldwide taxable income, as well as PRC enterprise income tax reporting obligations. Second, although under the EIT Law and its implementing rules, dividends paid to us from our PRC Subsidiary through Bright (assuming we and Bright are treated as resident enterprises under the EIT Law) may qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to PRC withholding tax. Finally, if we are determined to be a resident enterprise under the EIT Law, it could result in a situation in which a 10% PRC tax is imposed on dividends we pay to our non-PRC shareholders and gains derived by our non-PRC shareholders from transferring our shares, if such income is considered PRC-sourced income by the relevant PRC authorities.

If any such PRC tax applies, a non-PRC shareholder may be entitled to a reduced rate of PRC tax under an applicable income tax treaty and/or a deduction of such PRC tax against such shareholder’s domestic taxable income or a foreign tax credit in respect for such PRC tax against such shareholder’s domestic income tax liability (subject to applicable conditions and limitations). You should consult with your own tax advisors regarding the applicability of any such taxes, the effects of any applicable income tax treaties, and any available deductions or foreign tax credits.

Changes in PRC government policy on foreign investment in China may adversely affect our business and results of operations.

Our PRC subsidiary is a foreign invested enterprise. As we conduct a significant portion of our businesses through a foreign investment enterprise in the PRC, we are subject to restrictions on foreign investment policies imposed by the PRC law from time to time. Generally, foreign invested enterprises enjoy more favorable tax treatment in the form of tax incentives and other preferential policies but are subject to more stringent restrictions in their business operations. If we cannot obtain approval from relevant approval authorities to engage in businesses that become restricted or prohibited for foreign investors, we may be forced to sell or restructure the businesses that have become restricted or prohibited for foreign investment. If we are forced to adjust our business portfolio as a result of changes in government policy on foreign investment, our business, financial condition and results of operations would likely be materially adversely affected.

Changes in PRC laws and regulations on labor and employee benefits may adversely affect our business and results of operations.

As we conduct a significant portion of our business through our PRC subsidiary, we are subject to PRC laws and regulations on labor and employee benefits. In recent years, the PRC government has implemented policies to strengthen the protection of employees and obligate employers to provide more benefits to their employees. In addition, an employment contract law came into effect in China on January 1, 2008. The PRC employment contract law and related legislations require more benefits to be provided to employees, such as an increase in pay or compensation for termination of employment contracts. As a result, we expect to incur higher labor costs, which would have an adverse impact on our business and results of operations.

We may be unable to complete a business combination transaction efficiently or on favorable terms due to complicated merger and acquisition regulations that became effective on September 8, 2006.

On August 8, 2006, six PRC regulatory agencies promulgated the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors, which became effective on September 8, 2006. This new regulation, among other things, governs the approval process by which a PRC company may participate in an acquisition of assets or equity interests. Depending on the structure of the transaction, the new regulation will require the PRC parties to make a series of applications and supplemental applications to the government agencies. In some instances, the application process may require the presentation of economic data concerning a transaction, including appraisals of the target business and evaluations of the acquirer, which are designed to allow the government to assess the transaction. Government approvals will have expiration dates by which a transaction must be completed and reported to the government agencies. Compliance with the new regulations is likely to be more time consuming and expensive than in the past and the government can now exert more control over the combination of two businesses. Accordingly, due to the new regulation, our ability to engage in business combination transactions has become significantly more complicated, time consuming and expensive, and we may not be able to negotiate a transaction that is acceptable to our shareholders or sufficiently protect their interests in a transaction.

The new regulation allows PRC government agencies to assess the economic terms of a business combination transaction. Parties to a business combination transaction may have to submit to MOFCOM and other relevant government agencies an appraisal report, an evaluation report and the acquisition agreement, all of which form part of the application for approval, depending on the structure of the transaction. The regulations also prohibit a transaction at an acquisition price obviously lower than the appraised value of the PRC business or assets and in certain transaction structures, require that consideration must be paid within defined periods, generally not in excess of a year. The regulation also limits our ability to negotiate various terms of the acquisition, including aspects of the initial consideration, contingent consideration, holdback provisions, indemnification provisions and provisions relating to the assumption and allocation of assets and liabilities. Transaction structures involving trusts, nominees and similar entities are prohibited. Therefore, such regulation may impede our ability to negotiate and complete a business combination transaction on financial terms that satisfy our investors and protect our shareholders’ economic interests.

The approval of the China Securities Regulatory Commission may be required in connection with an offering of our securities under PRC regulations, and, if required, we cannot currently predict whether we would be able to obtain such approval.

On August 8, 2006, six PRC regulatory agencies, including the China Securities Regulatory Commission, or “CSRC,” MOFCOM the State-Owned Assets Supervision and Administration Commission, or “SASAC”, the State Administration of Taxation, or “SAT”, the State Administration for Industry and Commerce, or “SAIC” and SAFE jointly promulgated the Regulation on Mergers and Acquisitions of Domestic Companies by Foreign Investors, which became effective on September 8, 2006 and was amended on June 22, 2009 (the “M&A Regulation”). This M&A Regulation, among other things, has certain provisions that purport to require offshore special purpose vehicles, or “SPVs”, formed for the purpose of listing of the equity interests in the PRC companies on an overseas stock exchange and directly or indirectly controlled by PRC individuals or companies to obtain approval from the CSRC prior to listing their securities on an overseas stock exchange. The application of this M&A Regulation remains unclear with no consensus currently existing among the leading PRC law firms regarding the scope and applicability of the CSRC approval requirement. On September 21, 2006, the CSRC published on its official website a notice specifying the documents and materials that are required to be submitted for obtaining CSRC approval. As the application of this M&A rule is currently unclear and since the M&A Regulation was promulgated, the PRC government has not issued the implementing rules, and there may be some uncertainties as to how this M&A Regulation will be interpreted or implemented. If the CSRC or another PRC regulatory agency subsequently were to determine that the CSRC approval is required for an offering, we could face sanctions by the CSRC or other PRC regulatory agencies. If this happens, these regulatory agencies may impose fines and penalties on our operations in the PRC, limit our operating privileges in the PRC, delay or restrict the repatriation of the proceeds from this transaction into the PRC, restrict or prohibit payment or remittance of dividends by its PRC subsidiaries, or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our ordinary shares. The CSRC or other PRC regulatory agencies may also take actions requiring or advising us to halt such an offering.

 The approval of MOFCOM may be required in connection with the acquisition of Lanxi Sunrise by Bright under PRC regulations, and, if required, we cannot currently predict whether we will be able to obtain such approval.

The M&A Regulation also established additional procedures and requirements that could make merger and acquisition activities by foreign investors in China more time-consuming and complex, including requirements in some instances that the approval of the MOFCOM or its competent local office shall be required in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Where a PRC enterprise or individual intends to acquire a domestic PRC affiliate in the name of a foreign company which the enterprise or the individual lawfully established or controls, such transaction shall be treated as a “related acquisition” and subject to the examination and approval of the MOFCOM. Regarding the transaction between Bright and Lanxi Sunrise, we cannot guarantee you that relevant PRC government authorities will not determine that approval of the MOFCOM was required at the time of the acquisition. If relevant PRC government authorities deem such transactions to be a related acquisition subject to the M&A Regulation, we may have violated the M&A Regulation and could be subject to administrative fines and other penalties from relevant PRC authorities, and we may be required to obtain approval for such transactions from the MOFCOM and could be required to divest Lanxi Sunrise, in which case we would lose the benefit of the revenues from such entity, which is substantial. There are no specific declarations of fines or penalties for such violations under current PRC laws and regulations and so the penalties we may suffer are uncertain. In the future, we may grow our business in part by acquiring additional businesses in China. Compliance with the requirements of the M&A Regulation to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval from the MOFCOM or its competent local office, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand business.

If there are any adverse public health developments in China, our business and operations may be severely disrupted.

Any prolonged occurrence of avian flu, severe acute respiratory syndrome, or “SARS,” swine flu, or other adverse public health developments in China or other regions where we have an operation or presence may have a material adverse effect on our business operations. These could include the ability of our personnel to travel or to promote our services within China or at other regions where we have an operation or presence, as well as temporary closure of our facilities. In particular, there have been reports of occurrences of avian flu and swine flu in various parts of China in recent years, including confirmed human cases. In response, the PRC government has authorized local governments to impose quarantine and other restrictions on movements of people and goods in the event of an epidemic. Any closures or travel or other operational restrictions would severely disrupt our business operations and adversely affect our results of operations. We have not adopted any written preventive measures or contingency plans to combat any future outbreak of avian flu, SARS, swine flu, or any other epidemic.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based on United States or other foreign laws against us, our management or the experts named in this  Form F-1.

We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, most of our directors and executive officers reside within China. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon some of our directors and senior executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. It would also be difficult for investors to bring an original lawsuit against us or our directors or executive officers before a Chinese court based on U.S. federal securities laws or otherwise. Moreover, our PRC legal counsel has advised us that the PRC does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgment of courts. As such, recognition and enforcement in China of judgments against us, our directors, executive officers or the experts named in this Form F-1 obtained from a court in any of those jurisdictions may be difficult or impossible to enforce.

The Chinese government could change its policies toward private enterprise or even nationalize or expropriate private enterprises, which could result in the total loss of our investment in that country.

Our business is subject to significant political and economic uncertainties and may be adversely affected by political, economic and social developments in China. Over the past several years, the Chinese government has pursued economic reform policies including the encouragement of private economic activity and greater economic decentralization. The Chinese government may not continue to pursue these policies or may significantly alter them to our detriment from time to time with little, if any, prior notice.

Changes in policies, laws and regulations or in their interpretation or the imposition of confiscatory taxation, restrictions on currency conversion, restrictions or prohibitions on dividend payments to shareholders, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business. Nationalization or expropriation could even result in the total loss of our investment in China and in the total loss of your investment in us.

Contract drafting, interpretation and enforcement in China involve significant uncertainty, which could leave us vulnerable to legal disputes and challenges related to our contracts.

We have entered into numerous contracts governed by PRC law, many of which are material to our business. As compared with contracts in the United States, contracts governed by PRC law tend to contain less detail and are not as comprehensive in defining contracting parties’ rights and obligations. As a result, contracts in China are more vulnerable to disputes and legal challenges. In addition, contract interpretation and enforcement in China is not as developed as in the United States, and the result of any contract dispute is subject to significant uncertainties. Therefore, we cannot assure you that we will not be subject to disputes under our material contracts, and if such disputes arise, we cannot assure you that we will prevail.

If our land use rights are revoked, we would have no operational capabilities.

Under Chinese law land is owned by the state or rural collective economic organizations. The state issues to the land users the land use right certificate. Land use rights can be revoked and the land users forced to vacate at any time when redevelopment of the land is in the public interest. The public interest rationale is interpreted quite broadly and the process of land appropriation may be less than transparent. Each of our facilities relies on these land use rights as the cornerstone of their operations, and the loss of such rights would have a material adverse effect on our company.

We could be liable for damages for defects in our products pursuant to the Tort Liability Law of the PRC.

The Tort Liability Law of the People’s Republic of China, which was passed during the 12th Session of the Standing Committee of the 11th National People’s Congress on December 26, 2009, states that manufacturers are liable for damages caused by defects in their products and sellers are liable for damages attributable to their fault. If the defects are caused by the fault of third parties such as the transporter or storekeeper, manufacturers and sellers are entitled to claim for compensation from these third parties after paying the compensation amount.

We are subject to a variety of environmental laws and regulations related to our manufacturing operations. Our failure to comply with environmental laws and regulations may have a material adverse effect on our business and results of operations.

Our manufacturing process generates noise, waste water, gaseous and other industrial wastes and we are required to comply with national and local regulations regarding environmental protection. We may not have all necessary environmental permits to conduct our business as it is presently conducted or control the use of, or may not be able to restrict adequately the discharge of hazardous substance. We are now in the process of applying for the waste disposal permit.  Our failure to obtain such permit on time may result in fines or penalties to us and may have an adverse affect on our operations.  If we fail to comply with any environmental regulations, we may be required to pay substantial fines, suspend production or cease of operations. Additionally, these regulations may change in a manner that could have a material adverse effect on our business, results of operations and financial condition. We have made and will continue to make capital and other expenditures to comply with environmental requirements.

We face uncertainty from China’s Circular on Strengthening the Administration of Enterprise Income Tax on Non-Resident Enterprises’ Share Transfer that was released in December 2009 with retroactive effect from January 1, 2008.

The Chinese State Administration of Taxation, or “SAT,” released a circular (Guoshuihan No. 698, or “Circular 698”) on December 10, 2009 that addresses the transfer of shares by nonresident companies.  Circular 698, which is effective retroactively to January 1, 2008, may have a significant impact on many companies that use offshore holding companies to invest in China.  Circular 698, which provides parties with a short period of time to comply with its requirements, indirectly taxes foreign (non-PRC) companies, or foreign investors, on gains derived from the indirect sale of a Chinese company.  Where a foreign investor indirectly transfers equity interests in a Chinese resident enterprise by selling the shares in an offshore holding company, and the latter is located in a country or jurisdiction where the actual tax burden is less than 12.5% or where the offshore income of its residents is not taxable, the foreign investor is required to provide the tax authority in charge of that Chinese resident enterprise with certain relevant information within 30 days of the execution of the equity transfer agreement. Moreover, where a foreign investor indirectly transfers equity interests in a Chinese resident enterprise through an abuse of form of organization and there are no reasonable commercial purposes such that the corporate income tax liability is avoided, the PRC tax authority will have the power to re-assess the nature of the equity transfer in accordance with PRC’s “substance-over-form” principle and deny the existence of the offshore holding company that is used for tax planning purposes.

There is uncertainty as to the application of Circular 698.  For example, while the term “indirectly transfer” is not defined, it is understood that the relevant PRC tax authorities have jurisdiction regarding requests for information over a wide range of foreign entities having no direct contact with China. Moreover, the relevant PRC taxing authority has not yet promulgated any formal provisions or formally declared or stated how to calculate the actual tax burden in the country or jurisdiction of the offshore holding company and the extent of the disclosure to the tax authority in charge of the Chinese resident enterprise (or the process by which such disclosure should be made).  In addition, there are not any formal declarations with regard to how to decide “abuse of form of organization” and “reasonable commercial purpose,” which can be utilized by us to determine if our company complies with Circular 698.  As a result, we (or a foreign investor in us) may become at risk of being taxed under Circular 698 and we (or such foreign investor) may be required to expend valuable resources to comply with Circular 698 or to establish that we (or such foreign investor) should not be taxed under Circular 698, which could have a material adverse effect on our financial condition and results of operations (or such foreign investor’s investment in us).

Risks Relating to Our Ordinary Shares

Our Company, as a foreign private issuer, has limited reporting requirements under the Securities Exchange Act of 1934, as amended, which makes it less transparent than a United States issuer.

We are exempt from the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions. Also, we are not required to publish financial statements as frequently, as promptly or containing the same information as United States companies. As a result, we may be less transparent than a U.S. issuer.

Our ordinary shares are currently quoted only on the OTC Bulletin Board, which may have an unfavorable impact on our stock price and liquidity.

Our ordinary shares are currently quoted on the OTC Bulletin Board. The OTC Bulletin Board is a significantly more limited market than the New York Stock Exchange or NASDAQ system. The quotation of our shares on the OTC Bulletin Board may result in a less liquid market available for existing and potential shareholders to trade shares of our ordinary shares, could depress the trading price of our ordinary shares and could have a long-term adverse impact on our ability to raise capital in the future.

We are subject to penny stock regulations and restrictions.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. As of December 9, 2010, the closing bid price for our ordinary shares was $1.46 per share and our shares are considered to be a “penny stock.”  As a “penny stock,” our ordinary shares may become subject to Rule 15g-9 under the Exchange Act of 1934, or the “Penny Stock Rule.” This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our Ordinary Shares will qualify for exemption from the Penny Stock Rule. In any event, even if our ordinary shares were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

One of our shareholders holds a significant percentage of our outstanding voting securities.

Mr. Gao, who is our Chief Executive Officer and chairman, controls approximately 40.12% of our outstanding voting securities through a contractual agreement with a 40.12% shareholder, which is Creation International Development Investments Limited, the sole registered shareholder of which is Mr. Gabriele Sanesi. As a result, Mr Gao possesses significant influence, giving him the ability, among other things, to prevent proposed significant corporate transactions. His ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer, all of which may prevent us from implementing our business strategies.

The market price for our Ordinary Shares may be volatile.

The market price for our Ordinary Shares is likely to be highly volatile and subject to wide fluctuations in response to factors including the following:

•	actual or anticipated fluctuations in our quarterly operating results and changes or revisions of our expected results;

•	changes in financial estimates by securities research analysts;

•	announcements by us and our affiliates or our competitors of new products, acquisitions, strategic relationships, joint ventures or capital commitments;

•	addition or departure of our senior management and key research and development personnel;

•	fluctuations of exchange rates between the Renminbi and the U.S. dollar;

•	litigation related to our intellectual property;

•	release or expiry of lock-up or other transfer restrictions on our outstanding ordinary shares; and

•	sales or perceived potential sales of our ordinary shares.

In addition, the securities market has from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also have a material adverse effect on the market price of our ordinary shares.

There will be a substantial number of our Ordinary Shares available for sale in the future that may adversely affect the market price of our Ordinary Shares.

We currently have an authorized share capital of 500,000,000 ordinary voting shares with a par value of $0.002 per share, of which 20,412,203 are issued and outstanding. Our outstanding shares are currently eligible for resale under Rule 144. Sales of substantial amounts of ordinary shares, or the perception that such sales could occur under Rule 144 or otherwise, could reduce the market price of our ordinary shares and could impair our ability to raise capital through the sale of our equity securities. The availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our ordinary shares.

Cayman Islands law may be less protective of shareholder rights than the laws of the U.S. or other jurisdictions.

We were incorporated as an exempted company under the laws of the Cayman Islands. Our corporate affairs are governed by our memorandum and articles of association, the Companies Law (2009 Revision) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against our directors and us, the rights of minority shareholders to institute actions, and the fiduciary responsibilities of our directors to us are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from judicial precedent in the Cayman Islands as well as from English common law, the latter of which has persuasive, but not binding, authority on a court in the Cayman Islands. Any shareholder of a company may petition the Court which may make a winding up order if the Court is of the opinion that it is just and equitable that the company should be wound up or, as an alternative to a winding up order, (a) an order regulating the conduct of the company’s affairs in the future, (b) an order requiring the company to refrain from doing or continuing an act complained of by the shareholder petitioner or to do an act which the shareholder petitioner has complained it has omitted to do, (c) an order authorizing civil proceedings to be brought in the name and on behalf of the company by the shareholder petitioner on such terms as the Court may direct, or (d) an order providing for the purchase of the shares of any shareholders of the company by other shareholders or by the company itself and, in the case of a purchase by the company itself, a reduction of the company’s capital accordingly. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law may be different to those provided for under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests in the face of actions taken by management, our directors or principal shareholders than they would as a shareholder of a U.S. company.

Your ability to bring an action against us or against our directors and executive officers, or to enforce a judgment against us or them, will be limited.

We are not incorporated in the United States. We are a Cayman Islands exempted company, Bright is a Republic of Vanuatu company and Lanxi Sunrise  is a PRC company, and some of our officers and directors reside outside the United States. We conduct our business outside the United States, and substantially all of our assets are located outside the United States. Most of our directors and executive officers are non-U.S. citizens and reside, and substantially all of the assets of those persons are located, outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under U.S. securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands or the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and executive officers. In addition, there is uncertainty as to whether the courts of the Cayman Islands or the PRC would (i) recognize or enforce judgments of U.S. courts against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in the Cayman Islands or the PRC against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

We may not be able to pay any dividends on our ordinary shares.

Under Cayman Islands law, we may only pay dividends out of our profits or our share premium account subject to our ability to service our debts as they become due in the ordinary course of business. Our ability to pay dividends will therefore depend on our ability to generate sufficient profits. We cannot give any assurance that we will declare dividends of any amounts, at any rate or at all in the future. We have not paid any dividends in the past. Future dividends, if any, will be at the discretion of our board of directors and will depend upon our results of operations, our cash flows, our financial condition, the payment of our subsidiaries of cash dividends to us, our capital needs, future prospects and other factors that our directors may deem appropriate. You should refer to the “Dividend Policy” section in this Registration Statement for additional information regarding our current dividend policy for additional legal restrictions on the ability of our PRC subsidiaries to pay dividends to us.

In addition, due to the failure of the Measures to define or interpret the terms “non-profit,” “for-profit” or “for the purpose of making a profit” as they relate to our business, we cannot assure you that the PRC government authorities will not request our subsidiaries to use their after-tax profits for their own development and restrict our subsidiaries’ ability to distribute their after-tax profits to us as dividends.

Volatility in the price of our Ordinary Shares may result in shareholder litigation that could in turn result in substantial costs and a diversion of our management’s attention and resources.

The financial markets in the Unites States and other countries have experienced significant price and volume fluctuations, and market prices of textile companies have been and continue to be extremely volatile. Volatility in the price of our ordinary shares may be caused by factors outside of our control and may be unrelated or disproportionate to our results of operations. In the past, following periods of volatility in the market price of a public company’s securities, shareholders have frequently instituted securities class action litigation against that company. Litigation of this kind could result in substantial costs and a diversion of our management’s attention and resources.

INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

This Form F-1 contains forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements include information about our possible or assumed future results of operations or our performance. Words such as “expects,” “intends,” “plans,” “believes,” “anticipates,” “estimates,” and variations of such words and similar expressions are intended to identify the forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to be correct. These statements involve known and unknown risks and are based upon a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. Actual results may differ materially from those expressed or implied by such forward-looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements contained in this Form F-1, or the documents to which we refer you in this Form F-1, to reflect any change in our expectations with respect to such statements or any change in events, conditions or circumstances on which any statement is based.

China Linen Textile Industry Ltd. is a Cayman Islands company that is referred to in this Form F-1, as “China Linen” “the Company,” “we,” “us,” or “our.”

MARKET AND INDUSTRY DATA

This prospectus includes market and industry data and forecasts that we have developed from independent consultant reports, publicly available information, various industry publications, other published industry sources and our internal data and estimates.  Independent consultant reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable.

Our internal data and estimates are based upon information obtained from our investors, trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions.  Although we believe that such information is reliable, we have not had this information verified by any independent sources.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our Ordinary Shares by the selling stockholders.

We have received gross proceeds of approximately $7 million and net proceeds of approximately $6.4 million from the sale and issuance of the 7.5% Notes to the selling stockholder pursuant to a Purchase Agreement on November 3, 2010.   We cannot guarantee that all or even any of the Notes will be converted Ordinary Shares by the selling stockholders.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Our Ordinary Shares are traded on the Over-the-Counter Bulletin Board under the symbols CTXIF.OB.  The following table sets forth the high and low closing prices of our Ordinary Shares on the over-the-counter bulletin board for the periods indicated from November 1, 2009 through December 9, 2010.  Prior to November 1, 2009, however, there was limited trading of our ordinary shares. The over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions:

	Ordinary Shares
	High	Low
Annual Highs and Lows
2009 (from November 1 through December 31) (1)	$1.89	$0.45
2010 (through December 9, 2010)	1.99	0.80

Quarterly Highs and Lows
2009
Fourth Quarter	$1.89	$0.45
2010
First Quarter	$1.90	$1.32
Second Quarter	1.90	0.80
Third Quarter	1.65	0.81

Monthly Highs and Lows
February 2010	1.75	1.19
March 2010	1.99	1.46
April 2010	1.89	1.52
May 2010	1.72	1.01
June 2010	1.60	0.80
July 2010	1.20	0.81
August 2010	1.65	0.86
September 2010	1.65	1.30
October 2010	1.55	1.26
November 2010	1.55	1.15

(1)	There were a limited number of trades of our Ordinary Shares during the period prior to November 1, 2009, which are not meaningful to report.

Number of Holders.  As of December 9, 2010, there were 115 holders of record of our outstanding ordinary shares, though we believe that the number of beneficial holders is significantly greater.

DIVIDEND POLICY

We have not paid cash dividends on any of our ordinary shares since formation and we do not anticipate paying any dividends on our outstanding ordinary shares in the foreseeable future. We plan to retain any earnings to finance the development of the business and for general corporate purposes.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

OVERVIEW

China Linen Textile Industry, Ltd. (“Company,” “we,” “us,” “our,” or “our company”) is an exempted company incorporated under the Companies Law (1998 Revision) of the Cayman Islands on February 3, 2000.

We are an exempted company incorporated under the Companies Law (1998 Revision) of the Cayman Islands on February 3, 2000 as Aquasol Envirotech, Ltd. On June 9, 2008, we changed our name to China Linen Textile Industry, Ltd. On July 9, 2008, we acquired all of the shares of capital stock of Bright International Group Co., Ltd., or “Bright,” from its shareholders in exchange for the issuance of 18,963,005 of our ordinary shares and Bright became our wholly owned subsidiary. Through Bright, which is the registered beneficial owner of 95% of Heilongjiang Lanxi Sunrise Linen Textile Industry Co., Ltd., or “Lanxi Sunrise,” we are engaged in research, production and sales of linen textile products. Mr. Ren Gao, our chief executive officer and chairman, is the owner of the remaining 5% of Lanxi Sunrise.

On November 24, 2010, Lanxi Sunrise completed the acquisition of Lanxi Tianxianfang Linen Co., Ltd (“Lanxi Tianxianfang”).  Through Lanxi Tianxianfang we are engaged in yarn-spinning and bleaching.

The linen industry chain involves a 5-step process including (i) fiber production; (ii) yarn spinning; (iii) fabric weaving; (iv) bleaching; and (v) dyeing and finishing. Our current operations are focused on three of the steps in this process: yarn spinning, fabric weaving and bleaching. In the future, we plan to expand our operations to other segments of the industry chain including dyeing and finishing and the production of its own supply of flax.

We import flax primarily from France, Belgium and Egypt. The raw flax is put through a multi-step process at our manufacturing facility to make yarn. A portion of the yarn is sold to customers and a portion is used by us to weave various types of linen fabric. Our primary products include linen yarn, linen fabric, gray linen fabric, linen/cotton interwoven fabric and linen/rayon interwoven fabric.

We operate one yarn-spinning factory, one bleaching factory and two weaving factories at our facility in Lanxi County, PRC. The main products we produce at this facility are linen yarn and linen fabric. We also design and produce other linen fabrics in various specifications requested by our customers including linen fabric, interwoven or blended fabrics including both cotton/linen blend and a rayon/linen blend, semi-bleached fabric, piece-dyed fabric and jacquard fabric.

We process raw flax into yarn through an automated multi-step process. The annual production capacity totals approximately 2,220 tons with 50 different types of yarn and 10 million meters of fabric with 110 types including linen gray fabric, linen fabric, blended or interwoven fabric such as cotton/linen and rayon/linen blends, and semi-bleached linen fabric. The revenue for sales of linen fabric accounted for 89% and linen yarn accounted for 11% of our sales revenue in the third quarter of 2010.

We do not currently have our own yarn-dying facility. We subcontract this portion of the production process when required by customer specifications.

Our products and services are divided into four principal groups:

Linen Fabric

We can produce over 100 types of linen fabric. We mainly produce linen gray fabric and semi-bleached fabric. Linen fabric is produced by arranging the flax yarn both horizontally and vertically on the loom during the production process. Linen gray fabric is the main raw material for dyeing and finishing plants. In the future, we plan to expand our production of linen fabric in order to accomplish our development strategy.

 Linen Yarn

Linen yarn is thin and long, which has tensile strength and flexibility due to being twisted through several processes. Linen yarn is an unfinished product in linen textile industry, and is a main raw material for weaving. Linen yarn is supplied to weaving mills to process into fabric. There are approximately 50 types of yarn produced by our company, which are mainly used by us for weaving fabric. In the future, we plan to increase our production capacity of linen yarn in order to accomplish our development strategy.

Linen Fabric Processing

We have a subcontracting business that processes linen yarn provided by other factories into linen fabric by using our weaving machines, for which we charge a processing fee. In the third quarter of 2010, we did not accept any subcontracting business for linen fabric processing because we were operating at maximum capacity and were unable to meet demand from our own customers. Although we intend to continue this line of business, it will not be our primary source of revenue or focus and is not part of our long-term growth strategy.

Linen Yarn Processing

We have a subcontracting business that processes flax provided by other factories into linen yarn by using our weaving machines, for which we charge a processing fee. In the third quarter of 2010, we did not accept any subcontracting business for linen yarn processing because we were operating at maximum capacity and were unable to meet own demand from our own customers. Although we intend to continue this line of business, it will not be our primary source of revenue or focus and is not part of our long-term growth strategy.

Distribution and Marketing

Our products are sold to both wholesalers and retailers. Both the import of raw materials and the export of finished goods are partially done through Agency Agreements with Harbin Zhongyi Sunshine Linen Co., Ltd. (“Harbin Zhongyi”) and Harbin Sunshine Linen Textile Co., Ltd. (“Harbin Sunshine”), our affiliates, which are controlled by Gao Ren, our chief executive officer and chairman. Under the terms of the Agency Agreements, Harbin Zhongyi and Harbin Sunshine purchase and import flax on our behalf and resell it to us at a price equal to cost plus 6%. Harbin Zhongyi and Harbin Sunshine also act as our agents for export of finished goods, but do not charge a fee as part of the export process. Accordingly, finished goods to be exported are sold to Harbin Zhongyi and Harbin Sunshine at a price equal to the price to be paid by the overseas buyer of the goods. In the first nine months of 2010, the amount of products sold to Harbin Zhongyi accounted for 6.9% of total revenue, the amount sold to Harbin Sunshine was 0.6% of total revenue. The amount of purchase from Harbin Zhongyi accounted for 20.7% of total purchase.

Harbin Zhongyi was established in 2006 and Harbin Sunshine was established in 1997, engaging in the import/export business and having special licenses from the central government of the PRC which allow them to take advantage of waivers of import/export taxes created to encourage business development in certain areas of northeast China. By importing raw materials and exporting finished goods through Harbin Zhongyi and Harbin Sunshine, we are able to benefit from the special licenses held by Harbin Zhongyi and Harbin Sunshine. In the process of distributing finished goods, we also benefit from our Agency Agreements with Harbin Zhongyi and Harbin Sunshine by taking advantage of long-term customer contacts established by Harbin Zhongyi and Harbin Sunshine.

As a result of the acquisition of Lanxi Tianxianfang, we have increased our yarn spinning production capacity. Further, we have extended the industry chain of production by adding the step of bleaching in the production of linen fabric.

RESULTS OF OPERATIONS

Nine months ended September 30, 2010 as compared to Nine months ended September 30, 2009

Overview

	Period ended September 30
	2010	2009	Change in	％ of
	US$	US$		Change
Revenue	31,616,522	20,570,248	11,046,274	53.7%
Costs of goods sold	21,772,776	14,854,716	6,918,060	46.6%
Gross profit	9,843,746	5,715,532	4,128,214	72.2%
GP Ratio	31.1%	27.8%	3.3%	11.9%
Operating expenses
Selling expenses	314,719	284,103	30,616	10.8%
General and administrative expenses	1,383,809	341,228	1,042,581	305.5%
Total operating expenses	1,698,528	625,331	1,073,197	171.6%
Operating income	8,145,218	5,090,201	3,055,017	60.0%
Other income (expense)
Interest income	161,689	188,220	(26,531)	-14.1%
Interest expense	(314,410)	(242,497)	(71,913)	29.7%
Government subsidies	1,115,895	636,517	479,378	75.3%
Other income (expense)	66,755	(4,723)	71,478	-1,513.4%
Total other income	1,029,929	557,517	472,412	84.7%
Income before tax	9,175,147	5,667,718	3,507,429	61.9%
Income tax	2,308,749	1,364,814	943,935	69.2%
Net income	6,866,398	4,302,904	2,563,494	59.6%
Other comprehensive income
Effects of foreign currency conversion	499,893	(15,239)	515,132	-3,380.4%
Comprehensive income	7,366,291	4,287,665	3,078,626	71.8%

Nine Months ended September 30, 2010 as compared to the Nine Months ended September 30, 2009

Revenues

The following table sets forth the revenues generated from each of our products, both in absolute amount and as a percentage of total revenues for the period indicated.

Segment by Product	For the Nine Months Ended September 30, 2010
Major Product	Revenue	Cost of goods sold	Gross profit	Gross profit ratio	Percentage of Total Revenue
Linen fabric	$29,959,254	20,536,744	9,422,510	31.5%	94.8%
Linen yarn	1,657,268	1,236,032	421,236	25.4%	5.2%
Subcontracting linen fabric	-0-	-0-	-0-	-0-	-0-
Subcontracting linen yarn	-0-	-0-	-0-	-0-	-0-
Total	$31,616,522	$21,772,776	$9,843,746	31.1%	100%

Segment by Product	For the Nine Months Ended September 30, 2009
Major Product	Revenue	Cost of goods sold	Gross profit	Gross profit ratio	Percentage of Total Revenue
Linen fabric	$19,020,423	13,511,195	5,509,228	29.0%	92.5%
Linen yarn	221,617	189,189	32,428	14.6%	1.1%
Subcontracting linen fabric	171,279	147,729	23,550	13.7%	0.8%
Subcontracting linen yarn	1,156,929	1,006,603	150,326	13.0%	5.6%
Total	$20,570,248	14,854,716	5,715,532	27.8%	100%

Our revenues during the nine months ended September 30, 2010 increased by approximately $11 million or 53.7% as compared with the nine months ended September 30, 2009, primarily resulting from a 57.5% increase in sales of linen fabric of approximately $10.9 million. The increase in sales of our linen fabric can be attributed to our increased efforts in marketing such fabric. Additionally we also increased the distribution channels for linen yarn which resulted in sales of $1,657,268 for the nine months ended September 30, 2010 as compared to only $221,617 for the nine months ended September 30, 2009.

We had no subcontracting business to process linen fabric or linen yarn for other companies during the nine months ended September 30, 2010 compared to revenues of $171,279 and $1,156,929 for processing linen fabric and linen yarn, respectively for other companies for the same period in 2009. We expanded our distribution channels and marketing efforts during this period and as a result, our production was operating at maximum capacity due to increased demand for our products from our own customers. Consequently we did not have spare capacity to accept any subcontracting business. If demand for our products continues, we plan to manufacture products only for ourselves.

Cost of Goods Sold

	Nine Months ended September 30, 2010		Nine Months ended September 30, 2009
Product Group	Amount	% of Goods Sold	Amount	% of Goods Sold
Linen fabric	$20,536,744	94.3%	13,511,195	91.0%
Linen yarn	1,236,032	5.7%	189,189	1.3%
Subcontracting linen fabric	-0-	-0-	147,729	1.0%
Subcontracting linen yarn	-0-	-0-	1,006,603	6.8%
Total Cost of Goods Sold	$21,772,776	100%	14,854,716	100%

Cost of goods sold increased from $14,854,716 for the nine months ended September 30, 2009 to $21,772,776 for the nine months ended September 30, 2010, representing an increase of $6,918,060(46.6%). The increase in cost of goods sold was primarily attributable to the increase in sales.

Gross Profit

Product Group	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009	Increase/ (Decrease)	% Increase/ % (Decrease)
Linen fabric	$9,422,510	5,509,228	3,913,282	71.0%
Linen yarn	421,236	32,428	388,808	1199.0%
Subcontracting linen fabric	-0-	23,550	(23,550)	(100.0)%
Subcontracting linen yarn	-0-	150,326	(150,326)	(100.0)%
Total Gross Profit	$9,843,746	5,715,532	4,128,214	72.2%

Gross profit increased by $4,128,214, or approximately 72.2% to $9,843,746 for the nine months ended September 30, 2010 as compared to $5,715,532 for the same period in 2009. The gross profit with respect to the increase in gross profit of linen fabric increased by $3,913,282 resulting from the sales volume of linen, driving the overall growth of gross profit up for the nine months ended September 30, 2010.

General and Administrative Expenses

General and administrative expenses for the nine months ended September 30, 2010 were $1,383,809, representing an increase of $1,042,581 as compared to the same period in 2009. This increase was mainly due to an increase of $639,213 in our public company compliance efforts, including an increase of $471,497 in legal and accounting fees, and an increase of $167,716 in service fees of our investor relations firm. Travel expenses increased by $68,500. Other expenses increased by $70,800. Power heating expenses increased by $ 26,500, and the maintenance expenses of the plant area increased by $15,000.

Other income

	Nine months ended September 30,
	2010	2009
Interest income	161,689	188,220
Interest expense	(314,410)	(242,497)
Government subsidies	1,115,895	636,517
Other income (expense)	66,755	(4,723)
Total other income	1,029,929	557,517

Other income totaled $1,029,929 for the nine months ended September 30, 2010, as compared to $557,517 for the same period of 2009, representing an increase of $472,412, or approximately 84.7%. This increase is mainly due to an increase of $479,378 in government subsidies received by us in the nine months ended September 30, 2010, as compared to the same period in 2009.

Interest Expense

Interest expense was $314,410 for the nine months ended September 30, 2010, which increased by $71,913, as compared to the same period in 2009. The increase was mainly attributed by foreign currency conversion resulting from changes in applicable exchange rates.

Income Tax

Income tax was $2,308,749 for the nine months ended September 30, 2010. Income tax increased by $943,935 as compared to the same period in 2009. The increase in income tax was primarily attributable to an increase of $3,507,429 in income before tax.

 Net Income

Net income was $6,866,398 for the nine months ended September 30, 2010. Net income increased by $2,563,494 or 59.6% as compared to the same period in 2009. The increase in net income was primarily attributable to an increase of $11,046,274 in revenue as compared to the same period in 2009. Income before tax increased by $3,507,429 for the nine months ended September 30, 2010, as compared to the same period in 2009, which was primarily attributable to an increase of $4,128,214 in gross profit.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2010, we had cash and cash equivalents of $4,357,753 and total current assets of $33,851,496. Management believes we have sufficient cash and current assets to fund current operations for the foreseeable future. As of September 30, 2010, we had a working capital surplus of $19,604,278. We anticipate that the combination of our sales and collection of accounts receivables, customer deposits and proceeds from bank and shareholder loans will generate sufficient cash flow to sustain our working capital needs.

As of September 30, 2010, we had outstanding loans from the Agricultural Bank of China equal to $3,583,106with an annual interest rate of 6.903%. As of December 31, 2009, we had outstanding loans from the Agricultural Bank of China equal to $4,048,583 with an annual interest rate of 6.903%. These bank loans are collateralized by our buildings and equipment.

As of September 30, 2010, we had prepaid expenses of $2,883,591compared with $2,183,219 as of December 31, 2009. This increase is primarily due to a deposit for machinery and other equipment that will be used to increase our production capacity. As of September 30, 2010, the total outstanding payments due on such machinery and equipment were $960,248.

Inventory increased from $4,862,855 as of December 31, 2009 to $7,528,371 as of September 30, 2010 as the Company purchased more raw materials to meet future sales orders.

Taxes payable decreased from $3,729,506 as of December 31, 2009 to $2,710,897 as of September 30, 2010. This decrease is due to the payment of taxes for 2007 during the nine months ended September 30, 2010.

The following chart illustrates the percentage of accounts receivable attributable to our five largest customers in the nine months ended September 30, 2010.

Customers	Percentage of Revenue	Percentage of Accounts Receivable
PETA D.O.O.R.F.	15.79%	10.35%
Shaoxing Yinxiang Linen and Cotton Textile Co. Ltd.	13.30%	18.16%
DISPLAY FASHION S.R.L	13.03%	3.70%
Shaoxing Hongda Linen and Cotton Textile Co. Ltd.	7.89%	11.38%
Harbin Zhongyi Sunshine Linen Co. Ltd.	6.86%	0%

Off-Balance Sheet Arrangements

We currently do not engage in any off-balance sheet arrangements.

Critical Accounting Policies and Estimates

1.
In the application by us of accounting policies, which are described in the notes of the unaudited financial statements, management is required to make judgments, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources.  The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant.  Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both the current and future periods.

The followings are the key assumptions concerning the future, and other key sources of estimation uncertainty at the balance sheet date, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year.

(a)	Impairment of property, plant and equipment

Our property, plant and equipment comprise a significant portion of our total assets.  Changes in technology or industry conditions may cause the estimated period of use or the value of these assets to change. Long-lived assets including property, plant and equipment are reviewed for impairment at least annually or whenever events or changes in circumstances have indicated that their carrying amounts may not be recoverable.  If any such indication exists, the recoverable amount is estimated.  The recoverable amount of an asset is the greater of its net selling price and value-in-use.  In assessing value-in-use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset, which requires significant judgment relating to level of revenue and amount of operating costs.  We use all readily available information in determining an amount that is a reasonable approximation of the recoverable amount, including estimates based on reasonable and supportable assumptions and projections of revenue and operating costs. Changes in these estimates could have a significant impact on the carrying value of the assets and could result in additional impairment charge or reversal of impairment in future periods.

(b)	Depreciation

Depreciation is calculated to write off the cost of items of property, plant and equipment, less their estimated residual value, if any, using the straight-line method over their estimated useful lives.

We review the estimated useful lives and residual values of the assets annually in order to determine the amount of depreciation expense to be recorded during any reporting period.  The useful lives and residual values are based on our historical experience with similar assets and taking into account anticipated technological changes.  The depreciation expense for future periods is adjusted if there are significant changes from previous estimates.

(c)	Impairment loss for doubtful accounts

We assess impairment loss for doubtful accounts based upon evaluation of the recoverability of the accounts receivable and other receivables at each balance sheet date.  The estimates are based on the ageing of the accounts receivable and other receivables balances, customer credit-worthiness and the historical write-off experience, net of recoveries.  If the financial condition of the customers were to deteriorate, actual write-offs would be higher than estimated.

(d)	Allowance for inventories

We make allowances for inventories based on assessment of the net realizable value of inventories.  These estimates are based on the current market condition and the historical experience of manufacturing and selling products of similar nature.  In addition, these estimates could change significantly as a result of change in customer preference and competitor actions in response to serve industry cycles. Allowance is applied to inventories where events or changes in circumstances indicate that the net realizable value is lower than the cost of inventories.  The identification of obsolete inventories required the use of judgment and estimates on the conditions and usefulness of the inventories.

Impact of Inflation

The Company believes its operations have not been and will not be materially adversely affected by inflation or changing prices in the foreseeable future.

Fiscal Years Ended December 31, 2009, 2008 and 2007

The following table summarizes the results of operations through Lanxi Sunrise during the fiscal years ended December 31, 2009, 2008 and 2007 and provides information regarding the dollar and percentage increase or (decrease) from the 2009 to 2008 fiscal period, and from the 2008 to 2007 fiscal period:

	Year Ended December 31,			2009 v 2008		2008 v 2007
Item	2009	2008	2007	Increase / (Decrease)	Increase / (% Decrease)	Increase / (Decrease)	Increase / (% Decrease)
Revenue	$29,386,131	$22,945,122	$20,782,804	$6,441,009	28.07%	2,162,318	10.40%
Cost of Goods Sold	20,675,433	17,648,852	15,075,310	3,026,581	17.15%	2,573,542	17.07%

Gross Profit	8,710,688	5,296,270	5,707,494	3,414,418	64.47%	(411,224)	(7.20)%
Operating Expenses	1,634,201	2,185,089	1,251,759	(550,888)	(25.21)%	933,330	74.56%
Other Income (expense)	795,716	952,502	623,899	(156,786)	(16.46)%	328,603	52.67%
Provision for Taxes	2,141,684	1,206,914	1,606,443	934,770	77.45%	(399,529)	(24.87)%

Net income	5,730,519	2,856,769	3,473,191	2,873,750	100.59%	(616,422)	(17.75)%
Basic and Diluted Earning per Share	$0.28	$0.15	$0.18	$0.13	86.67%	(0.03)	(16.67)%
Weighted Average Shares Outstanding	20,108,333	19,511,256	18,963,005	597,077	3.06%	548,251	2.89%

Revenue

Revenue increased from $22,945,122 for the fiscal year ended December 31, 2008 to $29,386,131 for the fiscal year ended December 31, 2009, representing an increase of $6,441,009, or approximately 28.07%. The increase in revenue was primarily attributable to increased sales volume of linen fabric.

Revenue increased from $20,782,804 the fiscal year ended December 31, 2007, to $22,945,122 for the fiscal year ended December 31, 2008, or approximately 10.40%.  The increase in revenue was primarily attributable to appreciation of Chinese Renminbi (RMB) against the US dollar which was increased from an average of 7.5709 RMB: $1 in 2007 to 6.9199 RMB to $1 in 2008.

Cost of Goods Sold

Cost of goods sold increased from $17,648,852 for the fiscal year ended 2008 to $20,675,433 for the fiscal year ended 2009, representing an increase of $3,026,581, or approximately 17.15%. The increase in cost of goods sold was primarily attributable to the increase in sales volume.

Cost of goods sold increased from $15,075,310 for the fiscal year ended December 31, 2007, to $17,648,852 for the fiscal year ended December 31, 2008, an increase of $2,573,542 or approximately 17.07%.  The increase in cost of goods sold was mainly attributable to an increase in sales volume and appreciation of RMB against US dollar during the year.

Gross Profit

Gross profit increased from $5,296,270 for the fiscal year ended December 31, 2008 to $8,710,688 for the fiscal year ended December 31, 2009, representing an increase of $3,414,418, or approximately 64.47%.  The increase in gross profit was mainly attributable to increases in sales in 2009, and because revenue per unit increased more than the cost per unit. Gross profit for the fiscal year ended December 31, 2009 was approximately 29.64% of revenues as compared to gross profit of approximately 23.10% of revenues for the fiscal year ended December 31, 2008.

Gross profit decreased from $5,707,494 for the fiscal year ended December 31, 2007 to $5,296,270 for the fiscal year ended December 31, 2008, representing a decrease of $411,224, or approximately 7.20%, which was mainly attributable to decreases in the selling prices of linen products due to the financial crisis during the fiscal year ended December 31, 2008 compared to the fiscal year ended December 31, 2007.

Operating Expenses

Operating expenses decreased by $550,888, or approximately 25.21%, in the fiscal year ended December 31, 2009 as compared to the fiscal year ended December 31, 2008.  The decrease in operating expenses was mainly attributable to a decrease of $772,716, or approximately 43.13%, in general and administrative expenses.  Generally administrative expenses decreased primarily because of a decrease in stock-based compensation, which accounted for $844,200 of operating expenses for the fiscal year ended December 31, 2008, compared with only $8,984 in the fiscal year ended December 31, 2009.

Operating expenses increased significantly by $933,330, or approximately 74.56%, in the fiscal year ended December 31, 2008 as compared to the fiscal year ended December 31, 2007.  The significant increase in operating expenses was attributable to the share based compensation costs for advisory fees of $844,200 which was from a contribution of 804,000 Ordinary Shares from shareholders in 2008. In addition, there was an increase of $87,926, or approximately 28.78% in selling expenses, which was attributable to an increase in transportation expenses during the year.  In addition, the counsel service fees accounted for $ 35,341.21 while there were no such fees in 2007.

Other Income

Other income decreased from $952,502 for the fiscal year ended December 31, 2008 to $795,716 for the fiscal year ended December 31, 2009, representing a decrease of $156,786, or approximately 16.46%.  This decrease was mainly due to a decrease in government subsidies received by Lanxi Sunrise.  For each of the years ended December 31, 2009 and 2010, Lanxi Sunrise was, and will be, entitled to receive government subsidies on local income taxes paid by it equal to 40% of its total annual income tax paid for each such year.

Other income increased significantly from $623,899 for the fiscal year ended December 31, 2007 to $952,502 for the fiscal year ended December 31, 2008, or approximately 52.67%. Other income consists of subsidy income and net interest income. The increase in other income from 2007 to 2008 is primarily attributable to improvements in both interest income and expense.  Interest income increased from $69,812 in 2007 to $175,299 in 2008, and interest expense decreased from $817,596 in 2007 to $540,203 in 2008.

Provision for Taxes

Provision for taxes increased by $934,770 or 77.5% from $1,206,914 for the fiscal year ended December 31, 2008 to $2,141,684 for the fiscal year ended December 31, 2009.  Income before tax was $7,872,203 for the fiscal year ended December 31 2009, and $4,063,683 for the fiscal year ended December 31 2008.  The decrease in operating expenses for the fiscal year ended December 31, 2009 compared to the fiscal year ended December 31, 2008 was primarily due to a decrease in stock-based compensation of $835,216, which resulted in a corresponding decrease in general and administrative expenses. Gross profit increased by $3,414,418 for the fiscal year ended December 31, 2009 compared to the fiscal year ended December 31, 2008, which was primarily due to an increase in revenue. As a result, income before tax increased by $3,808,520 for the fiscal year ended December 31, 2009 compared to the fiscal year ended December 31, 2008, and provision for taxes was accordingly increased.

Provision for taxes decreased from $1,606,443 for the fiscal year ended December 31, 2007, to $1,206,914 for the fiscal year ended December 31, 2008, which was primarily attributable to the fact that for the fiscal year beginning January 1, 2008, the enterprise income tax rate in the PRC was decreased to 25% from the previous rate of 33% in 2007.

Net income (profit after taxes)

Net income was $5,730,519 for the fiscal year ended December 31, 2009 as compared to $2,856,769 for the fiscal year ended December 31, 2008, representing an increase of $2,873,750, or approximately 100.59%.  This increase in net income is primarily attributable to the below reasons.  Revenue increased $6,441,009 for the fiscal year ended December 31, 2009 compared to the fiscal year ended December 31, 2008. Gross profit increased by $3,414,418 for the fiscal year ended December 31, 2009 compared to the fiscal year ended December 31, 2008, which was primarily due to the increase in revenue.  The decrease in operating expenses for the fiscal year ended December 31, 2009 compared to the fiscal year ended December 31, 2008 was primarily due to a decrease in stock-based compensation of $835,216, which resulted in a $550,888 decrease in operating expenses for the fiscal year ended December 31, 2009.  Income before tax was $7,872,203 for the fiscal year ended December 31, 2009 compared to $4,063,683 for the fiscal year ended December 31, 2008, which accordingly resulted in an increase in net income.

Net income was $2,856,769 for the fiscal year ended December 31, 2008 as compared to $3,473,191 for the fiscal year ended December 31, 2007, representing a decrease of $616,422, or approximately 17.75%. The significant decrease in net income in 2008 compared to 2007 is primarily attributable to the share based compensation costs charged to operations in 2008 as a result of the contribution of 804,000 Ordinary Shares from certain shareholders for advisory services rendered to the Company, for which there was no such charge in 2007.

Inflation

The Company believes its operations have not been and will not be materially adversely affected by inflation or changing prices in the foreseeable future.

Foreign Currency Translation Gain

The Company’s operating subsidiary is located in China.  Its functional and reporting currency is the Chinese Renminbi (“RMB”).  The Company does not engage in currency hedging.

We incurred a foreign currency translation gain of $32,149 for the year ended December 31, 2009 as compared with a foreign currency translation gain of $764,910 for the fiscal year ended December 31, 2008.   We used different exchange rates in translating Renminbi into U.S. dollars in our financial statements for the two fiscal years.  Owners equity was translated at historic rates, assets and liabilities were translated at the applicable exchange rates on December 31, 2009 and 2008, respectively, and income and expenses during the year were translated at applicable average monthly end rates for 2009 and 2008, respectively.

Chinese Economic, Fiscal, Monetary and other Policy

The Company’s majority-owned operating subsidiary Lanxi Sunrise is located in China and the company uses RMB as its functional currency, therefore, changes in Chinese economic, fiscal, monetary or political policies could materially affect our operations and investors. See Item 3 “- Key Information - D. Risk Factors - Risks Relating to Doing Business in China” for more details.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2009, we had cash and cash equivalents of $2,320,656, and total current assets of $24,405,725. Management believes we have sufficient cash and current assets to fund current operations for the next fiscal year. As of December 31, 2009, we had a working capital surplus of $12,011,508. We anticipate that the combination of our sales and collection of accounts receivables, customer deposits and proceeds from bank and shareholder loans will generate sufficient cash flow to sustain our working capital needs. However we may require other sources of capital.

We do not know of any trends, events or uncertainties that are likely to have a material impact on our short-term or long-term liquidity other than those factors discussed below.

If additional capital is needed, we will explore financing options from related parties, such as Chairman Gao. Loans from related parties maybe granted from time to time as required to meet current working capital needs. We have no formal agreement that ensures that we will receive such loans. We may exhaust this source of funding at any time.

From time to time, additional subsidies in the form of grants or low or zero interest loans are available from one or more levels of the PRC government.  These governmental programs may be launched or ceased at any time. Once launched, there is no guarantee that they will continue.

As of December 31, 2009, we had outstanding loans from the Agricultural Bank of China equal to $4,048,583 with an annual interest rate of 6.903%.   As of December 31, 2008, we had outstanding loans from the Agricultural Bank of China equal to $4,041,291 with an annual interest rate of 9.711%.  These bank loans are collateralized by our buildings and equipment.

Material commitments for capital expenditures as of December 31, 2009 were $889,000, which are for the purchase of machinery and equipment that will be used for the expansion of our current production capacity.

The following chart illustrates the percentage of accounts receivable attributable to our three largest customers.

Customer	Percentage of Accounts Receivable
Shaoxing Yinxiang Linen and Cotton textile Co. Ltd.	51.86%
Shaoxing Hongda Linen and Cotton textile Co. Ltd.	40.12%
Zhaozhou Tongren Linen Co. Ltd.	5.31%

Research and Development

In April 2005, we established a technological center through which we conduct research and development activities related to production of linen products.  The current research and development projects include development of high-count flax yarn, multi-fiber blended fabrics, research related to linen yarn dyeing and linen fabric bleaching and dyeing technologies.  The research and development center includes approximately 25 research and technical staff including 5 staff members who are senior professionals.

Our technological center has established cooperative relationships with Tianjin Institute of Technology and Donghua University to take advantage of their research activities and our advanced production equipment to seek to develop new varieties of linen spinning yarns, woven cloth, yarn-dyed fabrics and other printed and dyed products.

And at the end of 2009, the Heilongjiang provincial government has formally approved Lanxi Sunrise, our majority-owned subsidiary, to build China’s first and only linen research and development center in China, the “Heilongjiang Provincial Linen New Products Research and Development Center.” The establishment of the linen research center in Heilongjiang will further our research and development capabilities and expedite the introduction of new linen products. The center is also expected to expand brand awareness of our products, thereby broadening our market reach.

Trend Information

In the future, there are no events that are reasonable likely to have a material effect on the company’s continuing operations, capital liquidity, and profitability or capital resources.

 We anticipate that costs of goods sold will decrease because of lower prices of raw materials. We will continue to increase sales volume by expanding in domestic and international markets, and revenues are expected to increase over 30% compared to those in 2009.

China’s linen industry traditionally has been fragmented.  Small manufacturers hold a sizeable portion of the market, even though many of them are inefficient, outdated and have poor safety records.  We believe that, in our industry, government policy is encouraging industry consolidation and greater investment in new technologies to improve production and safety.  Given this fragmentation and the opportunity to grow, we will actively pursue advantageous acquisition opportunities to expand or improve the gross and net profit margins on our core products, or expanding by expanding overall margins by expanding into new operations, such as bleaching or yard-dyed fabric manufacturing.

Off-Balance Sheet Arrangements

We currently do not engage in any off-balance sheet arrangements.

Tabular Disclosure of Contractual Obligations

Below is a brief summary of the payment obligations under materials contracts to which we are a party as of December 31, 2009:

Contractual Obligations	Payments due by period
	Less than 1 year	1-3 years	3-5 years	More than 5 years
Long-Term Debt Obligations	$4,048,583	$-	$-	$-
Capital (Finance) Lease Obligations	-	-	-	-
Operating Lease Obligations	164,814	-	-	-
Purchase Obligations	791,599	97,401	-	-
Other Long-Term Liabilities Reflected on the Company’s Balance Sheet under the GAAP of the primary financial statements	-	-	-	-
Total	$5,004,996	$97,401	$-	-

Critical Accounting Policies and Estimates

1.
In the application by us of accounting policies, which are described in the notes of the audited financial statements, management is required to make judgments, estimates and assumptions about the carrying amounts of assets and liabilities that are not readily apparent from other sources.  The estimates and associated assumptions are based on historical experience and other factors that are considered to be relevant.  Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on an ongoing basis. Revisions to accounting estimates are recognized in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both the current and future periods.

The followings are the key assumptions concerning the future, and other key sources of estimation uncertainty at the balance sheet date, that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year.

(a)	Impairment of property, plant and equipment

Our property, plant and equipment comprise a significant portion of our total assets.  Changes in technology or industry conditions may cause the estimated period of use or the value of these assets to change. Long-lived assets including property, plant and equipment are reviewed for impairment at least annually or whenever events or changes in circumstances have indicated that their carrying amounts may not be recoverable.  If any such indication exists, the recoverable amount is estimated.  The recoverable amount of an asset is the greater of its net selling price and value-in-use.  In assessing value-in-use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset, which requires significant judgment relating to level of revenue and amount of operating costs.  We use all readily available information in determining an amount that is a reasonable approximation of the recoverable amount, including estimates based on reasonable and supportable assumptions and projections of revenue and operating costs. Changes in these estimates could have a significant impact on the carrying value of the assets and could result in additional impairment charge or reversal of impairment in future periods.

(b)	Depreciation

Depreciation is calculated to write off the cost of items of property, plant and equipment, less their estimated residual value, if any, using the straight-line method over their estimated useful lives.
We review the estimated useful lives and residual values of the assets annually in order to determine the amount of depreciation expense to be recorded during any reporting period.  The useful lives and residual values are based on our historical experience with similar assets and taking into account anticipated technological changes.  The depreciation expense for future periods is adjusted if there are significant changes from previous estimates.

(c)	Impairment loss for doubtful accounts

We assess impairment loss for doubtful accounts based upon evaluation of the recoverability of the accounts receivable and other receivables at each balance sheet date.  The estimates are based on the ageing of the accounts receivable and other receivables balances, customer credit-worthiness and the historical write-off experience, net of recoveries.  If the financial condition of the customers were to deteriorate, actual write-offs would be higher than estimated.

(d)	Allowance for inventories

We make allowances for inventories based on assessment of the net realizable value of inventories.  These estimates are based on the current market condition and the historical experience of manufacturing and selling products of similar nature.  In addition, these estimates could change significantly as a result of change in customer preference and competitor actions in response to serve industry cycles. Allowance is applied to inventories where events or changes in circumstances indicate that the net realizable value is lower than the cost of inventories.  The identification of obsolete inventories required the use of judgment and estimates on the conditions and usefulness of the inventories.

(e)	Sensitivity analysis

The functional currency of our subsidiary, Lanxi Sunrise, is in PRC currency “Renminbi,” or “RMB.”

The following table indicates the approximate change in our net income and retained profits that would arise if foreign exchange rate of RMB to which we have significant exposure at the balance sheet date had changed at that date, assuming all other risk variables remained constant.

	2009		2008
	Increase / decrease in foreign exchange rate	Effect on net income USD’000	Increase / decrease in foreign exchange rate	Effect on net income USD’000
RMB	1%	60	1%	37

If the aggregate amount of our imports and exports were substantially similar for future periods, our sensitivity to foreign exchange rate fluctuation resulting from such activity could be reduced.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

Inflation

Inflation in China has not materially impacted the results of operations in recent years. According to the National Bureau of Statistics of China, the change of consumer price index in China was 1.5%, 4.8%, 5.9% and (0.7%) in 2006, 2007, 2008 and 2009, respectively.

Foreign Exchange Risk

Substantially all of our revenues, assets and liabilities and most of expenses are transacted in RMB. As a result, the conversion of the revenue into foreign currencies is subject to PRC regulatory restrictions on currency conversion and we are exposed to risk posed by fluctuations in the foreign exchange market. The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, change in China’s political and economic conditions. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of the RMB to the U.S. dollar. Under new policy, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in approximately an 18% appreciation of the RMB against the U.S. dollar by the end of July 2008. There remains significant international pressure on the PRC government to adopt a flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar. To the extent that we need to convert U.S. dollars we receive from into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we receive from the conversion. We have not used any forward contracts or currency borrowings to hedge our exposure to foreign currency exchange risk.

Controls and Procedures

(a)           Disclosure Controls and Procedures .

Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we conducted an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures, as defined in Rules 13a-15(e) and 15d-15(e) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), within the 90-day period preceding the filing date of this Registration Statement. Based on this evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were effective as of September 30, 2010 at a reasonable assurance level and, accordingly, provide reasonable assurance that the information required to be disclosed by us in reports filed under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms.

(b) Management’s Annual Report on Internal Control over Financial Reporting .

The management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rule 13a-15(f) or 15d-15(f) promulgated under the Securities Exchange Act of 1934 as a process designed by, or under the supervision of, the Company’s principal executive and principal financial officers and effected by the Company’s board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

●	Pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transaction and dispositions of the assets of the company;

●
Provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and

●
Provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use of disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

The Company’s management assessed the effectiveness of the company’s internal control over financial reporting as of September 30, 2010. In making this assessment, the company’s management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework.

Based on our assessment, management believes that, as of September 30, 2010, the Company’s internal control over financial reporting is effective based on those criteria.

(c)           Attestation Report of the Registered Public Accounting Firm.

This Registration Statement does not include an attestation report of the company’s independent registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by the Company’s registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the Company to provide only management’s report in this Registration Statement.

(d)           Changes in Internal Control over Financial Reporting .

There have been no changes in the Company’s internal control over financial reporting (as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended) during 2010 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

Recently Adopted Accounting Pronouncements

In September 2009, the FASB established the FASB Accounting Standards Codification (ASC) as the single source of authoritative U.S generally accepted accounting principles (GAAP) recognized by the FASB to be applied to nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The ASC superseded all previously existing non-SEC accounting and reporting standards, and any prior sources of U.S. GAAP not included in the ASC or grandfathered are not authoritative. New accounting standards issued subsequent to September 30, 2009 are communicated by the FASB through Accounting Standards Updates (ASUs). The ASC did not change current U.S. GAAP but changes the approach by referencing authoritative literature by topic (each a “Topic”) rather than by type of standard.

Adoption of the ASC did not have a material impact on the Company’s consolidated financial statements, but references in the Company’s notes to consolidated financial statements to former FASB positions, statements, interpretations, opinions, bulletins or other pronouncements are now presented as references to the corresponding Topic in the ASC.

Effective July 1, 2009, the Company adopted FASB ASC 825-10-65 (formerly FASB Staff Position (“FSP”) No. FAS 107-1 and Accounting Principles Board 28-1, "Interim Disclosures about Fair Value of Financial Instruments"), which amends previous guidance to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. The adoption of FASB ASC 825-10-65 did not have a material impact on the Company’s consolidated financial statements.

Effective July 1, 2009, the Company adopted FASB ASC 820-10-65 (formerly FSP FAS 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly"), which provides guidance on how to determine the fair value of assets and liabilities when the volume and level of activity for the asset or liability has significantly decreased when compared with normal market activity for the asset or liability as well as guidance on identifying circumstances that indicate a transaction is not orderly. The adoption of ASC 820-10-65 did not have a material impact on the Company’s consolidated financial statements.

Effective July 1, 2009, the Company adopted FASB ASC 855-10 (formerly SFAS 165, “Subsequent Events”), which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date, but before financial statements are issued or are available to be issued. Adoption of ASC 855-10 did not have a material impact on the Company’s consolidated financial statements.

In August 2009, the FASB issued Accounting Standards Updates (“ASU”) No. 2009-05 (“ASU 2009-05”), Fair Value Measurements and Disclosures (Topic 820) — Measuring Liabilities at Fair Value. ASU 2009-05 amends ASC Subtopic 820-10, Fair Value Measurements and Disclosures—Overall, for the fair value measurement of liabilities. It provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure the fair value using (1) a valuation technique that uses the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities or similar liabilities when traded as assets or (2) another valuation technique that is consistent with the principles of Topic 820. It also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability and that both a quoted price in an active market for the identical liability at measurement date and that the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are Level 1 fair value measurements. The provisions of ASU 2009-05 are effective for the first reporting period (including interim periods) beginning after issuance. Early application is permitted. The Group is currently evaluating the impact of adoption on its consolidated financial statements.

In September 2009, the FASB issued ASU No. 2009-12 (“ASU 2009-12”), Fair Value Measurements and Disclosures (Topic 820) — Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). ASU 2009-12 amends ASC Subtopic 820-10, Fair Value Measurements and Disclosures—Overall, to permit a reporting entity to measure the fair value of certain investments on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 — Financial Services — Investment Companies, as of the reporting entity’s measurement date. It also requires new disclosures, by major category of investments, about the attributes includes of investments within the scope of this amendment to the ASC. The provisions of ASU 2009-12 is effective for interim and annual periods ending after December 15, 2009. Early application is permitted. The Group is currently evaluating the impact of adoption on its consolidated financial statements.

In October 2009, the FASB issued amended revenue recognition guidance for arrangements with multiple deliverables. The new guidance eliminates the residual method of revenue recognition and allows the use of management’s best estimate of selling price for individual elements of an arrangement when vendor specific objective evidence, vendor objective evidence or third-party evidence is unavailable. Prospective application of this new guidance for revenue arrangements entered into or materially modified in fiscal years beginning on or after September 15, 2010, with earlier application permitted. Alternatively, an entity can elect to adopt this guidance on a retrospective basis. The Company does not expect the adoption of this pronouncement to have a significant impact on its financial condition or results of operations.

In December 2009, the FASB issued ASU No. 2009-16 (“ASU 2009-16”), Transfers and Servicing (Topic 860) — Accounting for Transfers of Financial Assets, which formally codifies FASB Statement No. 166, Accounting for Transfers of Financial Assets into the Accounting Standards Codification (“ASC”), issued by the FASB in September 2009. ASU 2009-16 represents a revision to the provisions of former FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. The amendments in this ASU eliminate the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transferor has not surrendered control over the transferred financial assets. In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets. ASU 2009-16 is effective for annual and interim periods beginning after November 15, 2009. Additionally, the recognition and measurement provisions of this ASU should be applied to transfers that occur on or after the effective date. Early application is not permitted. The Group is currently evaluating the impact of adoption on its consolidated financial statements.

In December 2009, the FASB issued ASU No. 2009-17 (“ASU 2009-17”), Consolidations (Topic 810) - Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities which amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R), issued by the FASB in September 2009. The amendments in this ASU replace the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach primarily focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb the losses of the entity or (2) the right to receive the benefits from the entity. ASU 2009-17 also requires additional disclosure about a reporting entity’s involvement in variable interest entities, as well as any significant changes in risk exposure due to that involvement. ASU 2009-17 is effective for annual and interim periods beginning after November 15, 2009. Early application is not permitted. The Group is currently evaluating the impact of adoption on its consolidated financial statements.

In January 2010, the FASB issued ASU No. 2010-06 (“ASU 2010-06”), Improving Disclosures About Fair Value Measurements. The ASU amends ASC 820 (formerly Statement No. 157, Fair Value Measurements) to add new requirements for disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurement on a gross basis rather than as a net basis as currently required. ASU 2010-06 also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. ASU 2010-06 is effective for annual and interim periods beginning after December 15, 2009, except for the requirement to provide the level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will be effective for annual and interim periods beginning after December 15, 2010. Early application is permitted and in the period of initial adoption, entities are not required to provide the amended disclosures for any previous periods presented for comparative purposes. The Group is currently evaluating the impact of adoption on its consolidated financial statements.

In March 2010, the FASB issued authoritative guidance on effect of denominating the exercise price of a share-based payment award in the currency of the market in which the underlying equity securities trades and that currency is different from (1) entity's functional currency, (2) functional currency of the foreign operation for which the employee provides services, and (3) payroll currency of the employee. The guidance clarifies that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity's equity securities trades should be considered an equity award assuming all other criteria for equity classification are met. The guidance will be effective for interim and annual periods beginning on or after December 15, 2010, and will be applied prospectively. Affected entities will be required to record a cumulative catch-up adjustment for all awards outstanding as of the beginning of the annual period in which the guidance is adopted. The Company is in the process of evaluating the effect of adoption of this pronouncement.

BUSINESS

History and Development of the Company

We are an exempted company incorporated under the Companies Law (1998 Revision) of the Cayman Islands on February 3, 2000 as Aquasol Envirotech, Ltd.  On June 9, 2008, we changed our name to China Linen Textile Industry, Ltd.  On July 9, 2008, we acquired all of the shares of capital stock of Bright from its shareholders in exchange for the issuance of 18,963,005 of our ordinary shares and Bright became our wholly owned subsidiary.  The Company, through Bright, which is the registered beneficial owner of 95% of Lanxi Sunrise, is engaged in research, production and sales of linen textile products.  Lanxi Sunrise and Bright entered into an equity transfer agreement in August 2007, pursuant to which Bright was to become the 95% holder of Lanxi Sunrise upon satisfaction of certain conditions set forth in the agreement, which occurred in April 2008. Mr. Gao, our Chief Executive Officer and chairman, is the owner of the remaining 5% of Lanxi Sunrise.

Reverse Acquisition with Bright

Lanxi Sunrise and Bright entered into an equity transfer agreement in August 2007, pursuant to which Bright was to become the 95% holder of Lanxi Sunrise upon satisfaction of certain conditions set forth in the agreement, which occurred in April 2008. Mr. Gao, our Chief Executive Officer and chairman, remains the owner of the remaining 5% of Lanxi Sunrise.

Immediately prior to our reverse acquisition with Bright, on June 9, 2008, Mr. Gao, our Chief Executive Officer and chairman, along with two employees of Lanxi Sunrise, purchased a total of 900,000 shares, or approximately 39.58% of our issued and outstanding ordinary shares, from seven previous shareholders.  The purchase price was $309,996, or approximately $0.34 per share, and resulted in the acquisition of 39.58% of our ordinary shares by Mr. Gao and the two employees of Lanxi Sunrise while we were still a shell company.

Following this stock purchase transaction by Mr. Gao and the two Lanxi Sunrise employees, on July 9, 2008, the company acquired 100 shares of Bright, constituting all of the issued and outstanding capital stock of Bright. The 100 shares of Bright were acquired from the individual shareholders of Bright in a share exchange transaction in return for the issuance of 18,963,005 ordinary shares of the company. As a result of the transaction, Bright became a wholly owned subsidiary of the company. Bright is the registered beneficial owner of 95% of Lanxi Sunrise. For accounting purposes, Bright is regarded as the accounting acquirer, while the company before the reverse acquisition is deemed to have been acquired by Bright.  As a result the consolidated financial statements of the company have been prepared as a continuation of the consolidated financial statements of Bright.

            The completion of the stock purchase transaction and the share exchange transaction described above (together the “Reverse Acquisition”) resulted in a change of control of the company.  On June 9, 2008, in anticipation of completion of the Reverse Acquisition, we changed our name to China Linen Textile Industry, Ltd.

Immediately following these transactions, we had a total of 20,100,003 shares issued and outstanding, of which 19,413,005, or approximately 96.58%, were owned by Mr. Gao and other former shareholders of Bright.

On June 30, 2008, we completed a 1:2 reverse stock split, thereby reducing our issued and outstanding shares from 2,273,996 to approximately 1,136,998.

2010 Restructuring

On April 15, 2010, so as to not violate certain applicable PRC regulations, all direct equity interests in us (approximately 40.51% of our outstanding ordinary shares) held by or on behalf of Mr. Gao, our Chief Executive Officer and chairman, was transferred to Creation.  Mr. Gabriele Sanesi, a citizen of Italy, is the sole shareholder and director of Creation.  Pursuant to an agreement dated April 15, 2010 among Creation and Messrs. Gao and Sanesi (the “April 2010 Agreement”), Mr. Sanesi has granted Mr. Gao the irrevocable right to exercise his rights as a shareholder and director of Creation.  In addition, in accordance with the April 2010 Agreement, Mr. Sanesi has agreed to transfer 100% of his equity interests in Creation to Mr. Gao if our net income from January 1, 2010 to June 30, 2010 is no less than US$2.0 million.

Acquisition of Lanxi Tianxianfang Linen Co., Ltd.

On November 15, 2010, we, through our indirect 95% owned subsidiary, Lanxi Sunrise, entered into a Share Acquisition Agreement (the “Acquisition Agreement”) with Lanxi Tianxianfang Linen Co., Ltd. (“Lanxi Tianxianfang”) and Shufan Wang (“Wang”) and Lijie Fu (“Fu”), the two shareholders of  Lanxi Tianxianfang. Pursuant to the Acquisition Agreement, Lanxi Sunrise has purchased all of the equity of Lanxi Tianxianfang for a price of RMB 44,401,485 (approximately $6.7 million) (the “Purchase Price”), which Purchase Price was based on an appraisal report of Lanxi Tianxianfang’s assets, liabilities and net assets as of March 31, 2010 by Heilongjiang Zhongming Guolin Asset Appraisal Co., Ltd.

On July 1, 2010, the Company, through Lanxi Sunrise, entered into a Fixed Asset Lease Agreement (the “Lease Agreement”) with Lanxi Tianxianfang. Pursuant to the Lease Agreement, Lanxi Sunrise leased all of the fixed assets, including real estate, production facilities, and equipment (“Facility”) owned by Lanxi Tianxianfang in the People’s Republic of China (“PRC”).  The Facility was leased to expand Lanxi Sunrise’s existing production capacity of linen yarn. The Facility includes a building with an area of 7,120 square meters (23,358 square feet), and includes spinning machines, bleaching machines and other equipment.  The Facility is located at Fourth Neighborhood, Chengdong Street (East Town Street), Lanxi Town, PRC.  Lanxi Sunrise commenced operations at the Facility on July 2, 2010. The Lease Agreement was terminated on November 15, 2010, the effective date of the Acquisition Agreement.

The Purchase Price was paid in one installment by Lanxi Sunrise to Wang and Fu on November 16, 2010.  Wang and Fu deposited RMB 22,750,642 (approximately $3.4 million) into a bank account of the Target for the repayment of the sum of the debts of the Target outstanding on March 31, 2010, which funds will be distributed by the Company in accordance with a payment schedule for such debts.

On November 24, 2010, the equity transfer was officially completed upon the effectiveness of the change in registration of the equity interest from Wang and Fu to Lanxi Sunrise with the relevant PRC authority.

See “Organizational Structure” for a chart depicting our corporate structure as of the date hereof.

Our registered office is located at the offices of Appleby Trust (Cayman) Ltd., Clifton House, 75 Fort Street, PO Box 1350, George Town, Grand Cayman, KY1-1108, Cayman Islands. Our principal executive offices are located at Chengdong Street, Lanxi County, Heilongjiang Province, PRC and the telephone number at this address is 86-455-5635885. Investor inquiries should be directed to us at our principal executive offices. Our website is www.chinalinentextile.com. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Island Stock Transfer, 100 Second Avenue South, Suite 705S, St. Petersburg, Florida, 33701. Our public filings can be accessed at www.sec.gov.

Organizational Structure

The chart below depicts our corporate structure as of the date hereof.  As depicted below, we own 100% of the capital stock of Bright and have no other subsidiaries.  Bright owns 95% of the capital stock of Lanxi Sunrise, the entity through which we conduct all of our business operations.  Mr. Gao, our Chief Executive Officer and chairman, owns the remaining 5% of Lanxi Sunrise.  As of November 24, 2010, Lanxi Sunrise acquired Lanxi Tianxianfang and we have expanded our operations through Lanxi Tianxianfang.

Business Overview

We are principally engaged in the production and sale of linen yarn and various types of linen fabric. We are also involved in consultation, research and development related to linen technology and linen products.

We conduct all of our business activities through our majority-owned subsidiary, Lanxi Sunrise, which was incorporated in Lanxi County, Heilongjiang Province, PRC on June 11, 2002, as a state-owned holding company under the Company Law of the PRC. Lanxi Sunrise converted from a state-owned holding company into a privately owned business enterprise in June 2007.  Its manufacturing facility is located in Lanxi County, Heilongjiang Province in the northeast section of the PRC near the city of Harbin.

Since November 24, 2010, we completed the acquisition of Lanxi Tianxianfang Linen Co., Ltd. and accordingly, expanded our operations through Lanxi Tianxianfang.

The linen industry chain involves a 5-step process including (i) fiber production; (ii) yarn spinning; (iii) fabric weaving; (iv) bleaching; and (v) dyeing and finishing. Our current operations are focused on three of the steps in this process, yarn spinning, fabric weaving and bleaching. In the future, we plan to expand our operations to other segments of the industry chain including dyeing and finishing and the production of its own supply of flax.

We import flax primarily from France, Belgium and Egypt. The raw flax is put through a multi-step process at our manufacturing facility to make yarn. A portion of the yarn is sold to customers and a portion is used by us to weave various types of linen fabric. Our primary products include linen yarn, linen fabric, gray linen fabric, linen/cotton interwoven fabric and linen/rayon interwoven fabric.

We operate one yarn-spinning factory, one bleaching factory and two weaving factories at our facility in Lanxi County, PRC. The main products we produce at this facility are linen yarn and linen fabric. We also design and produce other linen fabrics in various specifications requested by our customers including linen fabric, interwoven or blended fabrics including both cotton/linen blend and a rayon/linen blend, semi-bleached fabric, piece-dyed fabric and jacquard fabric.

We process raw flax into yarn through an automated multi-step process. The annual production capacity totals approximately 2,220 tons with 50 different types of yarn and 10 million meters of fabric with 110 types, including linen gray fabric, linen fabric, blended or interwoven fabric such as cotton/linen and rayon/linen blends, and semi-bleached linen fabric. The revenue for sales of linen fabric accounted for 89% and linen yarn accounted for 11% of our sales revenue in the third quarter of 2010.

We do not currently have our own yarn-dying facility. We subcontract this portion of the production process when required by customer specifications.

Our products and services are divided into four principal groups:

Linen Fabric

We can produce over 100 types of linen fabric. We mainly produce linen gray fabric and semi-bleached fabric. Linen fabric is produced by arranging the flax yarn both horizontally and vertically on the loom during the production process. Linen gray fabric is the main raw material for dyeing and finishing plants. In the future, we plan to expand our production of linen fabric in order to accomplish our development strategy.

 Linen Yarn

Linen yarn is thin and long, which has tensile strength and flexibility due to being twisted through several processes. Linen yarn is an unfinished product in linen textile industry, and is a main raw material for weaving. Linen yarn is supplied to weaving mills to process into fabric. There are approximately 50 types of yarn produced by our company, which are mainly used by us for weaving fabric. In the future, we plan to increase our production capacity of linen yarn in order to accomplish our development strategy.

Linen Fabric Processing

We have a subcontracting business that processes linen yarn provided by other factories into linen fabric by using our weaving machines, for which we charge a processing fee. In the third quarter of 2010, we did not accept any subcontracting business for linen fabric processing because we were operating at maximum capacity and were unable to meet demand from our own customers. Although we intend to continue this line of business, it will not be our primary source of revenue or focus and is not part of our long-term growth strategy.

Linen Yarn Processing

We have a subcontracting business that processes flax provided by other factories into linen yarn by using our weaving machines, for which we charge a processing fee. In the third quarter of 2010, we did not accept any subcontracting business for linen yarn processing because we were operating at maximum capacity and were unable to meet own demand from our own customers. Although we intend to continue this line of business, it will not be our primary source of revenue or focus and is not part of our long-term growth strategy.

Distribution and Marketing

Our products are sold to both wholesalers and retailers. Both the importation of raw materials and the export of finished goods are partially done through Agency Agreements with Harbin Zhongyi Sunshine Linen Co., Ltd. (“Harbin Zhongyi” ) and  Harbin Sunshine Linen Textile Co., Ltd. (“Harbin Sunshine”), our affiliates, which are controlled by Gao Ren, our Chief Executive Officer and chairman. Under the terms of the Agency Agreements, Harbin Zhongyi and Harbin Sunshine purchase and import flax on our behalf and resell it to us at a price equal to cost plus 6%.  Harbin Zhongyi and Harbin Sunshine also act as our agents for export of finished goods, but do not charge a fee as part of the export process. Accordingly, finished goods to be exported are sold to Harbin Zhongyi and Harbin Sunshine and at a price equal to the price to be paid by the overseas buyer of the goods. In the first nine months of 2010, the amount of products sold to Harbin Zhongyi accounted for 6.9% of total revenue, the amount sold to Harbin Sunshine was 0.6% of total revenue. The amount of purchase from Harbin Zhongyi accounted for 20.7% of total purchase.

Harbin Zhongyi was established in 2006 and Harbin Sunshine was established in 1997, engaging in the import/export business and having special licenses from the central government of the PRC which allow them to take advantage of waivers of import/export taxes created to encourage business development in certain areas of northeast China.  By importing raw materials and exporting finished goods through Harbin Zhongyi and Harbin Sunshine, we are able to benefit from the special licenses held by Harbin Zhongyi and Harbin Sunshine.  In the process of distributing finished goods, we also benefit from our Agency Agreements with Harbin Zhongyi and Harbin Sunshine by taking advantage of long-term customer contacts established by Harbin Zhongyi and Harbin Sunshine.

Seasonality

The cyclical period of purchasing for raw materials is approximately 6 months, and flax purchases occur approximately twice each year in order to satisfy production needs. Sales during each of the four quarters do not present strong seasonality.

Customers

We have a diversified customer base.  Our largest customer markets are currently located in China, Italy, USA, Brazil, Belgium, Spain and Greece. In the domestic market in China, our customers are located primarily in the Yangtze River Delta area and include Zhejiang Huili Garments Co, Ltd., Shaoxing Yinxiang Cotton and Linen Textile Co., Ltd., Shaoxing Hongda Linen and Cotton Textile Co, Ltd., and Zhejiang Shaoxing Xinsanjiang Printing and Dyeing Co, Ltd.

In fiscal year 2008, we derived 95.8% of our revenue from our five largest customers; in fiscal year 2009, we derived 94.5% of our revenue from our five largest customers. In first nine months of 2010, we derived 56.9% of our revenue from our five largest customers.  Harbin Sunshine Linen Textile Co., Ltd. and Harbin Zhongyi Sunshine Linen Co., Ltd., which are controlled by our Chief Executive Officer and Chairman, were among our five biggest customers in each of 2008 and 2009.  Harbin Zhongyi and Harbin Sunshine are agents of Lanxi Sunrise, through which our sales to some customers are conducted.  We have successfully worked towards diversifying our customer base to put less reliance on any one customer; however, the loss of one of our major customers would decrease our revenues and net income.

Raw Materials

We import flax primarily from France, Belgium and Egypt because there is an insufficient supply of flax currently grown in China.  The ability to continue to source flax is a significant risk faced by us.

We currently import the flax we require primarily from France, Belgium and Egypt and we currently rely on our affiliates, Harbin Zhongyi Sunshine Linen Co., Ltd. and Harbin Sunshine Linen Textile Co., Ltd., which are controlled by our Chief Executive Officer and chairman, to source and import the flax we require annually on our behalf.  We have Agency Agreements with Harbin Zhongyi and Harbin Sunshine pursuant to which Harbin Zhongyi and Harbin Sunshine purchase and import flax on our behalf and resell it to us at a price equal to cost plus 6%.  The price of flax is subject to market forces largely beyond our control, including weather, plantings, government farm programs and policies, and market demand.  We have not faced a shortage in supply of flax and do not anticipate such shortage in foreseeable future.

The areas of China where flax is typically grown, including areas near our factory in Lanxi County, Heilongjiang Province, have a climate which in recent years has been dryer than the climate in areas of Europe where flax is grown.  This has caused the flax grown in China to generally be of lower quality than the flax available from Europe.

Competition

The linen textile industry is highly competitive, but our management believes that, for various reasons, we are well positioned to maintain a competitive position within the industry.

We have many competitors, several of which are larger than us.  However, many of the large competitors only make thread and do not have the capability of also producing fabric.  These competitors sell their thread to smaller companies which weave the thread into cloth. We make and sell thread to other companies, but we are also one of the largest manufacturers of linen cloth in China.  In addition, our production facility operates on a continuous 24-hour per day basis, and is capable of producing different grade and quality products in order to satisfy the specifications and meet the demands of clients.

Heilongjiang province is considered to be the base of the linen industry in China because it is the area of the country where flax has traditionally been grown.  As a result, we have been able to hire an experienced and capable management team.  In addition, we have a good supply of labor available at rates of pay which are lower than those typically paid to workers in southern China.

We have been able to take advantage of special laws established by the central government of the PRC which are designed to encourage and support growth of industry in northeast China.  These include a special waiver of tax on imports of manufacturing equipment, and a waiver of import tax on raw materials imported by companies, such as ours, which manufacture goods for export.

We are positioned to supply end-users for linen yarn and linen fabric, as linen yarn is sold to weaving factories and linen fabric is sold to dyeing and finishing plants. Due to the long industrial chain, the gross profit of linen fabric is higher than that of linen yarn. We predominantly sell linen fabric, which accounts for around 90% of our revenue.

Our subcontracting businesses specialize in processing linen yarn and linen fabric on behalf of third parties, which are handled by our spinning factory and weaving factory. Our subcontracting businesses only account for a small proportion of our production capacity. Our subcontracting business that specializes in processing linen yarn accounted for 5.23% of our revenue and our subcontracting business that specializes processing linen fabric accounted for 1.76% of our revenue in 2009.

Intellectual Property

We have registered the trademark “Fairy Deer” which we intend to use to seek to establish a recognizable brand for our products.

We have established a technological center where we conduct our research on processes related to linen production, including such projects as work in developing high count flax yarn, multi-fiber blended fabric and other functional products as well as research related to linen yarn dyeing techniques, linen fabric bleaching and dyeing technologies, development of linen yarn-dyed fabric and development of finished linen garments.  We seek to use any technological advances we make in our own production process but have not sought patent protection for any such advances.

Facilities

All land in the PRC is owned by the government and cannot be sold to any individual or entity. Instead, the government grants landholders a "land use right" after a purchase price for such "land use right" is paid to the government. The "land use right" allows the holder the right to use the land for a specified long-term period of time and enjoys all the incidents of ownership of the land. The following are the details regarding China Linen’s land use rights with regard to the land that it uses in its business.

Land Use Rights

User of the Land	Heilongjiang Lanxi Sunrise Linen Textile Industry Co. Ltd.
Location	Second Neighborhood, Xinli Street, Lanxi
Usage	For Industrial Enterprise
Area (㎡)	1495.55 ㎡
Form of Acquisition	Transfer
Expiration Date	2054

User of the Land	Heilongjiang Lanxi Sunrise Linen Textile Industry Co. Ltd.
Location	Ninth Neighborhood, Xinli Street, Lanxi
Usage	For Industrial Enterprise
Area (㎡)	6685.4 ㎡
Form of Acquisition	Transfer
Expiration Date	2054

User of the Land	Heilongjiang Lanxi Sunrise Linen Textile Industry Co. Ltd.
Location	Fourth Neighborhood, East Town Street, Lanxi
Usage	For Industrial Land
Area (㎡)	44134 ㎡
Form of Acquisition	Transfer
Expiration Date	2056

In accordance with the aforementioned land use rights, our principal executive offices are located at Chengdong Street, Lanxi County, Heilongjian Province, PRC, where the Company owns an office building of approximately 28,000 square meters. The Company operates one yarn-spinning factory and two weaving factories in this building. The main products we produce at this facility are linen yarn and linen fabric. We also design and produce other linen fabrics in various specifications requested by our customers including linen fabric, interwoven or blended fabrics including both cotton/linen blend and a rayon/linen blend, semi-bleached fabric, piece-dyed fabric and jacquard fabric.

Employees

As of December 9, 2010, we have 1400 full-time employees, of whom 62 are administrative and accounting staff (including 40 who also perform duties as technological staff), 73 are technological staff, 40 are sales staff, and the remaining 1,225 are production workers.

As required by applicable Chinese law, we have entered into employment contracts with all of our officers, managers and employees.  Our employees in China participate in a state pension plan organized by Chinese municipal and provincial governments.  We are required to contribute a percentage of their monthly salary to the plan.

Legal Proceedings

From time to time, we have disputes that arise in the ordinary course of our business. Currently, there are no material legal proceedings to which we are a party, or to which any of our property is subject, that will have a material adverse effect on our financial condition.

MANAGEMENT
Executive Officers and Directors

Set forth below is information regarding our directors and executive officers as of December 9, 2010. All of the directors will serve until the next annual meeting of shareholders and until their successors are appointed, or until their earlier death, retirement, resignation or removal. Provided below is a brief description of our directors’ and executive officers’ business experience during the past five years and any directorships he/she has held in other companies, if any, subject to the reporting requirements under the federal securities laws. The business address of each such person is the address of the company, which is Chengdong Street, Lanxi County, Heilongjiang Province.

NAME	AGE	POSITION
Gao Ren	47	Chief Executive Officer and Chairman of the Board
Jodie Zheng Wehner	37	Chief Financial Officer
Ma Yongfeng	49	Vice General Manager
Teng Yunhai	49	Vice General Manager and Executive Director
Zhao Chunfu	47	Vice General Manager, Secretary and Director
Li Songyun	39	Chief Marketing Officer
Stephen Monticelli	55	Independent director

Mr. Gao Ren has been the Chief Executive Officer and Chairman of our Board of Directors since July 2008. Before serving as the Chairman of the Board and general manager of our Company from June 2002 to July 2008, he was workshop director and section manager of the quality management section of Heilongjiang Lanxi Linen Textile Industry United General Corporation, and manager in the marketing department of Harbin Import & Export Group Corp. He graduated from Heilongjiang Radio and Television University in July 1984 with a degree in Industrial and Electric Automation. He also studied in the President Management Program of Tsing Hua University, Mr. Gao is a deputy to Heilongjiang Province People’s Congress, and has been awarded as “National Entrepreneur with Honesty in Business,” “China Enterprise New Man of the Year,” “Entrepreneur with Honesty in China Textile Industry Business” and “Model Worker of National Textile Industry.”

Ms. Jodie Zheng Wehner joins the Company with over 10 years of business and financial experience in both China and the US. During early 2010, Ms. Wehner was a portfolio manager at Gerken Capital Associates, an emerging markets hedge fund, where she oversaw the company’s Greater China fund. During 2008, she served as a senior equity analyst at Global Hunter Securities and was responsible for equity research on Chinese companies. From 2005 to 2007, Ms. Wehner was an equity analyst at CIBC Oppenheimer.  Ms. Wehner graduated from the Medical School of Peking University with a bachelor’s degree in 1993 and earned her MBA degree from the University of Chicago Booth School of Business in 2002.

Mr. Ma Yongfeng is a general accountant and is a Vice General Manager of our Company.  Mr. Yongfeng has been with the company since 2002. He was previously accountant, vice section chief, chief accountant, and financial officer of Heilongjiang Lanxi Linen Textile Industry United General Corporation from 1984 to 2002. He graduated from Heilongjiang Suihua College with an associate degree in linen textile in July 1983. He is also a graduate of CEO class of Tsinghua University.

Mr. Teng Yunhai is a senior engineer and currently serves as Vice General Manager and Executive Director of our Company.  Mr. Yunhai has been with the company since June 2005. He was previously director of the equipment department of linen processing branch factory, director of equipment repair branch factory, and director of processing branch factory of Heilongjiang Lanxi Linen Textile Industry United General Corporation, and equipment principal engineer of Xinlong Holding Group Co., Ltd. from February 2002 to May 2005.  He graduated from Qiqihar Light Industry Institute in July 1983 with a B.S. in light industry equipment.

Mr. Zhao Chunfu is a senior engineer and currently serves as the Vice General Manager, Secretary and as a Director of our Company since December 2007. He was previously Branch Factory Director, Technology Innovation Director and Manager of Import and Export Department of Heilongjiang Lanxi Linen Textile Industry United General Corporation, and Section Chief of Maintenance Operation Department of Xinlong Holding Group Co., Ltd. from February 2002 to November 2007. He graduated from North-East Heavy Machinery Institute in July 1984 with a B,S. degree in industrial and electric automation.

Ms. Li Songyun has been our chief marketing officer since June 2002. Her main responsibility is management of the sales of linen products. She was previously business manager of Harbin Import & Export Group Corp. She graduated from Heilongjiang University in July 1994 with B.A. in English.

Mr. Stephen Monticelli founded Mosaic in 1996 and launched its first two funds in 1998. Mosaic has shifted its emphasis to investing in China-based US listed companies.  Mr. Monticelli has an investment career spanning 23 years and encompassing both private equity (buyouts and venture capital) and public equity.   He previously served as principal at The Fremont Group (the primary investment vehicle for the Bechtel family) and also a Managing Director with Baccharis Capital, a venture-capital firm funded by another “Forbes 400” family.   Prior to his investment career, Mr. Monticelli was a management consultant with Marakon Associates and a CPA with Deloitte and Touche.  He has served on the board of directors of ten private and public companies and holds an MBA from the University of California at Berkeley.

Family Relationships

There are no family relationships between any of our directors or executive officers.

Understandings with Respect to Directors and Senior Management

There is no arrangement or understanding between any of the directors or officers of the Company and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the company’s board. There are also no arrangements, agreements, or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of the company’s affairs.

Employment Agreements

We have entered into employment agreements with each of our employees and officers.

Gao Ren entered into an employment agreement without a fixed term with Lanxi Sunshine effective in January 2008 for an annual salary of RMB 42,000 ($6,070), which salary was adjusted by the board of directors to RMB 120,000 ($17,590) for 2009. Lanxi Sunrise may terminate the employment of Mr. Gao with thirty days’ advance written notice or by paying Mr. Gao an additional month of salary if 1) Mr. Gao is not competent to perform the job under the employment agreement, and remains so after being trained to take another position; 2) Mr. Gao falls ill or is injured due to work, after a medical leave is unable to return to his duties, and remains so after receiving training for his original or modified duties; or 3) the employment agreement cannot be fulfilled due to material changes of the objective circumstances and the parties cannot reach an agreement on the modification of the contract.

Jodie Zheng Wehner entered into an employment agreement for a term of three years, beginning September 1, 2010 and ending on August 31, 2013,with the Company for a base annual salary of RMB 850,000 ($125,000), plus any bonus program approved by the Company’s board of directors for the benefit of its senior executives.   The Company may terminate the employment of Ms. Wehner for cause (as defined in the Employment Agreement) with sixty days’ advance written notice, in which event Ms. Wehner will be entitled to receive only her base salary and authorized benefits through the date of termination. In the event that the Company terminates the employment of Ms. Wehner without cause (as defined in the Employment Agreement) following the delivery of a notice of termination to Ms. Wehner, or should Ms. Wehner decide to resign from her position for good reason (as defined in the Employment Agreement), Ms. Wehner will receive a lump sum payment of any earned but unpaid base salary through the date of termination and any unpaid bonus for any calendar year preceding the year in which the termination occurs. In addition, should Ms. Wehner be terminated without cause by the company or should she resign for good reason, Ms. Wehner shall receive an additional year of base salary as set forth in the Employment Agreement.

Ma Yongfeng entered into an employment agreement for the position of Vice General Manager for a term of five years, beginning in January 2008 and ending in January 2013, with Heilongjiang Lanxi Sunshine Linen Textile Co., Ltd. for an annual salary of RMB 31,200 ($4,509), which salary was adjusted by the board of directors to RMB 60,000 ($8,795) for 2009. Lanxi Sunrise may terminate the employment of Mr. Ma with thirty days’ advance written notice or by paying Mr. Ma an additional month of salary if 1) Mr. Ma is not competent to perform the job under the employment agreement, and remains so after being trained to take another position; 2) Mr. Ma falls ill or is injured due to work, after a medical leave is unable to return to his duties, and remains so after receiving training for his original or modified duties; or 3) the employment agreement cannot be fulfilled due to material changes of the objective circumstances and the parties cannot reach an agreement on the modification of the contract.

Teng Yunhai entered into an employment agreement for a term of five years, beginning in January 2008 and ending in January 2013, with Lanxi Sunshine for an annual salary of RMB 25,200 ($3,642), which salary was adjusted by the board of directors to RMB 36,000 ($5,277) for 2009. Lanxi Sunrise may terminate the employment of Mr. Teng with thirty days’ advance written notice or by paying Mr. Teng an additional month of salary if 1) Mr. Teng is not competent to perform the job under the employment agreement, and remains so after being trained to take another position; 2) Mr. Teng falls ill or is injured due to work, after a medical leave is unable to return to his duties, and remains so after receiving training for his original or modified duties; or 3) the employment agreement cannot be fulfilled due to material changes of the objective circumstances and the parties cannot reach an agreement on the modification of the contract.

Zhao Chunfu entered into an employment agreement for the position of Vice General Manager for a term of five years, beginning in January 2008 and ending in January 2013, with Heilongjiang Lanxi Sunshine Linen Textile Co., Ltd. for an annual salary of RMB 27,600 ($3,989), which salary was adjusted by the board of directors to RMB 36,000 ($5,277) for 2009. Lanxi Sunrise may terminate the employment of Mr. Zhao with thirty days’ advance written notice or by paying Mr. Ma an additional month of salary if 1) Mr. Zhao is not competent to perform the job under the employment agreement, and remains so after being trained to take another position; 2) Mr. Zhao falls ill or is injured due to work, after a medical leave is unable to return to his duties, and remains so after receiving training for his original or modified duties; or 3) the employment agreement cannot be fulfilled due to material changes of the objective circumstances and the parties cannot reach an agreement on the modification of the contract.

Li Songyun entered into an employment agreement for a term of five years, beginning in January 2008 and ending in January 2013, with Lanxi Sunshine for an annual salary of RMB 25,200 ($3,694). Lanxi Sunrise may terminate the employment of Ms. Li with thirty days’ advance written notice or by paying Ms. Li an additional month of salary if 1) Ms. Li is not competent to perform the job under the employment agreement, and remains so after being trained to take another position; 2) Ms. Li falls ill or is injured due to work, after a medical leave is unable to return to her duties, and remains so after receiving training for her original or modified duties; or 3) the employment agreement cannot be fulfilled due to material changes of the objective circumstances and the parties cannot reach an agreement on the modification of the contract.

Stephen Monticelli entered into an employment agreement with the Company on August 30, 2010 to serve as an independent director of the Company until his respective successor is elected and qualified or he is reelected at the next annual stockholders’ meeting, or until his earlier death or resignation. Pursuant to the Independent Director Agreement, the compensation for the services to be provided by Mr. Monticelli shall consist of cash payments and grants of restricted ordinary shares as follows: 1) a one-time cash fee of $12,000, a fee of $3,000 per month in cash, paid in quarterly installments, and, in the event Mr. Monticelli is appointed to be the chair of an audit committee for the Company, a fee of $500 per month in cash, paid in quarterly installments, and 2) an aggregate of one hundred thousand restricted shares, par value $0.002 per share, that vest over a 3-year period in three installments of 33,333, 33,333 and 33,334 shares, on the date of the Independent Director Agreement, August 30, 2012 and August 30, 2013, respectively.  The shares will be issued pursuant to a Restricted Stock Award Agreement by and between the Company and Mr. Monticelli dated August 30, 2010. Mr. Monticelli will also be reimbursed for reasonable out-of-pocket expenses associated with his service to the Company.

Compensation

Board Compensation

We have not paid our directors fees in the past for attending scheduled and special meetings of our board of directors. In the future, we may adopt a policy of paying independent directors a fee for their attendance at board and committee meetings. We do reimburse each director for reasonable expenses related to such director’s attendance at board of directors and committee meetings.

Executive Compensation

During the fiscal year ended December 31, 2009, the amount of compensation paid to each of our officers and directors was as follows:

NAME	POSITION	SALARY
Gao Ren	Chief Executive Officer and Chairman of the Board	$17,590
Ma Yongfeng	Vice General Manager	$8,795
Teng Yunhai	Vice General Manager and Executive Director	$5,277
Zhao Chunfu	Vice General Manager, Secretary and Director	$5,277
Li Songyun	Chief Marketing Officer	$3,694
Huang Xiaofang*	Chief Financial Officer	$3,694

*Mr. Qi Shaofeng replaced Mr. Huang Xiaofang as our chief financial officer on January 31, 2010. Ms. Jodie Wehner replaced Mr. Qi Shaofeng as chief financial officer on September 1, 2010.

During the fiscal year ended December 31, 2009, none of our officers or directors received compensation for services other than salary paid in cash.

Board Practices

Director Independence

The board of directors currently composed of one independent director, Stephen Monticelli, and three non-independent directors, who are Gao Ren, our Chief Executive Officer, Teng Yunhai, our Vice General Manager and Executive Director, and Zhao Chunfu, our Vice General Manager and Secretary.

Board Composition and Committees

The board of directors is currently composed of four members.  All board action requires the approval of a majority of the directors in attendance at a meeting at which a quorum is present.

We do not currently have a standing audit, nominating or compensation committee. Currently, our entire board of directors is responsible for the functions that would otherwise be handled by these committees. We intend to establish an audit committee, a governance and nominating committee and a compensation committee of the board of directors as soon as is practicable. We envision that the audit committee will be primarily responsible for reviewing the services performed by our independent auditors, evaluating our accounting policies and our system of internal controls. The governance and nominating committee will be responsible for nominating directors to our board and will also be generally responsible for overseeing our corporate governance policies and practices. The compensation committee will be primarily responsible for reviewing and approving our salary and benefits policies (including stock options) and other compensation of our executive officers. The board of directors has not made a determination as to whether any member of the board of directors is an audit committee financial expert.

Our board of directors has not made a determination as to whether any member of our board is an audit committee financial expert. Upon the establishment of an audit committee, the board will determine whether any of the directors qualify as an audit committee financial expert.

Board of Directors

Each of the directors named above were elected or appointed to serve until the next annual meeting of the company’s shareholders or until their successors have been appointed or duly elected and qualified. Thereafter, directors will be elected for one-year terms at the annual shareholders’ meeting.  Officers are elected by and serve at the discretion of the Board.

There is no arrangement or understanding between any of our directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management shareholders will exercise their voting rights to continue to elect the current directors to the board of directors. There are also no arrangements, agreements, or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of our affairs.

Audit Committee Financial Expert

We do not currently have an audit committee, and our Board of Directors has not determined that one of its members is an audit committee financial expert.

Code of Ethics

We have adopted a Code of Ethics that applies to our Board of Directors, chief executive officer, chief financial officer, and other senior financial officers.

Audit Fees

UHY Vocation HK CPA Limited (“UHY HK”) was the Company’s principal accountant for the fiscal year ended December 31, 2008.  UHY HK also provided audit services to us in connection with the fiscal year ended December 31, 2009, prior to the time of its resignation. The aggregate fees billed by UHY for audit of the company's annual financial statements were $62,000 for the fiscal year ended December 31, 2009 and $61,000 for the fiscal year ended December 31, 2008.

Audit-Related Fees

UHY HK billed the company $3,000 for assurance-related services that were related to its audit of the company's financial statements during the fiscal year ended 2009.

Tax Fees

UHY HK did not bill the company any amounts for tax compliance, advice and planning for the fiscal years ended December 31, 2009 and 2008.

All Other Fees

UHY HK did not bill the company any amounts for other products and services during the fiscal years ended December 31, 2009 and 2008.

Pre-Approval of Services

We do not have an audit committee. As a result, our board of directors performs the duties of an audit committee. Our board of directors evaluates and approves in advance the scope and cost of the engagement of an auditor before the auditor renders its audit and non-audit services. We do not rely on pre-approval policies and procedures.

Conflicts of Interest

Under Cayman Islands law, our directors have a duty of loyalty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. In fulfilling their duty of care to us, our directors must ensure compliance with our amended and restated memorandum and articles of association. In certain limited circumstances, a shareholder has the right to seek damages if a duty owed by our directors is breached.

Each of our directors has, or may come to have, conflicting fiduciary obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Our officers and directors have fiduciary obligations to those companies on whose board of directors they sit. To the extent that they identify business opportunities that may be suitable for the entities or other companies on whose board of directors they may sit, our officers and directors will honor those fiduciary obligations. Accordingly, they may not present opportunities to us that come to their attention in the performance of their duties as directors of such other entities unless any other entity to which they owe such a fiduciary obligation and any successors to such entities have declined to accept such opportunities. Additionally, certain of our directors and officers are directors of companies, both public and private, that may perform business activities in the PRC similar to those that we may perform after consummating a business combination.

Limitation of Director and Officer Liability

Pursuant to our memorandum and articles of association, every director and officer for the time being of the Company or any trustee for the time being acting in relation to the affairs of the Company and their respective heirs, executors, administrators, personal representatives or successors or assigns shall, in the absence of willful neglect or default, be indemnified by the Company against, and it shall be the duty of the directors out of the funds and other assets of the Company to pay, all costs, losses, damages and expenses, including travelling expenses, which any such director, officer or trustee may incur or become liable in respect of by reason of any contract entered into, or act or thing done by him as such director, officer or trustee or in any way in or about the execution of his duties and the amount of which such indemnity is provided shall immediately attach as a lien on the property of the Company and have priority as between the members over all other claims.  No such director, officer or trustee shall be liable or answerable for the acts, receipts, neglects or defaults of any other director, officer or trustee or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested or for any loss or any of the moneys of the Company which shall be invested or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited, or for any other loss, damage or misfortune whatsoever which shall happen in or about the execution of the duties of his respective office or trust or in relation thereto unless the same happen through his own willful neglect or default.

SELLING STOCKHOLDERS

The ordinary shares being offered by the selling stockholders are those issuable to the selling stockholders upon conversion of the convertible notes.  We are registering the ordinary shares in order to permit the selling stockholders to offer the shares for resale from time to time.  Except for the ownership of the convertible notes issued pursuant to the Purchase Agreement, the selling stockholders have not had any material relationship with us within the past three years.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the ordinary shares by each of the selling stockholders.  The second column lists the number of ordinary shares beneficially owned by each selling shareholder, based on its ownership of the convertible notes, as of December 9, 2010, assuming conversion of all convertible notes held by the selling stockholders on that date, without regard to any limitations on conversions.

The third column lists the ordinary shares being offered by this prospectus by the selling stockholders.

In accordance with the terms of a Registration Rights Agreement with the selling stockholders, this prospectus generally covers the resale of at least 130% of the sum of number of ordinary shares issuable upon conversion and/or of the convertible notes as of the Trading Day immediately preceding the date the registration statement is initially filed with the SEC.  Because the conversion price of the convertible notes may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus.  The fifth column assumes the sale of all of the shares offered by the selling stockholders pursuant to this prospectus.

Under the terms of the convertible notes, a selling shareholder may not convert the convertible notes to the extent such conversion would cause such selling shareholder, together with its affiliates, to beneficially own a number of ordinary shares which would exceed 4.99% of our then outstanding ordinary shares following such conversion, excluding for purposes of such determination ordinary shares issuable upon conversion of the convertible notes which have not been converted.  The number of shares in the second column does not reflect this limitation.  The selling stockholders may sell all, some or none of their shares in this offering.  See “Plan of Distribution.”

Name of Selling Stockholder	Aggregate Principal Amount of Notes Purchased	Maximum Number of Ordinary Shares Convertible from Notes and Owned Prior to Offering (1) (2)	Number of Ordinary Shares Underlying the Notes Offered(1) (2)	Percentage of Ordinary Shares Beneficially Owned Before Offering(1) (2)	Number of Ordinary Shares Beneficially Owned After Offering	Percentage of Ordinary Shares Beneficially Owned After Offering
CNH Diversified Opportunities Master Account, L.P. (8)	$300,000	256,579	256,579	1.24%	-	-
AQR DELTA Sapphire Fund, L.P. (15)	$300,00	256,579	256,579	1.24%	-	-
AQR Funds – AQR Diversified Arbitrage Fund(16)	$1,850,000	1,582,237	1,582,237	7.20%	-	-
AQR Opportunistic Premium Offshore Funds, L.P. (17)	$450,000	384,868	384,868	1.85%	-	-
Advanced Series Trust – AST Academic Services Portfolio (18)	$200,000	171,053	171,053	0.83%	-	-
AQR DELTA Master Account, L.P. (19)	$1,800,000	1,539,474	1,539,474	7.01%	-	-
AQR Absolute Return Master Account, L.P. (20)	$100,000	85,526	85,526	0.42%	-	-
Periscope Partners LP (9)	$125,000	106,908	106,908	0.52%	-	-
Stinson Management Company(10)	$300,000	256,579	256,579	1.24%	-	-
Nextview Capital, LP (11)	$650,000	555,921	555,921	2.65%	-	-
Wei Li	$50,000	42,763	42,763	0.21%	-	-
Cranshire Capital LP (12)	$50,000	42,763	42,763	0.21%	-	-
Gibralt US, Inc. (13)	$250,000	213,816	213,816	1.04%	-	-
Iroquois Master Fund Ltd (3)	$50,000	42,763	42,763	0.21%	-	-
Pacific Capital Management LLC(4)	$300,000	256,579	256,579	1.24%	-	-
Warberg Opportunistic Trading Fund LP (5)	$50,000	42,763	42,763	0.21%	-	-
RL Capital Partners, LP(6)	$50,000	42,763	42,763	0.21%	-	-
Ronald Lazar	$25,000	21,382	21,382	0.10%	-	-
Anthony Polak	$50,000	42,763	42,763	0.21%	-	-
Anthony Polak “S”	$25,000	21,382	21,382	0.10%	-	-
Jamie Polak	$25,000	21,382	21,382	0.10%	-	-
Domaco Venture Capital Fund (7)	$25,000	21,382	21,382	0.10%	-	-
Maple Day Limited (14)	$20,000	17,105	17,105	0.08%	-	-

(1)
Under applicable SEC rules, a person is deemed to beneficially own securities which the person as the right to acquire within 60 days through the exercise of any option or warrant or through the conversion of a convertible security. Also under applicable SEC rules, a person is deemed to be the “beneficial owner” of a security with regard to which the person directly or indirectly, has or shares (a) voting power, which includes the power to vote or direct the voting of the security, or (b) investment power, which includes the power to dispose, or direct the disposition, of the security, in each case, irrespective of the person’s economic interest in the security. Each listed selling stockholder has the sole investment and voting power with respect to all the Ordinary Shares shown as beneficially owned by such selling stockholder, except as otherwise indicated in the footnotes to the table.

(2)
As of December 9, 2010 there were 20,412,203 Ordinary Shares of the Company issued and outstanding. In determining the percent of Ordinary Shares beneficially owned by a selling stockholder on December 9, 2010, (a) the numerator is the number of Ordinary Shares beneficially owned by such selling stockholder (including shares that he has the right to acquire within 60 days of December 9, 2010), and (b) the denominator is the sum of (i) the  20,412,203 shares outstanding on December 9, 2010 and (ii) the number of shares which such selling stockholders has the right to acquire within 60 days of  December 9, 2010.

(3)
Iroquois Capital Management L.L.C. (“Iroquois Capital”) is the investment manager of Iroquois Master Fund, Ltd (“IMF”).  Consequently, Iroquois Capital has voting control and investment discretion over securities held by IMF.  As managing members of Iroquois Capital, Joshua Silverman and Richard Abbe make voting and investment decisions on behalf of Iroquois Capital in its capacity as investment manager to IMF.  As a result of the foregoing, Mr. Silverman and Mr. Abbe may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the securities held by IMF. Notwithstanding the foregoing, Mr. Silverman and Mr. Abbe disclaim such beneficial ownership.

(4)
Pacific Capital Management, LLC (“PCM”) is a Delaware limited liability company.  Its investment manager is JMG Capital Management, Inc. (the “Manager”), a California corporation that has voting and dispositive power over PCM’s’ investments, including the Registrable Securities.  Jonathan M. Glaser is the Executive Officer and Director of the Manager and has sole investment discretion over PCM’s portfolio holdings.

(5)
Daniel I Warsh is the portfolio manager of Warberg Opportunistic Trading Fund LP and has the sole voting and dispositive power over the securities held for the account of Warberg Opportunistic Trading Fund LP.

(6)	Ronald Lazar and Anthony Polak are the managing members of RL Capital Partners, LP and have the sole voting and dispositive power over the securities held for the account of RL Capital Partners, LP.

(7)	Jack Polak is the general partner of Domaco Venture Capital Fund and has the sole voting and dispositive power over the securities held for the account of Domaco Venture Capital Fund.

(8)
Todd Pulvino is the principal of CNH Partners, LLC, the advisor of CNH Diversified Opportunities Master Account, L.P., and as such, has discretionary voting and investment authority over the shares owned by CNH Diversified Opportunities Master Account, L.P.

(9)	Alla Pasernack is the portfolio manager of Periscope Partners LP and has the sole voting and dispositive power over the securities held for the account of Periscope Partners LP.

(10)
Stinson Management Company has discretionary authority over a group of agency accounts at M&T Investment Group. While ownership rests with each individual clients, as part of its authority Stinson Management Company exercises investment discretion and voting rights over the shares held in each agency account. Its President, John T. Stinson, is the sole individual permitted to exercise this authority on behalf of the company and its clients.

(11)	Stewart Flink is the portfolio manager of Nextview Capital, LP and has the sole voting and dispositive power over the securities held for the account of Nextview Capital, LP.

(12)
Downsview Capital, Inc. (“Downsview”) is the general partner of Cranshire Capital, L.P. (“Cranshire”) and consequently has voting control and investment discretion over securities held by Cranshire. Mitchell P. Kopin (“Mr. Kopin”), President of Downsview, has voting control over Downsview. As a result of the foregoing, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares of common stock beneficially owned by Cranshire.

(13)	Ryan Chan is the Vice President of Gibralt US, Inc. and has the sole voting and dispositive power over the securities held for the account of Gibralt US, Inc.

(14)	Xue Yu Chao is the director of Maple Day Limited and has the sole voting and dispositive power over the securities held for the account of Maple Day Limited.

(15)
Todd Pulvino is the principal of CNH Partners, LLC, the sub-advisor of AQR DELTA Sapphire Fund, L.P., and as such, has discretionary voting and investment authority over the shares owned by AQR DELTA Sapphire Fund, L.P.

(16)
Todd Pulvino is the principal of CNH Partners, LLC, the sub-advisor of AQR Funds – AQR Diversified Arbitrage Fund., and as such, has discretionary voting and investment authority over the shares owned by AQR Funds – AQR Diversified Arbitrage Fund.

(17)
Todd Pulvino is the principal of CNH Partners, LLC, the sub-advisor of AQR Opportunistic Premium Offshore Funds, L.P., and as such, has discretionary voting and investment authority over the shares owned by AQR Opportunistic Premium Offshore Funds, L.P.

(18)
Todd Pulvino is the principal of CNH Partners, LLC, the sub-advisor of AQR Capital Management, LLC, which acts as nominee and trustee for Advanced Series Trust – AST Academic Services Portfolio, and as such, has discretionary voting and investment authority over the shares owned by Advanced Series Trust – AST Academic Services Portfolio.

(19)
Todd Pulvino is the principal of CNH Partners, LLC, the sub-advisor of AQR DELTA Master Account, L.P., and as such, has discretionary voting and investment authority over the shares owned by AQR DELTA Master Account, L.P.

(20)
Todd Pulvino is the principal of CNH Partners, LLC, the sub-advisor of AQR Absolute Return Master Account, L.P., and as such, has discretionary voting and investment authority over the shares owned by AQR Absolute Return Master Account, L.P.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 9, 2010, the stock ownership of each executive officer and director of the company, of all the executive officers and directors of the company as a group, and of each person known by the company to be a beneficial owner of 5% or more of its ordinary shares. Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power as to such shares. No person listed below has any options, warrant or other right to acquire additional securities of the company, except as may be otherwise noted. All shares have identical voting rights. Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. All share ownership figures include ordinary shares issuable upon securities convertible or exchangeable into ordinary shares within sixty (60) days.

Name and Address	Number of Shares Beneficially Owned	Percent of Class (1)
Creation International Development Investments Limited (4)	8,188,889	40.12%
Gao Ren (4)	–	–
Ma Yongfeng (2)(3)	–	–
Teng Yunhai (2)(3)	3,189	0.02%
Li Songyun (2)(3)	143,858	0.71%
Zhao Chunfu (2)(3)	502,500	2.46%
Jodie Zheng Wehner (2)	–	–
Stephen Monticelli (2)(5)	100,000	0.49%
All directors and officers as a group (7 persons)	8,938,436	43.8%

(1)
Percentage of beneficial ownership held by each person is determined by dividing (i) the number of ordinary shares beneficially owned by such person as of December 9, 2010 by (ii) 20,412,203 ordinary shares outstanding as of December 9, 2010, plus, in the case of (ii), the number of ordinary shares such person has the right to acquire within 60 days of the date of December 9, 2010.

(2)	The person is an officer, a director or both. The business address of our directors and officers is Chengdong Street, Lanxi County, Heilongjiang Province, PRC.
(3)	These shares were received in connection with our share exchange that we consummated with Bright on July 9, 2008.
(4)
Mr. Gao, our Chief Executive Officer and chairman, is party to an agreement, dated April 15, 2010, with Creation International Development Investments Limited (“Creation”), and its sole shareholder, Mr. Gabriele Sanesi, pursuant to which Mr. Gao may acquire all of the shares of Creation in accordance with the terms and conditions set forth therein.

(5)
Stephen Monticelli entered into an employment agreement with the Company on August 30, 2010 to serve as an independent director of the Company. Pursuant to the employment agreement, as part of compensation for services, the Company shall award to Mr. Monticelli an aggregate of one hundred thousand restricted shares, par value $0.002 per share.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

2010 Restructuring

On April 15, 2010, so as to not violate certain applicable PRC regulations, all direct equity interests in us (approximately 40.51% of our outstanding ordinary shares) held on or behalf of Mr. Gao, our Chief Executive Officer and chairman was transferred to Creation.  Gabriele Sanesi, a citizen of Italy, is the sole shareholder and director of Creation.  Pursuant to an agreement dated April 15, 2010 among Creation and Messrs. Gao and Sanesi, or the “April 2010 Agreement,” Mr. Sanesi has granted Mr. Gao the irrevocable right to exercise his rights as a shareholder and director of Creation.  In addition, in accordance with the April 2010 Agreement, Mr. Sanesi has agreed to transfer 100% of his equity interests in Creation to Mr. Gao if the net income of the company from January 1, 2010 to June 30, 2010 is no less than US$2.0 million.

Related Party Transactions

Since the beginning of 2009, we entered into the following transactions with certain related parties, in addition to the share transactions noted above.

Due to China’s foreign currency control and export and import license requirements, on November 7, 2005, the company entered into an Agency Agreement with Harbin Sunshine Linen Textile Co, Ltd., our affiliate.  Pursuant to the terms of the Agency Agreement, Harbin Sunshine Linen Textile Co., Ltd., acts as our agent in importing flax and exporting linen yarn, linen fabric and other products. We pay Harbin Sunshine Linen Textile Co., Ltd, an import fee equal to the cost of flax imported on our behalf plus 6%.  We do not pay any fee for exporting services provided by Harbin Sunshine Linen Textile Co, Ltd.

We purchase raw materials from, sell finished goods to, and outsource some of our production to related parties who are under common control.  One such related party is Harbin Zhongyi Sunshine Linen Co., Ltd, which is controlled by Mr. Gao, our Chief Executive Officer and principal shareholder.  Pursuant to these arrangements, we had amounts due from Harbin Zhongyi Sunshine Linen Co., Ltd., totaling $726,274 as of September 30, 2010.  In addition, we had amounts due from Harbin Sunshine Linen Textile Co, Ltd., totaling $8,308, as of September 30, 2010.

The following table summarizes related party transactions in the first nine months of 2010 and the fiscal year ending December 31, 2009, relating to selling finished goods, purchasing raw materials, processing products and selling linen yarn:

	For the Nine Months Ended September 30, 2010		For the Year Ended December 31, 2009
Transactions	Amount	Percentage of Total Similar Transactions	Amount	Percentage of Total Similar Transactions

(a) Selling finished goods to Harbin Sunshine Linen Textile Co., Ltd.	$183,528	0.6%	$4,169,833	14.6%

(b) Selling finished goods to Harbin Zhongyi Sunshine Linen Co., Ltd	$2,169,850	6.9%	$7,289,137	25.5%

(a) Purchasing raw materials from Harbin Sunshine Linen Textile Co., Ltd.	$64,195	0.4%	$41,337	1.05%

(b) Purchasing raw materials from Harbin Zhongyi Sunshine Linen Co., Ltd	$3,712,246	20.7%	$1,382,827	35.2%

DESCRIPTION OF SHARE CAPITAL

General

We are a Cayman Islands company and our affairs are governed by our memorandum and articles of association and the Companies Law and the common law of the Cayman Islands. The following are summaries of material provisions of our memorandum and articles of association and the Companies Law insofar as they relate to the material terms of our ordinary shares. We have filed copies of our memorandum and articles of association and our amended and restated memorandum and articles of association as exhibits to our registration statement on Form F-1.

We are authorized to issue 500,000,000 ordinary shares, par value $.002. As of December 9, 2010, 20,412,203 ordinary shares are outstanding, held by 115 record holders, though we believe that the number of beneficial holders is significantly greater.

Ordinary Shares

Ordinary shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders. Rights of shareholders may not be altered, except by a special resolution requiring two-thirds shareholder approval.

Our shareholders are entitled to receive ratable dividends when, as and if declared by the board of directors out of funds legally available. In the event of a liquidation, dissolution or winding up of the company after a business combination, our shareholders are entitled, subject to the rights of holders of preferred shares, if any, to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of shares, if any, having preference over the ordinary shares. Our shareholders have no conversion, preemptive or other subscription rights. There are no sinking fund or redemption provisions applicable to the ordinary shares.

Dividends

We have not paid any cash dividends on our ordinary shares to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any cash dividends in the foreseeable future. In addition, our board is not currently contemplating and does not anticipate declaring any share dividends in the foreseeable future. Further our ability to declare dividends may be limited to restrictive covenants if we incur any indebtedness.

Changes in Capital

We may from time to time by ordinary resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe. The new shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in the original share capital. We may by ordinary resolution:

•	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

•
sub-divide our existing shares, or any of them into shares of smaller amount than is fixed by our amended and restated memorandum of association, subject nevertheless to the provisions of Section 13 of the Companies Law; or

•	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

We may by special resolution reduce our share capital and any capital redemption reserve fund in any manner authorized by law.

Certain Differences in Corporate Law

The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. Cayman Islands law does not provide for mergers as that expression is understood under United States corporate law. There are statutory provisions that facilitate the reconstruction and amalgamation of companies in certain circumstances, which may be tantamount a merger, but we do not anticipate the use of such statutory provisions because a business combination can be achieved through other means, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business. However, in the event that a business combination was sought pursuant to these statutory provisions, the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction ought not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	we are not proposing to act illegally or beyond the scope of its authority and the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such as a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

When a takeover offer is made and accepted by holders of 90.0% of the shares within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. Our Cayman Islands counsel is not aware of any reported class action or derivative action having been brought in a Cayman Islands court. In principle, we will normally be the proper plaintiff and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which could be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting or proposing to act illegally or beyond the scope of its authority;

•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained;

•	the individual rights of the plaintiff shareholder have been infringed or are about to be infringed; or

•	those who control the company are perpetrating a “fraud on the minority.”

Certain Reporting Obligations

As a foreign private issuer, we are exempt from the rules under the Securities Exchange Act of 1934, as amended, prescribing the furnishing and content of proxy statements. In addition, we will not be required under the Exchange Act to file current reports with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act.

Our Transfer Agent

The transfer agent for our securities is Island Stock Transfer at 100 Second Ave South Suite 705 S, St. Petersburg. FL 33701.

Shares Eligible for Future Sale

Immediately after this offering, we will have 26,437,533 Ordinary Shares* outstanding, assuming all conversion of all the Notes and 20,412,203 Ordinary Shares assuming none of the Notes is converted. Of these shares, the 16,767, 929 shares will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted ordinary shares for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•
1% of the number of ordinary shares then outstanding, which will equal 204,122 shares assuming none of the Notes is converted and 264,375 assuming all the Notes are converted, immediately after this offering ; and

•	the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and by the availability of current public information about us.

Registration Rights

On November 3, 2010, we entered into a securities purchase agreement (the “Purchase Agreement”), with certain institutional and accredited investors (the “Investors”) for the issuance and sale of an aggregate of approximately $7 million of 7.5% notes (the “Notes”) that are convertible into the Company’s ordinary shares, par value $.002 per share (the “Ordinary Shares”) for aggregate net proceeds of approximately $6.4 million.

The Notes carry a fixed conversion price of $1.52, which is equal to 115% of the 10-day volume weighted average price prior to November 3, 2010, and have a two-year repayment term during which interest payments are due quarterly.  The conversion price of the Notes is subject to adjustment in the event that the Company issues or sells Ordinary Shares for a price less than the conversion price in effect at the time of such issuance or sales, to such lower issuance or sale price.  The principal and accrued interest under the Notes may be converted into Ordinary Shares at any time after the closing date, subject to certain limitations described in the Notes.  At any time after the one-year anniversary of the closing date, the Company may elect to redeem all or any portion of the outstanding amount due under the Notes for a sum equal to 107% of such outstanding amount, plus any accrued and unpaid interest and other charges due on such amount.  In the event of a change in control of the Company, a majority of the holders of the aggregate principal amount of the Notes then outstanding may require the Company to redeem all or any portion of the then-outstanding amounts due under the Notes, on a pro-rata basis among holders of the Notes, in cash at a price equal to the greater of (a) 110% of such amount, plus any accrued and unpaid interest and other charges due on such amount (the “Conversion Amount”), and (b) the product of (i) the Conversion Amount being redeemed multiplied by (ii) the quotient determined by dividing (x) the greatest closing sale price of the Ordinary Shares during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the change of control of the Company and (2) the public announcement of such change of control of the Company, and ending on the date the holder delivers the change of control redemption notice by (y) the conversion price then in effect.

*Includes up to 130% of the Ordinary Shares issuable on conversion of the Notes.  Based on the $1.52 per share price, the Notes would only convert to 4,605,263 Ordinary Shares.  However, the Company is obligated under the Registration Rights Agreement to register 130% of the Ordinary Shares issuable on conversion of the Notes because the conversion price of the Notes is subject to adjustment in the event that the Company issues or sells Ordinary Shares for a price less than the conversion price in effect at the time of such issuance or sales, to such lower issuance or sale price.

In connection with the Offering, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors.  Pursuant to the Registration Rights Agreement, the Company has reserved for issuance of up to 6,025,330 Ordinary Shares that may be issued upon conversion of the Notes, which represents 130% of the Ordinary Shares issuable upon conversion at $1.52.  Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) to register for resale the Ordinary Shares issuable under the Notes within 60 calendar days of the closing date of the Offering, and to use its best efforts to have the Registration Statement declared effective within 90 calendar days of the closing date of the Offering or within 195 calendar days of the closing of the Offering in the event of a full review of the Registration Statement by the SEC.  The Company is obligated to pay liquidated damages of 1% of the dollar amount of the Notes sold in the Offering upon the initial occurrence and each thirty-day anniversary of such occurrence until cured, payable in cash, if the registration statement is not filed and declared effective within the foregoing time periods and in the event that the Company fails to maintain an effective Registration Statement pursuant to the terms of the Registration Rights Agreement.  It is pursuant to our obligations under the Registration Rights Agreement that `we are filing this Registration Statement on Form F-1 to register the issuance of up to 6,025,330 Ordinary Shares on conversion of the Notes and the resale of the said Ordinary Shares by the Investors.

Our Memorandum and Articles of Association

Our amended and restated memorandum and articles of association became effective under the laws of the Cayman Islands on May 26, 2008. As set forth in the preamble to the amended and restated memorandum and articles of association, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law (2004 Revision) or as the same may be revised from time to time, or any other law of the Cayman Islands.

Under our amended and restated memorandum and articles of association, the Company will hold its annual meetings at such time and place as determined by the Company’s directors, and if not so determined, the annual meeting shall be held in the third month following that in which the anniversary of the Company’s continuation occurs. Notice of such meeting must be sent to all shareholders. The directors may hold an extraordinary meeting whenever they deem fit.  If at any time, there are insufficient directors constituting a quorum, any director or any one or more members in the aggregate not less than one-twentieth (1/20th) of the total issued share capital of the Company entitled to vote may convene an extraordinary meeting .

Anti-Money Laundering – Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity. Where permitted, and subject to certain conditions, we may also delegate the maintenance of its anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects that another person is engaged in money laundering or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report such belief or suspicion to either the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Criminal Conduct Law (2005 Revision) if the disclosure relates to money laundering or to a police officer of the rank of constable or higher if the disclosure relates to involvement with terrorism or terrorist property, pursuant to the Terrorism Law. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Taxation

The following summary of the material Cayman Islands and United States federal income tax consequences of an investment in ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this Form F-1, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Government of the Cayman Islands, will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon the company or its shareholders. The Cayman Islands are not party to any double taxation treaties.

We have applied for and can expect to receive an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on the shares, debentures or other obligations of the company or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by the company to its members or a payment of principal or interest or other sums due under a debenture or other obligation of the company.

People's Republic of China Taxation

Under the PRC enterprise income tax law, an enterprise established outside the PRC with "de facto management bodies" within the PRC is considered a "resident enterprise" of the PRC. A circular issued by the State Administration of Taxation on April 22, 2009 clarified that dividends and other income paid by certain offshore enterprises controlled by a PRC company or a PRC company group established outside of the PRC will be considered PRC-source income and subject to PRC withholding tax, currently at a rate of 10%, when paid to non-PRC enterprise shareholders. Under the implementation regulations to the enterprise income tax law, a "de facto management body" is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. In addition, the recent circular mentioned above specifies that certain offshore enterprises controlled by a PRC company or a PRC company group will be classified as PRC resident enterprises if the following are located or resident in the PRC: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, the company seal, and minutes of board meetings and shareholders' meetings; and half or more of the senior management or directors having voting rights. Although the circular only applies to offshore enterprises controlled by PRC enterprises and not those controlled by PRC individuals, the determining criteria set forth in the circular may reflect the State Administration of Taxation's general position on how the "de facto management body" test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises or individuals. We believe that China Linen Textile Industry, Ltd., our holding company incorporated in the Cayman Islands, is not a PRC resident enterprise. However, if the PRC tax authorities determine that China Linen is a PRC resident enterprise for enterprise income tax purposes, we may be required to withhold a 10% withholding tax from dividends we pay to our shareholders. In addition, non-PRC shareholders may be subject to PRC tax on gains realized on the sale or other disposition of ordinary shares, if such income is treated as sourced from within the PRC. It is unclear whether non-PRC shareholders of China Linen would be able to claim the benefits of any tax treaties between their tax residence and the PRC in the event that China Linen is treated as a PRC resident enterprise. See "Under the EIT Law, we and/or Bright may be classified as a “resident enterprise” of the PRC. Such classification could result in PRC tax consequences to us and our non-PRC shareholders and/or Bright. “

United States Federal Income Taxation

The following is a summary of the material United States federal income tax consequences of the ownership and disposition of our ordinary shares by a U.S. Holder described below that will hold our ordinary shares as "capital assets" (generally, property held for investment) under the United States Internal Revenue Code. This summary is based upon existing United States federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. This summary does not discuss all aspects of United States federal income taxation that may be important to particular investors in light of their individual investment circumstances, including investors subject to special tax rules (for example, financial institutions, insurance companies, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships and their partners, and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our voting stock, investors that will hold their ordinary shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes, or investors that have a functional currency other than the United States dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any non-United States, state, or local tax considerations. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our ordinary shares.

General

For purposes of this summary, a "U.S. Holder" is a beneficial owner of our ordinary shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the law of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the United States Internal Revenue Code.

If a partnership is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partners of a partnership holding our ordinary shares are urged to consult their tax advisors regarding an investment in our ordinary shares.

Dividends

Any cash distributions (including the amount of any PRC tax withheld) paid on our  ordinary shares out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of ordinary shares. Because we do not intend to determine our earnings and profits on the basis of United States federal income tax principles, any distribution paid will generally be treated as a "dividend" for United States federal income tax purposes. Subject to the discussion above regarding concerns expressed by the U.S. Treasury, for taxable years beginning before January 1, 2011, a non-corporate recipient of dividend income generally will be subject to tax on dividend income from a "qualified foreign corporation" at a maximum United States federal tax rate of 15% rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period and other requirements are met. U.S. Holders should consult their tax advisors regarding the availability of the reduced tax rate on dividends in their particular circumstances. Dividends received on our ordinary shares will not be eligible for the dividends received deduction allowed to corporations.

Dividends generally will be treated as income from foreign sources for United States foreign tax credit purposes and generally will constitute passive category income. In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law, a U.S. Holder may be subject to PRC withholding taxes on dividends paid, if any, on our ordinary shares. A U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed on dividends received on our ordinary shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld, may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of ordinary shares in an amount equal to the difference between the amount realized upon the disposition and the holder's adjusted tax basis in such ordinary shares. Any capital gain or loss will be long-term if the ordinary shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. In the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law and gain from the disposition of the ordinary shares is subject to tax in the PRC, such gain may be treated as PRC source gain for foreign tax credit purposes under the United States-PRC income tax treaty. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our ordinary shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares, unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder's holding period for the ordinary shares), and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of ordinary shares. Under the PFIC rules the:

•	excess distribution and/or gain will be allocated ratably over the U.S. Holder's holding period for the ordinary shares;
•
amount allocated to the current taxable year and any taxable years in the U.S. Holder's holding period prior to the first taxable year in which we are classified as a PFIC, or pre-PFIC year, will be taxable as ordinary income;

•	amount allocated to each prior taxable year, other than the current taxable year or a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to you for that year; and
•	interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than the current taxable year or a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our ordinary shares and any of our non-United States subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC and would be subject to the rules described above on certain distributions by a lower-tier PFIC and a disposition of shares of a lower-tier PFIC even though such U.S. holder would not receive the proceeds of those distributions or dispositions. U.S. Holders should consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder's indirect interest in any investments held by us that are treated as an equity interest in a PFIC for United States federal income tax purposes.

We do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections, which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our ordinary shares during any taxable year that we are a PFIC, the holder must file an annual report with the U.S. Internal Revenue Service. In the case of a U.S. Holder who has held ordinary shares during any taxable year in respect of which we were classified as a PFIC and continues to hold such ordinary shares (or any portion thereof) and has not previously determined to make a mark-to-market election, and who is now considering making a mark-to-market election, special tax rules may apply relating to purging the PFIC taint of such ordinary shares. Each U.S. Holder is urged to consult its tax advisor concerning the United States federal income tax consequences of purchasing, holding, and disposing ordinary shares if we are or become classified as a PFIC, including the possibility of making a mark-to-market election.

Information Reporting and Backup Withholding

Pursuant to the Hiring Incentives to Restore Employment Act enacted on March 18, 2010, in tax years beginning after the date of enactment, an individual U.S. Holder and certain entities may be required to submit to the Internal Revenue Service certain information with respect to his or her beneficial ownership of the ordinary shares, if such ADSs or ordinary shares are not held on his or her behalf by a U.S. financial institution. This new law also imposes penalties if an individual U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to the ordinary shares and proceeds from the sale, exchange or redemption of the ordinary shares may be subject to information reporting to the Internal Revenue Service and United States backup withholding at a rate of 28%. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification, or who is otherwise exempt from backup withholding. U.S. Holders should consult their tax advisors regarding the application of the United States information reporting and backup withholding rules. Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder's United States federal income tax liability, and a U.S. Holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the Internal Revenue Service and furnishing any required information.

PLAN OF DISTRIBUTION

We are registering the ordinary shares issuable upon conversion of the convertible notes to permit the resale of these ordinary shares by the holders of the convertible notes from time to time after the date of this prospectus.  We will not receive any of the proceeds from the sale by the selling stockholders of the ordinary shares.  We will bear all fees and expenses incident to our obligation to register the ordinary shares.

The selling stockholders may sell all or a portion of the ordinary shares beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents.  If the ordinary shares are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions.  The ordinary shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions,

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	sales pursuant to Rule 144;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling ordinary shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the ordinary shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the ordinary shares or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the ordinary shares in the course of hedging in positions they assume.  The selling stockholders may also sell ordinary shares short and deliver ordinary shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  The selling stockholders may also loan or pledge ordinary shares to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the convertible notes or ordinary shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the ordinary shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer and donate the ordinary shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the ordinary shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the ordinary shares is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of ordinary shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the ordinary shares may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the ordinary shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling shareholder will sell any or all of the ordinary shares registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the ordinary shares by the selling stockholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the ordinary shares to engage in market-making activities with respect to the ordinary shares.  All of the foregoing may affect the marketability of the ordinary shares and the ability of any person or entity to engage in market-making activities with respect to the ordinary shares.

We will pay all expenses of the registration of the ordinary shares pursuant to the registration rights agreement, estimated to be $34,654 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any.  We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution.  We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the ordinary shares will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the Ordinary Shares offered in this prospectus will be passed upon for us by Sichenzia Ross Friedman Ference LLP.  Members of Sichenzia Ross Friedman Ference LLP do not own any Ordinary Shares of China Linen Textile Industry, Ltd.

EXPERTS

The financial statements of China Linen Textile Industry, Ltd. and its subsidiaries as of December 31, 2009 and 2008, included herein, have been audited by Parker Randall CF (H.K.) CPA Limited, an independent registered public accounting firm, as stated in their report dated August 12, 2010, which is included herein, and such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of China Linen Textile Industry, Ltd. and its subsidiaries as of December 31, 2008 and 2007, included herein, have been audited by UHY Vocation HK CPA Limited, an independent registered public accounting firm, as stated in their report dated June 7, 2010, which is included herein, and such consolidated financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission.  You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  You can request copies of these documents by writing to the SEC and paying a fee for the copying cost.  Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.  Our SEC filings are also available to the public at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a Registration Statement on Form F-1 that we have filed with the SEC under the Securities Act of 1933 and therefore omits certain information contained in the Registration Statement.  We have also filed exhibits and schedules with the Registration Statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.  You may:

•	inspect a copy of the Registration Statement, including the exhibits and schedules, without charge at the public reference room,

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC, or

•	obtain a copy from the SEC web site.

The following financial statements for China Linen Textile Industry, Ltd. filed as part of this Registration Statement.

CHINA LINEN TEXTILE INDUSTRY, LTD.

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

Years ended December 31, 2009 and 2008

CHINA LINEN TEXTILE INDUSTRY, LTD.

Page
Report of Independent Registered Public Accounting Firm	F-1

Financial Statements
Consolidated Balance Sheets	F-2
Consolidated Statements of Operations and Other Comprehensive Income	F-3
Consolidated Statements of Changes in Shareholders’ Equity	F-4
Consolidated Statements of Cash Flows	F-5
Notes to Consolidated Financial Statements	F-7-F-39

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of
China Linen Textile Industry, Ltd.

We have audited the accompanying consolidated balance sheets of China Linen Textile Industry, Ltd. and its subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations and other comprehensive income, changes in shareholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB) of United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company, Ltd. and its subsidiaries as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Parker Randall CF (H.K.) CPA Limited
Hong Kong
August 12, 2010

CHINA LINEN TEXTILE INDUSTRY, LTD.

CONSOLIDATED BALANCE SHEETS
December 31, 2009 and 2008
(Stated in US Dollars)

			Restated
	Notes	2009	2008
		$	$
ASSETS
Current assets
Cash		2,320,656	10,674
Bank checks and commercial paper		1,921,610	1,566,733
Accounts receivable, net	3	8,762,516	9,374,255
Inventory	4	4,862,855	8,335,042
Prepaid expenses	5	2,183,219	1,666,980
Other receivables		100,165	275,888
Due from related parties	6	2,576,579	1,535,954
Governmental subsidy receivable	7	1,449,331	1,296,522
Deferred tax assets	19	228,794	299,193
Total current assets		24,405,725	24,361,241
Non-current assets
Property, plant and equipment, net	8	9,195,907	8,817,291
Land use right, net	9	408,134	416,185
Governmental subsidy receivable, non-current	7	1,882,593	2,387,837
Deferred tax assets, non-current	19	238,600	241,706
TOTAL ASSETS		36,130,959	36,224,260

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Bank loans	10	4,048,583	4,041,291
Accounts payable		2,565,188	2,709,566
Accrued expenses and other payables	11	1,101,571	1,559,459
Taxes payable	12	3,729,506	8,804,430
Deferred revenue		423,153	289,527
Deferred governmental subsidy	13	88,995	88,834
Loans from local government		-	295,001
Due to related parties	14	74,888	56,470
Deferred tax liabilities	19	362,333	324,130
Total current liabilities		12,394,217	18,168,708
Non-current liabilities
Deferred governmental subsidy, non-current	13	1,792,482	1,855,453
Deferred tax liabilities, non-current	19	470,648	596,959
TOTAL LIABILITIES		14,657,347	20,621,120

STOCKHOLDER’S EQUITY
Common stock
$0.002 par value, 500,000,000 shares authorized;
20,200,003 shares and 20,100,003 shares
issued and outstanding as of December 31, 2009 and 2008		42,274	42,074
Additional paid-in capital		3,093,816	2,986,212
Statutory reserves		1,593,559	1,019,595
Retained earnings		15,060,004	9,903,449
Accumulated other comprehensive income		1,683,959	1,651,810
TOTAL STOCKHOLDER’S EQUITY		21,473,612	15,603,140
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY		36,130,959	36,224,260

See notes to consolidated financial statements.

CHINA LINEN TEXTILE INDUSTRY, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME
For the Years Ended December 31, 2009 and 2008
(Stated in US Dollars)

			Restated
	Notes	2009	2008
		$	$
Revenues
Net sales		29,386,131	22,945,122
Costs of goods sold		20,675,443	17,648,852
Gross profit		8,710,688	5,296,270
Operating expenses
Selling expenses		615,176	393,348
General and administrative expenses		1,019,025	1,791,741
Total operating expenses		1,634,201	2,185,089
Operating income		7,076,487	3,111,181
Other income (expense)
Interest income		252,355	175,299
Interest expense		(314,898)	(540,203)
Government subsidies	15	863,436	1,324,225
Other expense		(5,177)	(6,819)
Total other income		795,716	952,502
Income before tax		7,872,203	4,063,683
Income tax	19	2,141,684	1,206,914
Net income		5,730,519	2,856,769
Other comprehensive income
Effects of foreign currency conversion		32,149	764,910
Comprehensive income		5,762,668	3,621,679

Basic and diluted earnings per share	18	0.28	0.15

See notes to consolidated financial statements

CHINA LINEN TEXTILE INDUSTRY, LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
For the Years Ended December 31, 2009 and 2008
(Stated in US Dollars)

	Common Stock		Additional			Accumulated Other
	Number of shares	Amount	Paid-in Capital	Statutory Reserve	Retained Earnings	Comprehensive Income	Total
		$	$	$	$	$	$
Balances at January 1, 2008	18,963,005	37,926	$2,002,251	630,573	$7,435,702	$886,900	$10,993,352
Shares effectively issued to former shareholders as part of the recapitalization	1,136,998	4,148	139,761	-	-	-	143,909
Shares contributed by shareholders as consideration for advisory services	-	-	844,200	-	-	-	844,200
Net income	-	-	-	-	2,856,769	-	2,856,769
Appropriation to statutory reserves	-	-	-	389,022	(389,022)	-	-
Other comprehensive income effects of foreign currency Conversion	-	-	-	-	-	764,910	764,910
Balances at December 31, 2008 (Restated)	20,100,003	42,074	2,986,212	1,019,595	9,903,449	1,651,810	15,603,140

Shares contributed by shareholders as consideration for consulting services	100,000	200	107,604	-	-	-	107,804
Net income	-	-	-	-	5,730,519	-	5,730,519
Appropriation to statutory reserves	-	-	-	573,964	(573,964)	-	-
Other comprehensive income effects of foreign currency conversion	-	-	-	-	-	32,149	32,149
Balances at December 31, 2009	20,200,003	42,274	3,093,816	1,593,559	15,060,004	1,683,959	21,473,612

CHINA LINEN TEXTILE INDUSTRY, LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2009 and 2008
(Stated in US Dollars)

		Restated
	2009	2008
	$	$
Cash Flows from Operating Activities
Net income	5,730,519	2,856,769
Adjustments to reconcile net income to net cash provided by operating activities:
Fair value of contributed common stock for advisory services	8,984	844,200
Bad debt (recoveries)/expenses	(31,313)	31,310
Impairment loss on property, plant and equipment	4,081	-
Depreciation	506,434	442,381
Amortization	8,795	8,671
Deferred income taxes	(15,290)	22,742
Changes in assets and liabilities:
Increase in bank checks and commercial paper	(351,798)	(1,155,604)
Decrease in accounts receivable	884,956	2,271,622
Decrease in inventory	3,484,721	1,606,161
Increase in prepaid expenses	(620,250)	(553,109)
Decrease/(increase) in other receivables	244,367	(235,926)
(Increase)/decrease in governmental subsidy, net	(484,093)	650,299
Decrease in accounts payable	(149,159)	(197,951)
Decrease in accrued expenses and other payables	(548,092)	(208,028)
(Decrease)/increase in taxes payable	(4,310,506)	974,980
Increase in deferred revenue	162,204	16,394
Increase in due from/to related parties	(1,048,002)	(3,105,746)
Net cash provided by operating activities	3,476,558	4,269,165

Cash Flows from Investing Activities
Purchase of property, plant and equipment	(872,962)	(2,159,769)
Net cash used in investing activities	(872,962)	(2,159,769)

See notes to consolidated financial statements.

CHINA LINEN TEXTILE INDUSTRY, LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2009 and 2008
(Stated in US Dollars)

		Restated
	2009	2008
	$	$
Cash Flows from Financing Activities
Proceeds from bank loans	4,043,601	3,936,110
Payments on bank loans	(4,043,601)	(5,986,251)
Payments on loans from local government	(295,321)	(43,353)
Payments on loans from related parties	-	(124,804)
Proceeds from reverse merger	-	141,526
Net cash used in financing activities	(295,321)	(2,076,772)

Net increase in cash and cash equivalents	2,308,275	32,624
Effects of foreign currency conversion on cash	1,707	(25,409)
Cash and cash equivalents – beginning of year/period	10,674	3,459
Cash and cash equivalents – end of year/period	2,320,656	10,674

Supplemental Disclosures of Cash Flow Information
Cash paid during the year for:
Interest	310,895	1,553,494
Income taxes	1,526,428	857,118

See notes to consolidated financial statements.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

1.        ORGANIZATION AND PRINCIPAL ACTIVITIES

The company is currently principally engaged in the business of production and distribution of various types of linen products, such as linen clothing, linen yarn, linen, and blending linen, etc.  The Company is also involved in consultation and research and development related to of linen technology and linen products.

The Company was incorporated under the laws of the Cayman Islands B.W.I. on February 3, 2000 as Aquasol Envirotech, Ltd.  The Company was formed to engage in the business of developing, acquiring and marketing water and waste water technology solutions.  The Company built a pilot facility in Squamish, British Columbia, Canada in 2001 and conducted limited operations to test its Bio Trap system for wastewater treatment and reuse.  The pilot facility was closed in 2001 after completion of the test, the Company ceased operations and became a shell company.

The Company entered into a share exchange transaction on July 9, 2008 as detailed below which resulted in a change of control of the Company.  This transaction was accounted for as a reverse merger whereby the historical financial statements and operations of the accounting acquirer are included in the financial statements of the Company.

Business Acquisition
On August 5, 2007, the owners of Heilongjiang Lanxi Sunrise Linen Textile Industry Co., Ltd. (“Lanxi Sunrise”) entered into a Share Purchase Agreement (the “Agreement”) with Bright International Group Co., Ltd. (“Bright”).  Pursuant to the Agreement, the owners of Lanxi Sunrise agreed to transfer their 95% equity ownership interest to Bright for a cash consideration of $750,000 (RMB 5,700,000).  The remaining 5% equity ownership interest was kept by Mr. Ren Gao, majority owner and CEO of Lanxi Sunrise.  On April 8, 2008, the local government approved the transaction as indicated on the Lanxi Sunrise's new business license. Upon completion of the acquisition, Lanxi Sunrise became an enterprise with foreign investment in PRC and a 95%-owned subsidiary of Bright.  As Mr. Ren Gao is the beneficial owner of Bright and remained the sole owner of Lanxi Sunrise after the share purchase, this transaction was treated as reorganization in which Bright is a continuing entity of Lanxi Sunrise.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTIVITIES (Continued)

Reverse Acquisition
On July 9, 2008, the Company entered into a share exchange transaction with Bright in which the Company acquired all the issued and outstanding capital stock of Bright in return for the issuance of 18,963,005 shares of the Company’s common stock.  As a result of the reverse merger, the Company effectively issued 1,136,998 shares (post split) of common stock on July 9, 2008.  As a result of the transaction, Bright became a wholly owned subsidiary of the Company.  The transaction was accounted for as a reverse acquisition from accounting perspective since Bright has become the controlling shareholder of the Company after the share exchange transaction.  For accounting purpose, Bright is regarded as the accounting acquirer while the Company before the reverse acquisition is deemed to have been acquired by Bright.  As a result, these consolidated financial statements have been prepared as a continuation of the consolidated financial statements of Bright.  In anticipation of completion of the Reverse Acquisition, the Company changed its name to China Linen Textile Industry, Ltd.

Share Split
On June 30, 2008, prior to completion of the Share Exchange transaction, the Company completed a 1:2 reverse split of its issued and outstanding common stock, thereby reducing the number of issued and outstanding shares from 2,273,995 to approximately 1,136,998.

The Company conducts all of its business activities through its wholly owned subsidiary, Lanxi Sunrise, which was incorporated in Lanxi County, Heilongjiang Province, the People's Republic of China (the "PRC") on June 11, 2002, as a state-owned holding company under the Company Law of PRC and changed into a privately owned business enterprise in June 2007. Lanxi Sunrise manufacturing facility is located in Lanxi County, Heilongjiang Province in the northeast section of the PRC near the city of Harbin.

Bright, incorporated in the Republic of Vanuatu on July 4, 2007, is an investment holding company with 95% equity ownership interest in Lanxi Sunrise.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

2.        SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP").

Basis of Consolidation
The accompanying consolidated financial statements include the accounts of the Company, Bright and Lanxi Sunrise, (hereafter, collectively referred to as “the Group”).  All significant intercompany accounts and transactions have been eliminated in consolidation.

Statement of Cash Flows
In accordance with SFAS No. 95, “Statement of Cash Flows,” cash flows from the Group’s operations is calculated based upon the functional currency. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheets.

Economic and Political Risks
The Group’s operations are conducted solely in the PRC.  There are significant risks associated with doing business in the PRC, among others, political, economic, legal and foreign currency exchange risks.  The Group’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Use of Estimates
In preparing the consolidated financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods.  These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes and the estimation on useful lives of plant and machinery.  Actual results could differ from those estimates.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

2.        SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents
Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less at the time of purchase.  As of December 31, 2009 and 2008, there were cash and cash equivalents of $2,320,656 and $10,674 respectively.

Bank Checks and Commercial Paper
Bank checks and commercial paper include bank checks and commercial paper with original maturities of approximately 180 days or less at the time of issuance. Book value approximates fair value because of the short maturity of those instruments. The Group receives these financial instruments as payments from its customers in the ordinary course of business.

Accounts Receivable
Accounts receivable consists of amounts due from customers. The Group extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts.  An allowance for doubtful accounts is established and determined based on management’s assessment of known requirements, aging of receivables, payment history, the customer’s current credit worthiness and the economic environment.

Concentrations of Credit Risk
The Group sells its products primarily to PRC domestic customers. Credit is extended based on an evaluation of the customer's financial condition. At both December 31, 2009 and 2008, two customers accounted for approximately 92% of its accounts receivable balances. Due to the longstanding nature of its relationships with these customers and contractual obligations, the Group is confident that it will recover these amounts. The Group establishes an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers and other information.

The Group maintains its cash and cash equivalents with high-quality institutions. Deposits held with banks in PRC may not be insured or exceed the amount of insurance provided on such deposits.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

2.        SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventories
Inventories are stated at the lower of cost or market value. Actual cost is used to value raw materials and supplies. Finished goods and work-in-progress are valued on the weighted-average cost method. Elements of costs in finished goods and work-in-progress include raw materials, direct labor, and manufacturing overhead. In assessing the ultimate realization of inventories, the management makes judgments as to future demand requirements compared to current or committed inventory levels.  The Group’s reserve requirements generally increase/decrease due to management projected demand requirements, market conditions and product life cycle changes.  As of December 31, 2009 and 2008, the Group did not make any allowance for slow-moving or defective inventories.

Fair value of Financial Instruments
The carrying values of the Group’s financial instruments, including cash and cash equivalents, accounts receivables, other receivables and prepayments, short-term borrowings, accounts payables, derivative instruments, and other accrued liabilities are at their fair values due to the maturity of such instruments.

Other Receivables
Other receivables principally include advances to employees who are working on projects on behalf of the Group. After the work is finished, they will submit expense reports with supporting documents to the accounting department. Upon being properly approved, the expenses are debited into the relevant accounts and the advances are credited out. Cash flows from these activities are classified as cash flows from operating activities.

Property, plant and equipment
Property, plant and equipment, other than construction in progress, are stated at cost less depreciation and amortization and accumulated impairment loss.  Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use.  Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the reporting period of disposition.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

2.        SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property, plant and equipment (Continued)
Depreciation of property, plant and equipment is calculated to written off the cost, less their estimated residual value, if any, using the straight-line method over their estimated useful lives.  The principal annual rates are as follows:

Leasehold land and buildings	20 years
Plant and machinery	14 years
Motor vehicles	5 years
Office equipment	3 years

Upon sale or disposition, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to income.

Construction in progress mainly represents expenditures in respect of the Group’s corporate campus and machinery under construction, which the campus was completed and at which production began in 2009.  Assets under construction are not depreciated until the construction is completed and the assets are ready for their intended use.

Accounting for the Impairment of Long-Lived Assets
The Group adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Live Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets.  The Group periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Group believes that, as of December 31, 2009 and 2008, there were no significant impairments of its long-lived assets.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

2.        SIGNIFICANT ACCOUNTING POLICIES (Continued)

Land Use Right
All land is owned by the Government in the PRC. Enterprises and individuals can pay the State a fee to obtain a right to use land for commercial or residential purposes for an initial period of 50 or 70 years, respectively. The land use right can be sold, purchased, and exchanged in the market. The successor owner of the land use right will reduce the amount of time which has been consumed by the predecessor owner.

(1)	Land Use Right – Town East Street

In August 2006, Lanxi Sunrise obtained the land use right of a piece of land, approximately 11 acres, located in the Lanxi County, Heilongjiang Province for $333,321 (RMB 2,600,000). The land use right is for commercial use purposes for a 50-year period ended August 15, 2056. The cost of this land use right is amortized over its prospective beneficial period, using the straight-line method. Most of Lanxi Sunrise’s production facilities and headquarters are located on this land. The local government refunded the full amount of the purchase price of $333,321 (RMB 2,600,000) to Lanxi Sunrise, which recorded the amount as deferred governmental subsidy to be recognized over the land use right's amortization period.

(2)	Land Use Right – Lixin Street

In January 2005, Lanxi Sunrise obtained the land use right of two adjacent pieces of land, approximately 2 acres, also located in Lanxi County, Heilongjiang Province for $49,600 (RMB 400,000). The land use right is for commercial use purposes for a 50-year period ended December 29, 2054. The cost of this land use right is amortized over its prospective beneficial period, using the straight-line method. A portion of Lanxi Sunrise’s production facilities are located in these two pieces of land.

In January 2005, the local government also granted the buildings attached to these two pieces of land to Lanxi Sunrise as a governmental subsidy, as more fully disclosed in the "Governmental Subsidies" section of this note. Lanxi Sunrise pledged the use rights of the two pieces of land and the buildings attached, as collateral to provide a guarantee for a related party through April 10, 2008 to receive an import letter of credit, as more fully disclosed in the "Related Party Transaction" of this note.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

2.        SIGNIFICANT ACCOUNTING POLICIES (Continued)

Governmental Subsidies
The Company’s subsidiary, Lanxi Sunrise, is considered to be a leading manufacture enterprise by the local government, Lanxi Government ("Lanxi Government"), which has a long-term desire to encourage Lanxi Sunrise to expand its production capacity and to create more job opportunities for local residents. For that purpose, the local government has granted various subsidies to Lanxi Sunrise as follows:

(1)	Income Tax Refund Grant
On May 19, 2006, the local government ran an incentive program exclusively for Lanxi Sunrise. Among other things, the program provided Lanxi Sunrise to receive government grants equal to Lanxi Sunrise's income taxes for the years 2006, 2007, and 2008, and the local income taxes for the years 2009 and 2010. To be eligible for the grants, Lanxi Sunrise needs to pay income taxes to the tax authority as required by tax laws and regulation, and then submits the proof of payment to Lanxi Government, which will deposit the grants to Lanxi Sunrise's bank account. The Lanxi Government further granted Lanxi Sunrise the deferral of income tax payments for 2006, 2007 and 2008 until 2009, 2010 and 2011, respectively.

Lanxi Sunrise records the present value of income tax refund grant as governmental subsidies receivable and governmental subsidy revenue at the same time when the income taxes payable are recorded. For the year ended December 31, 2009, Lanxi Sunrise has received the refund of income tax payment from the local government for the year of 2006 amounted to $1,320,000 (RMB 8,991,000).

(2)	Land Subsidy
Included in the incentive program described in the preceding paragraph, the local government provided $333,321 (RMB 2,600,000) subsidy for Lanxi Sunrise to purchase a land use right.  Lanxi Sunrise purchased the land use right in August 2006 for $333,321 (RMB 2,600,000), as more fully disclosed in the "Land Use Right" section of this note. The local government refunded the full amount of the purchase price to Lanxi Sunrise, which recorded the amount as deferred governmental subsidy to be recognized over the land use right's amortization period.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

2.        SIGNIFICANT ACCOUNTING POLICIES (Continued)

Governmental Subsidies (Continued)
(3)	Building Subsidy
In January 2005, the local government granted the buildings attached to two adjacent pieces of land to Lanxi Sunrise as government subsidy, as more fully disclosed in the "Land Use Right" section of this note.  Lanxi Sunrise obtained the title documents of these buildings on February 2, 2006. Management estimated the fair value of these buildings at $794,345 (RMB 5,793,572.), based on an appraisal report issued by an independent appraiser certified by the local government. Lanxi Sunrise treated the full amount as deferred governmental subsidy, and began to recognize governmental subsidy revenue when Lanxi Sunrise complied with all conditions attached to the grant in December 2007, over these buildings' estimated useful life of 20 years.

(4)	Sewage Facilities Improvement Subsidy
In December 2008, the local government granted $776,045 (RMB 5,300,000) to Lanxi Sunrise for sewage facilities improvement. This subsidy is regarded as deferred government subsidy whose primary condition for qualification is to improve the sewage facilities of the production plant by acquiring certain long-term assets. The government grant is recognised as income over the periods necessary to match them with the related costs of the assets purchased which they are intended to compensate over the periods and in the proportions in which depreciation on those assets is charged. Subsidy income of $16,185 was recognized for the year ended December 31, 2009. As the sewage facilities and equipment were under construction and installation in the year of 2008, no subsidy income was thus recognized.

(5) Monetary Grant
The local government granted various funds to Lanxi Sunrise, such as leading enterprise fund and financial supporting fund. Lanxi Sunrise recorded these funds as liabilities upon receipt. Government subsidy revenue is recognized only when there is reasonable assurance that Lanxi Sunrise has complied with all conditions attached to the grant.

(6)	Interest-free Loans
The local government provided certain interest-free loans to Lanxi Sunrise. These loans are unsecured, have no fixed terms of repayment and therefore deemed payable on demand. Receipts from and payments on loans from local government are classified as cash flows from financing activities. Due to the short-term nature of these loans, no subsidy income has been recorded with respect to these loans.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

2.        SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currency Translation
The Company and Bright maintain its books and accounting records in the United States Dollar ("USD"), which is determined as the functional currency. However, the functional currency of the Company’s subsidiary, Lanxi Sunrise, is in PRC currency “Renminbi” (“RMB”). Transactions denominated in currencies other than RMB are translated into RMB at the exchange rates quoted by the People’s Bank of China (“PBOC”) prevailing at the date of the transactions. Monetary assets and liabilities denominated in currencies other than RMB are translated into RMB using the applicable exchange rates quoted by the PBOC at the balance sheet dates. Gain and losses resulting from foreign currency transactions are included in operations.

For financial reporting purposes, the financial statements of the Group which are prepared using the functional currency have been translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

	2009	2008
Year end US$: RMB exchange rate	6.8172	6.8295
Average periodic US$: RMB exchange rate	6.8221	6.9199

RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.  No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

Revenue Recognition
Revenue represents the invoiced value of goods sold recognized upon the delivery of goods to customers. Revenue is recognized when all of the following criteria are met:
•	Persuasive evidence of an arrangement exists;
•	Delivery has occurred or services have been rendered;
•	The seller’s price to the buyer is fixed or determinable; and
•	Collectability is reasonably assured. Payments have been established.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

2.        SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)
The return policy of goods is recognized in actual basis when the goods sold were being returned by customer then the closing balance of the period/year is actually deducted by the increment of relevant cost of sales.  As the sales return rate is low and immaterial, no such provision is required to be made.

Deferred Revenue
Deferred revenue consists of prepayments to the Group for products that have not yet been delivered to the customers. Payments received prior to satisfying the Group’s revenue recognition criteria are recorded as deferred revenue.

Research and Development Costs
Research and development costs relating to the development of new products and processes, including significant improvements and refinements to existing products, are expensed when incurred. The major components of these research and development costs include experimental materials and labor costs. Research and development costs were immaterial for the Group in the years ended December 31, 2009 and 2008, respectively, and are included in general and administration expenses.

Comprehensive Income
The Group has adopted ASC 220 “Comprehensive Income” which establishes the rules for the reporting of comprehensive income and its components. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners.  Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a consolidated financial statement that is presented with the same prominence as other financial statements. The Group’s current components of other comprehensive income are the foreign currency translation adjustment.

Value-added Tax (VAT)
Sales revenue represents the invoiced value of goods, net of value-added tax (VAT). All of the Group’s products that are sold in PRC are subject to Chinese value-added tax at a rate of 17% of the gross sales price or at a rate approved by the Chinese local government. This VAT may be offset by VAT paid on purchases of raw materials included in the cost of producing the finished goods.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

2.        SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advertising Costs
Advertising costs are expensed as incurred and included as part of selling and marketing expenses. Advertising costs were immaterial for the Group in the years ended December 31, 2009 and 2008, respectively.

Pension and Employee Benefits
Full time employees of the PRC entities participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the PRC entities to accrue for these benefits based on certain percentages of the employees' salaries. Management believes full time employees who have passed the probation period are entitled to such benefits. The total provisions for employee pension were $46,366 and $55,751 for the years ended December 31, 2009 and 2008, respectively.

Share-based compensation
The issuance of the Company’s common stock for non-cash consideration have been assigned a per share amount equaling the fair value. The fair value is determined by the management by reference to the market price of the Company’s shares on the measurement date. The non-cash consideration received pertains to services rendered by the consultant.

The Company accounts for equity instruments issued to the consultant in exchange for services in accordance with the provisions of EITF Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods or Services, and EITF Issue No. 00-18, Accounting Recognition for Certain Transactions Involving Equity Instruments Granted to Other than Employees. The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant is reached or (ii) the date at which the consultant’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

The Company records the fair value of the fully vested, non-forfeitable common stock issued for future consulting services as prepaid consulting in its consolidated balance sheet.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

2.        SIGNIFICANT ACCOUNTING POLICIES (Continued)

Statutory Reserves
Pursuant to the applicable laws in PRC, PRC entities are required to make appropriations to three non-distributable reserve funds, the statutory surplus reserve, statutory public welfare fund, and discretionary surplus reserve, based on after-tax net earnings as determined in accordance with the PRC GAAP, after offsetting any prior years’ losses. Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net earnings until the reserve is equal to 50% of the entity's registered capital.

The Group has passed a resolution in January 2010 whereby Lanxi Sunrise will continue to allocate 10% of the after-tax net earnings to statutory surplus reserve despite the reserve having reached 50% of Lanxi Sunrise’s registered capital.

Appropriation to the statutory public welfare fund is 5% to 10% of the after-tax net earnings. The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation. Beginning January 1, 2006, the Group has no further requirements to make appropriations to the statutory public welfare fund. The Group does not make appropriations to the discretionary surplus reserve fund.

The Group contributed $573,966 and $389,022 to the statutory surplus reserve fund in 2009 and 2008 respectively. Statutory reserves consist of the followings:

	Statutory	Statutory	Total
	Surplus	Welfare	Statutory
	Reserve	Reserve	Reserves

Balance on January 1, 2008	$488,238	$142,335	$630,573

Contribution in 2008	389,022	-	389,022

Balance on December 31, 2008	$877,260	$142,335	$1,019,595

Contribution in 2009	573,964	-	573,964

Balance on December 31, 2009	$1,451,224	$142,335	$1,593,559

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

2.     SIGNIFICANT ACCOUNTING POLICIES (Continued)

Related Party Transactions
For the purposes of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Group and the party are subject to common control or common significant influence. Related parties may be individuals or other entities. The Group’s relationships with related parties are described as follows:

Name	Relationship

Ren Gao	Majority owner of the Group

Heilongjiang Lanxi Linen Textile Co., Ltd.	One of the founders of Lanxi Sunrise until Mr. Ren Gao bought out its equity interest in Lanxi Sunrise on June 11, 2007.

Songyuan Qianan Sunshine Linen Co., Ltd.	Under common control by Ren Gao

Harbin Zhongyi Sunshine Linen Co., Ltd.	Under common control by Ren Gao

Harbin Sunshine Linen Textile Co., Ltd.	Under the control by Jun Gao*

* Jun Gao, the elder brother of Ren Gao, is considered as a related party of the Group.

(1) Due from/to Related Parties

The Group purchases raw materials from, sells finished goods to, and outsources some of its production to related parties. In addition, due to China foreign currency control and export and import license requirements, the Group engages related parties, Harbin Zhongyi Sunshine Linen Co., Ltd and Harbin Sunshine Linen Textile Co., Ltd., to act as the Group’s agents in importing raw materials and exporting products on similar terms with unrelated parties. Due from/to related parties derived from such transactions are disclosed separately from arm's length trading accounts receivable and payable. Cash flows from these activities are classified as cash flows from operating activities.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

2.     SIGNIFICANT ACCOUNTING POLICIES (Continued)

Related Party Transactions (Continued)
(2) Loans from Related Parties

Loans from related parties are interest-free short-term loans from Mr. Ren Gao, the majority owner of the Group to finance the Group’s operation. Cash flows from these activities are classified as cash flows from financing activities.

(3) Guarantee to a Related Party

The Company’s subsidiary, Lanxi Sunrise, has pledged the land use right of two pieces of land and the buildings attached, as collateral to provide guarantee for Harbin Sunshine Linen Textile Co., Ltd., which was a previous owner of Lanxi Sunrise and is majority owned and controlled by Mr. Ren Gao, the majority owner of the Group, to receive an import letter of credit with the maximum value is $959,700 (RMB 7,600,000) from the Harbin Zhaolin Branch of Bank of China. The period guaranteed is from April 11, 2006 to April 10, 2008. The Group incurred neither liability nor expense related to this guarantee. As at December 31, 2009, the Group did not pledge any of its assets or provide any guarantees to related parties.

Income Taxes
The Group accounts for income taxes under ASC 740 “Income Taxes”, which method are called the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of income and comprehensive income in the periods that includes the enactment date.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

2.     SIGNIFICANT ACCOUNTING POLICIES (Continued)

Commitments and Contingencies
Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Fair Value Measurements
In August 2009, the FASB issued Accounting Standards Update “ASU” 2009-5 “Measuring Liabilities at Fair Value”. This ASU provides amendments to ASC 820-10 “Fair Value Measurements and Disclosures” to address concerns regarding the determination of the fair value of liabilities. Because liabilities are often not “traded”, due to restrictions placed on their transferability, there is typically a very limited amount of trades (if any) from which to draw market participant data. As such, many entities have had to determine the fair value of a liability through the use of a hypothetical transaction. This ASU clarifies the valuation techniques that must be used when the liability subject to the fair value determination is not traded as an asset in an active market.

In April 2009, the FASB issued ASC 820-10-65-4 (formerly FSP No. 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset and Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”). This standard emphasizes that even if there has been a significant decrease in the volume and level of activity, the objective of a fair value measurement remains the same. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants. This standard provides a number of factors to consider when evaluating whether there has been a significant decrease in the volume and level of activity for an asset or liability in relation to normal market activity.

In addition, when transactions or quoted prices are not considered orderly, adjustments to those prices based on the weight of available information may be needed to determine the appropriate fair value. This standard is effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively. Early adoption is permitted for periods ending after March 15, 2009. The adoption of this standard did not have a material effect on our consolidated financial statements.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

2.     SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements
In June 2009, the FASB established the FASB Accounting Standards Codification (ASC) as the single source of authoritative U.S generally accepted accounting principles (GAAP) recognized by the FASB to be applied to nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. The ASC superseded all previously existing non-SEC accounting and reporting standards, and any prior sources of U.S. GAAP not included in the ASC or grandfathered are not authoritative. New accounting standards issued subsequent to June 30, 2009 are communicated by the FASB through Accounting Standards Updates (ASUs). The ASC did not change current U.S. GAAP but changes the approach by referencing authoritative literature by topic (each a “Topic”) rather than by type of standard.

Adoption of the ASC did not have a material impact on the Company’s consolidated financial statements, but references in the Company’s notes to consolidated financial statements to former FASB positions, statements, interpretations, opinions, bulletins or other pronouncements are now presented as references to the corresponding Topic in the ASC.

Effective January 1, 2009, FASB issued FASB ASC 350-30 and ASC 275-10-50 (formerly FSP FAS 142-3, “Determination of the Useful Life of Intangible Assets”), which amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142 ("SFAS 142"), “Goodwill and Other Intangible Assets.” The adoption of these revised provisions did not have a material impact on the Company’s Consolidated Financial Statements.

Effective January 1, 2009, the Company adopted FASB ASC 805-10, (formerly SFAS 141R, "Business Combinations"), which establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non-controlling interest in an acquiree and the goodwill acquired.  In addition, the provisions in this ASC require that any additional reversal of deferred tax asset valuation allowance established in connection with fresh start reporting on January 7, 1998 be recorded as a component of income tax expense rather than as a reduction to the goodwill established in connection with the fresh start reporting. The Company will apply ASC 805-10 to any business combinations subsequent to adoption.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

2.     SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)
Effective July 1, 2009, the Company adopted FASB ASC 825-10-65 (formerly FASB Staff Position (“FSP”) No. FAS 107-1 and Accounting Principles Board 28-1, "Interim Disclosures about Fair Value of Financial Instruments"), which amends previous guidance to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. The adoption of FASB ASC 825-10-65 did not have a material impact on the Company’s consolidated financial statements.

Effective July 1, 2009, the Company adopted FASB ASC 820-10-65 (formerly FSP FAS 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly"), which provides guidance on how to determine the fair value of assets and liabilities when the volume and level of activity for the asset or liability has significantly decreased when compared with normal market activity for the asset or liability as well as guidance on identifying circumstances that indicate a transaction is not orderly. The adoption of ASC 820-10-65 did not have a material impact on the Company’s consolidated financial statements.

Effective July 1, 2009, the Company adopted FASB ASC 855-10 (formerly SFAS 165, “Subsequent Events”), which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date, but before financial statements are issued or are available to be issued. Adoption of ASC 855-10 did not have a material impact on the Company’s consolidated financial statements.

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

3.     ACCOUNTS RECEIVABLE
Accounts receivable consist of the following:

	December 31,	December 31,
	2009	2008
Accounts receivable	$9,238,460	$10,105,819
Less: Allowance for doubtful accounts	(475,944)	(731,564)
Accounts receivable, net	$8,762,516	$9,374,255

There was reversal of bad debt expense of $245,755 credited to operations for the years ended December 31, 2009. Bad debt expense of $31,310 was charged to operations for the year ended December 31, 2008.

4.     INVENTORY
Inventory consists of the followings:

	December 31,	December 31,
	2009	2008
Finished goods	$2,443,517	$6,175,230
Work-in-progress	406,297	697,378
Raw materials	1,994,074	1,443,502
Supplies and low-value materials	18,967	18,932
	$4,862,855	$8,335,042

No allowance for inventories was provided at December 31, 2009 and 2008.

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

5.     PREPAID EXPENSES
Prepaid expenses consist of the followings:

	December 31,	December 31,
	2009	2008
Raw materials and supplies	$1,756,565	$1,323,979
Advance to contractors	315,137	329,423
Others	111,517	13,578
	$2,183,219	$1,666,980

There was bad debt expense of $206,136 charged to operations for the year ended December 31, 2009.  No allowance for bad debt was provided for the year ended December 31, 2008.

6.     DUE FROM RELATED PARTIES
Due from related parties consist of the followings:

Name of Related Parties	December 31,	December 31,
	2009	2008
Ren Gao	$-	$319,326
Harbin Sunshine Linen Textile Co., Ltd.	515,479	1,185,605
Harbin Zhongyi Sunshine Linen Co., Ltd.	2,061,100	-
Songyuan Qianan Sunshine Linen Co., Ltd.	-	31,023
	$2,576,579	$1,535,954

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

7.     GOVERNMENTAL SUBSIDY RECEIVABLE
Governmental subsidy receivable consists of the following:

(1)	Current Portion

Name of Governmental Subsidy	December 31,	December 31,
	2009	2008
Income Tax Subsidy-2006	$-	$1,019,420
Income Tax Subsidy-2006 for interest imputed	-	159,963
Income Tax Subsidy-2007	1,252,755	-
Income Tax Subsidy-2007 for interest imputed	196,576	-
Sewage Facilities Improvement Subsidy	-	73,212
Monetary grant	-	43,927
	$1,449,331	$1,296,522

(2)	Non-current Portion

Name of Governmental Subsidy	December 31,	December 31,
	2009	2008
Income Tax Subsidy-2007	$-	$1,250,498
Income Tax Subsidy-2007 for interest imputed	-	94,538
Income Tax Subsidy-2008	1,044,683	1,042,801
Income Tax Subsidy-2008 for interest imputed	60,704	-
Income Tax Subsidy-2009	777,206	-
	$1,882,593	$2,387,837

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

8.     PROPERTY, PLANT AND EQUIPMENT
The following is a summary of property, plant and equipment:

	December 31,	December 31,
	2009	2008
Cost
Building and warehouses	$4,161,061	$4,153,567
Machinery and equipment	7,651,155	4,616,477
Office equipment and furniture	141,953	121,708
Motor vehicles	8,831	8,815
Total	$11,963,000	$8,900,567

Accumulated depreciation	(2,841,436)	(2,330,433)

Construction in progress	-	2,168,870
Idle fixed assets	66,964	70,921
Fixed assets to be disposed	7,379	7,366

Property, plant and equipment, net	$9,195,907	$8,817,291
Depreciation expense charged to operations was $506,434 and $442,381 for the years ended December 31, 2009 and 2008, respectively.

9.     LAND USE RIGHT
The following is a summary of land use right, less amortization:

	December 31,	December 31,
	2009	2008
Land use right	$440,063	$439,271
Less: Amortization	(31,929)	(23,086)
Land use right, net	$408,134	$416,185

Amortization expense charged to operations was $8,795 and $8,671 for the years ended December 31, 2009 and 2008, respectively.

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

10.   BANK LOANS
Bank loans consist of the following as of December 31, 2009:

Loan from Financial Institutions	Annual Interest Rate	Loan period	Loan Amount	Collateral
Lanxi Branch of Agriculture Bank of China	6.903%	3/18/2009 – 3/17/2010	$968,139
Lanxi Branch of Agriculture Bank of China	6.903%	3/18/2009 – 3/17/2010	440,063	The Group's
Lanxi Branch of Agriculture Bank of China	6.903%	3/20/2009 – 3/19/2010	440,063	equipment and
Lanxi Branch of Agriculture Bank of China	6.903%	3/23/2009 – 3/22/2010	1,320,190	buildings
Lanxi Branch of Agriculture Bank of China	6.903%	3/25/2009 – 3/24/2010	880,128
Total			$4,048,583

Interest expense charged to operations for these bank loans was $310,895 for the year ended December 31, 2009.  Management anticipates that the bank loans will be renewed after the due date for another year.  There was no default of bank loan or interest payments during the year.

Bank loans consist of the following as of December 31, 2008:

Loan from Financial Institutions	Annual Interest Rate	Loan period	Loan Amount	Collateral
Lanxi Branch of Agriculture Bank of China	9.711%	3/21/2008 – 3/20/2009	$439,271
Lanxi Branch of Agriculture Bank of China	9.711%	3/21/2008 – 3/20/2009	439,271	The Group's
Lanxi Branch of Agriculture Bank of China	9.711%	3/25/2008 – 3/24/2009	878,542	equipment and
Lanxi Branch of Agriculture Bank of China	9.711%	3/28/2008 – 3/27/2009	966,396	buildings
Lanxi Branch of Agriculture Bank of China	9.711%	3/28/2008 – 3/27/2009	1,317,811
Total			$4,041,291

Interest expense charged to operations for these bank loans was $373,650 for the year ended December 31, 2009.  The above bank loans were all renewed during 2009 with expected maturity dates of March 2010.

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

11.   ACCRUED EXPENSES AND OTHER PAYABLES
Accrued expenses and other payables consist of the followings:

	December 31,	December 31,
	2009	2008
Accrued payroll	$262,153	$364,855
Accrued employee benefits	265,886	284,250
Accrued pension expenses	102,957	153,291
Accrued sales commission	-	77,376
Other accrued expenses	246,473	401,202
Other payables	224,102	278,485
	$1,101,571	$1,559,459

12.   TAXES PAYABLE
Taxes payable consist of the followings:

	December 31,	December 31,
	2009	2008

Income taxes payable	$3,414,122	$4,046,654
Sales-related taxes payable	23,080	351,460
VAT payable	288,496	4,292,961
Property taxes payable	3,808	113,355
	$3,729,506	$8,804,430

The VAT payable brought forward from the year of 2006, 2007 and 2008 which was granted by the Government to be repaid from 2009 onwards was repaid during 2009.

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

13.   DEFERRED GOVERNMENTAL SUBSIDIES
Deferred governmental subsidies consist of the following:
(1)	Current Portion
	December 31,	December 31,
Name of Governmental Subsidy	2009	2008

Land subsidy	$7,628	$7,614
Building subsidy	42,495	42,418
Sewage facilities improvement subsidy	38,872	38,802
	$88,995	$88,834

(2)	Non-current Portion
	December 31,	December 31,
Name of Governmental Subsidy	2009	2008

Land subsidy	$362,954	$354,687
Building subsidy	764,901	763,523
Sewage facilities improvement subsidy	664,627	737,243
	$1,792,482	$1,855,453

14.   DUE TO RELATED PARTIES
Due to related parties consist of the followings:
	December 31,	December 31,
Name of Related Parties	2009	2008

Ren Gao	$45,672	$-
Harbin Zhongyi Sunshine Linen Co., Ltd.	-	56,470
Songyuan Qianan Sunshine Linen Co., Ltd.	29,216	-
	$74,888	$56,470

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

15.   GOVERNMENTAL SUBSIDY INCOME
Governmental subsidy income consists of the followings:

	December 31,	December 31,
Name of Governmental Subsidy	2009	2008
Income tax refund subsidy	$776,643	$1,029,178
Land use right subsidy	7,622	7,514
Building subsidy	42,464	41,864
Sewage subsidy	16,185	-
Financial support grants	20,522	245,669
	$863,436	$1,324,225

16.   RELATED PARTY TRANSACTIONS

	December 31, 2009		December 31, 2008
Transactions	Amount	Percentage of Total Similar Transactions	Amount	Percentage of Total Similar Transactions

(a) Selling finished goods to Harbin Sunshine Linen Textile Co., Ltd.	$4,169,833	14.6%	$4,161,201	20.9%

Purchasing raw materials from Harbin Sunshine Linen Textile Co., Ltd.	$41,337	1.05%	$1,444,461	54.5%

(b) Selling finished goods to Harbin Zhongyi Sunshine Linen Co., Ltd	$7,289,137	25.5%	$1,554,289	7.8%

Purchasing raw materials from Harbin Zhongyi Sunshine Linen Co., Ltd	$1,382,827	35.2%	$911,015	34.4%

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

17.   CONCENTRATION

Geographic Areas Information
All of the Group's assets exist mainly in the PRC, and its revenues are substantially derived from its operations therein.

Major Customers
There were five major customers each of which made sales over 5% of the Group’s total sales in 2009 as summarized in the following:

	December 31,		December 31,
	2009		2008
Major Customers	Revenue	Percentage of Total Revenue	Revenue	Percentage of Total Revenue

Harbin Sunshine Linen Textile Co., Ltd.	$4,169,833	14.2%	$4,161,201	18.1%
Harbin Zhongyi Sunshine Linen Co., Ltd.	7,289,137	24.8%	1,554,289	6.8%
Three unrelated customers	16,299,625	55.5%	16,274,719	70.9%

Total	$27,758,595	94.5%	$21,990,209	95.8%

Major Suppliers
The Group has a diversified supplier line. There were a few major suppliers from each of which the Group purchased over 5% of the Group’s total purchase, as summarized in the following:

	December 31,		December 31,
	2009		2008
Major Suppliers	Purchase	Percentage of Total Purchase	Purchase	Percentage of Total Purchase
				-
Harbin Sunshine Linen Textile Co., Ltd.	$41,337	0.4%	$1,444,461	54.5%
Harbin Zhongyi Sunshine Linen Co., Ltd.	1,382,827	11.7%	911,015	34.4%
Two unrelated customers	5,236,901	44.4%	-	-%
Total	$6,661,065	56.5%	$2,355,476	88.9%

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

18.   EARNINGS PER SHARE

	December 31,	December 31,
	2009	2008
Net income for basic and diluted earnings per share	$5,730,519	$2,856,769
Weighted average number of shares	20,108,333	19,511,256
Basic and diluted earnings per share	$0.28	$0.15

19.   INCOME TAX
The Group is subject to income taxes on an entity basis, that is, on income arising in or derived from the tax jurisdiction in which the entity is domiciled.

The income tax on consolidated statements of operation and other comprehensive income represented the provision of income taxes for the operating subsidiary, Lanxi Sunrise only.  No provision for the Company and Bright has been made as both companies have no operation nor assessable profits for the year ended December 31, 2009.

All Chinese enterprises are governed by the PRC Income Tax Law and various local income tax laws, pursuant to which a company generally is subject to an income tax at an effective rate of 25% on income as reported in its statutory financial statements after appropriate tax adjustments.

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

19.   INCOME TAX (Continued)
The provision for income taxes consists of the followings:

	December 31,	December 31,
	2009	2008
Current Income Tax	$2,156,974	$1,184,172
Deferred Income Tax	(15,290)	22,742
Income Tax	$2,141,684	$1,206,914

The components of net deferred tax liabilities are as follows:

	December 31,	December 31,
	2009	2008
Deferred tax assets:
Accrued Pension	$25,739	$38,326
Accrued Expenses	17,950	68,276
Bad Debt Allowance	175,387	182,891
Fixed assets provision	34,090	33,009
Deferred Subsidy Income	214,228	218,397
Total deferred tax assets	$467,394	$540,899
Deferred tax liabilities:
Subsidy Receivable	$(832,981)	$(921,089)
Net deferred tax liabilities	$(365,587)	$(380,190)

Reported as:
Current deferred tax assets	$228,794	$299,193
Current deferred tax liabilities	(362,333)	(324,130)
Non-current deferred tax assets	238,600	241,706
Non-current deferred tax liabilities	(470,648)	(596,959)
Net deferred taxes	$(365,587)	$(380,190)

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

19.   INCOME TAX (Continued)
The effective tax rate differed from the statutory income tax rate is as follows:

	December 31,	December 31,
	2009	2008
China statutory income tax rate	25%	25%
Effect of:
Non-deductible expenses	1.23%	5.19%
Change in income tax rate and others	-	(0.49)%
Effective Tax Rate	26.23%	29.70%

20.   COMMON STOCK CONTRIBUTED BY SHAREHOLDERS FOR SERVICES

Lanxi Sunrise entered into an Advisory Agreement with Mid-Continental Securities Corp. on March 30, 2007.  Pursuant to that agreement, Mid-Continental Securities Corp, or its designees, were entitled to receive a total of 804,000 shares of the Company as compensation for services after the reverse merger.  Such shares were transferred to Mid-Continental Securities Corp. by some shareholders of the Company in 2008. The Company has accounted for this as a contribution of capital by its shareholders and recorded a charge to operations as general and administrative expense in the amount of $844,200 for the year ended December 31, 2008. Such shares were valued based on the closing market price of $1.05 per share at the date of transfer.

On November 16, 2009, the Board of Directors authorized the issuance of 100,000 shares of common stock to an independent party pursuant to a consultancy agreement dated on the same date for financial advisory services to be provided to the Company from November 16, 2009 through November 15, 2010. The shares were valued at $107,804 and during the year ended December 31, 2009, the Company recorded general and administrative expense of approximately $9,000 related to the agreement.

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

21.   ASSET RETIREMENT OBLIGATIONS

The Group operates within the requirements of numerous regulations at the local, province, and national levels regarding issues such as the handling and disposal of hazardous chemicals, wastewater treatment and effluent and emissions limitations among others. From a practical standpoint, certain environmental contamination cannot be reasonably determined until a facility or asset is retired or an event occurs that otherwise requires the facility to be tested and monitored. In the absence of such requirements to test for environmental contamination prior to an asset or facility retirement, the Group has concluded that it cannot reasonably estimate the cost associated with such environmental-related asset retirement obligations (“ARO”).

In addition, the Group anticipates operating its manufacturing facilities indefinitely into the future thereby rendering the potential range of settlement dates as indeterminate. Therefore, the Group has not recorded any AROs to recognize legal obligations associated with the retirement of tangible long-lived assets.

22.   COMMITMENTS AND CONTINGENCIES

PRC’s Political and Economic System
The Group faces a number of risks and challenges not typically associated with companies in North America and Western Europe, since its assets exist mainly in the PRC, and its revenues are derived from its operations therein. The PRC is a developing country with an early stage market economic system, overshadowed by the state. Its political and economic systems are very different from the more developed countries and are in a state of change. The PRC also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationships with other countries, including the United States. Such shocks, instabilities and crises may in turn significantly and negatively affect the Group’s performance.

Environmental
In the ordinary course of its business, the Group is subject to numerous environmental laws and regulations covering compliance matters or imposing liability for the costs of, and damages resulting from, cleaning up sites, past spills, disposals and other releases of hazardous substances. Currently, the Group's environmental compliance costs principally include the routine inspection fees paid to the local environmental department. These amounts are immaterial to the Group's operating costs. However, future extension of its production line or changes in the environmental laws and regulations may significantly increase its environmental compliance costs and therefore have a material adverse effect on the Group’s financial position and results of operations.

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

22.   COMMITMENTS AND CONTINGENCIES (Continued)

Environmental (Continued)
Also, any failure by the Group to adequately comply with such laws and regulations could subject the Group to significant future liabilities.

Governmental Control of Currency Conversion
The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. The Group receives most of its revenues in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict the Group’s ability to remit sufficient foreign currency to satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents the Group from obtaining sufficient foreign currency to satisfy its currency demands, the Group may not be able to pay certain of its expenses as they come due.

Operating Lease
The Group leases certain production equipment from an unrelated third party for its production line of yarn forming. The fair value of this equipment is approximately $1,631,000 (RMB 11,140,000). The annual rent is $164,814 (RMB 1,125,600), payable quarterly, and is included in costs of goods sold. The lease agreement is renewed on an annual base. The leased equipment is essential to production and the ability to renew the lease will significantly affect the Group's performance.

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008
(Stated in US Dollars)

22.   COMMITMENTS AND CONTINGENCIES (Continued)

Capital Commitment
Contractual commitments for capital expenditure approximated $889,000 (RMB 6,060,000) relating to the construction of sewage facilities and acquisition of equipment as of December 31, 2009.

23.   SUBSEQUENT EVENTS

An evaluation of subsequent events was performed through August 12, 2010, which is the date the financial statements were issued.

24.   RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

The Company has restated its consolidated financial statements as of December 31, 2008 and for the year then ended, after having identified a share based compensation adjustment due to an Advisory Agreement between Lanxi Sunrise and Mid-Continental Securities Corp. dated March 30, 2007 not accounted for in the consolidated financial statements.

Pursuant to that agreement, Mid-Continental Securities Corp., or its designees, were entitled to receive a total of 804,000 shares of common stock of the Company as compensation for services after the reverse merger.  Such shares were transferred to Mid-Continental Securities Corp. and its designees by certain shareholders of the Company in 2008. In the restated 2008 Financial Statements, the Company has accounted for this event as a contribution of capital by its shareholders and recorded a charge to operations as a general and administrative expense in the amount of $844,200.  Such shares were valued based on the closing market price of $1.05 per share on the date of transfer.

For the year ended December 31, 2008, the effect of the restatements was to decrease previously reported net income of $3,700,969 to $2,856,769.

CHINA LINEN TEXTILE INDUSTRY, LTD.
AUDITED CONSOLIDATED FINANCIAL STATEMENTS
Years ended December 31, 2008 and 2007

CHINA LINEN TEXTILE INDUSTRY, LTD.

Page
Report of Independent Registered Public Accounting Firm	F-41

Financial Statements
Consolidated Balance Sheets	F-42
Consolidated Statements of Operations and Other Comprehensive Income	F-43
Consolidated Statements of Changes in Shareholders’ Equity	F-44
Consolidated Statements of Cash Flows	F-45
Notes to Consolidated Financial Statements	F-47-F-79

**UHY VOCATION HK CPA LIMITED**
Chartered Accountants
Certified Public Accountants

天職香港會計師事務所有限公司
香港灣仔告士打道五十號
馬來西亞大廈三字樓
電話：二三三二 零六六一
傳真：二三三二 零三零四
傳真：二三八八 二零八六

*Managing Directors:*

**DAVID T. K. NG** BTH, MA, MCOM, CA(AUST), ACA, FCCA, FAIA, FCPA, FCIS, FHKIoD, MSCA, CIA, FTIHK, HKIRFP, JP(NSW)
吳梓堅會計師

**S. T. YUEN** MBA, ACA, FCCA, ACIS, CPA, FHKIoD, FTIHK, MIIA, HKIRFP
原樹堂會計師

**Pang Hon Chung** MBA, DipMS, FCCA, CGA, ACA, CPA(Practising)
彭漢中會計師

3/F., Malaysia Building,
50 Gloucester Road, Wanchai,
HONG KONG.
Tel : (852) 2332 0661(23 lines)
Fax : (852) 2332 0304, 2388 2086
E-mail : cpa@uhy-hk.com
Website : www.uhy-hk.com

## REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

UHY Vocation HK

Hong Kong
June 7, 2010

CHINA LINEN TEXTILE INDUSTRY, LTD.

CONSOLIDATED BALANCE SHEETS
December 31, 2008 and 2007
(Stated in US Dollars)

	2008	2007 (A)
ASSETS
Current Assets
Cash	$10,674	$3,459
Bank checks and commercial paper	1,566,733	370,172
Accounts receivable, net	9,374,255	10,962,247
Inventory	8,335,042	9,328,163
Prepaid expenses	1,666,980	1,036,098
Other receivables	275,888	117,648
Due from related parties	1,535,954	22,967
Governmental subsidy receivable	1,296,522	-
Deferred tax assets	299,193	222,774
Total current assets	$24,361,241	$22,063,528
Property, Plant and Equipment, net	8,817,291	6,619,007
Land Use Right, net	416,185	397,912
Governmental Subsidy Receivable, non-current	2,387,837	2,197,554
Deferred Tax Assets, non-current	241,706	54,221
Total assets	$36,224,260	$31,332,222
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Bank loans	$4,041,291	$5,754,890
Accounts payable	2,709,566	2,724,846
Accrued expenses and other payables	1,559,459	1,703,620
Taxes payable	8,804,430	6,129,478
Deferred revenue	289,527	255,539
Deferred governmental subsidy	88,834	46,846
Loans from local government	295,001	317,349
Due to related parties	56,470	1,584,179
Loans from related parties	-	116,858
Deferred tax liabilities	324,130	62,015
Total current liabilities	$18,168,708	$18,695,620
Deferred Governmental Subsidy, non-current	1,855,453	1,093,861
Deferred Tax Liabilities, non-current	596,959	549,389
Total liabilities	$20,621,120	$20,338,870
COMMITMENTS AND CONTINGENCIES
Shareholders' Equity
Common stock $0.002 par value, 500,000,000 shares authorized; 20,100,003 shares and 18,963,005 shares issued and outstanding as of December 31, 2008 and 2007 respectively	$42,074	$37,926
Additional paid-in capital	2,986,212	2,002,251
Statutory Reserves	1,019,595	630,573
Retained earnings	9,903,449	7,435,702
Accumulated other comprehensive income	1,651,810	886,900
Total stockholders' equity	$15,603,140	$10,993,352
Total liabilities and stockholders' equity	$36,224,260	$31,332,222

See notes to consolidated financial statements.

(A) Represents the consolidated financial statements of Bright International Group Co. Ltd.

CHINA LINEN TEXTILE INDUSTRY, LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS
AND OTHER COMPREHENSIVE INCOME
For the Years Ended December 31, 2008 and 2007
(Stated in US Dollars)

	2008	2007 (A)
Revenues
Net sales	$22,945,122	$20,782,804
Costs of goods sold	17,648,852	15,075,310
Gross profit	$5,296,270	$5,707,494
Operating expenses
Selling expenses	393,348	305,422
General and administrative expenses	1,791,741	946,337
Total operating expenses	$2,185,089	$1,251,759
Operating income	$3,111,181	$4,455,735
Other income (expense)
Interest income	$175,299	$69,812
Interest expense	(540,203)	(817,596)
Government subsidies	1,324,225	1,407,967
Other expense	(6,819)	(36,284)
Total other income	$952,502	$623,899
Income before tax	$4,063,683	$5,079,634
Income tax	1,206,914	1,606,443
Net income	$2,856,769	$3,473,191
Other comprehensive income
Effects of foreign currency conversion	764,910	612,543
Comprehensive income	$3,621,679	$4,085,734

Basic and diluted earnings per share	$0.15	$0.18

See notes to consolidated financial statements.

(A) Represents the consolidated financial statements of Bright International Group Co. Ltd.

CHINA LINEN TEXTILE INDUSTRY, LTD.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
For the Years Ended December 31, 2008 and 2007
(Stated in US Dollars)

	Common Stock		Additional			Accumulated Other
	Number of shares	Amount	Paid-in Capital	Statutory Reserve	Retained Earnings	Comprehensive Income	Total

Balances at January 1, 2007	18,963,005	$37,926	$2,002,251	$427,005	$4,199,100	$274,357	$6,940,639

Net income		-	-	-	3,473,191	-	3,473,191
Appropriation to statutory reserves		-	-	203,568	(203,568)	-	-
Dividend distribution		-	-	-	(33,021)	-	(33,021)
Other comprehensive income effects of foreign currency Conversion		-	-	-	-	612,543	612,543

Balances at December 31, 2007	18,963,005	$37,926	$2,002,251	$630,573	$7,435,702	$886,900	$10,993,352
Shares effectively issued to former shareholders as part of the recapitalization	1,136,998	4,148	139,761	-	-	-	143,909
Shares contributed by shareholders as consideration for advisory services		-	844,200	-	-	-	844,200
Net income		-	-	-	2,856,769	-	2,856,769
Appropriation to statutory reserves		-	-	389,022	(389,022)	-	-
Other comprehensive income effects of foreign currency Conversion		-	-	-	-	764,910	764,910
Balances at December 31, 2008	20,100,003	$42,074	$2,986,212	$1,019,595	$9,903,449	$1,651,810	$15,603,140

See notes to consolidated financial statements.

CHINA LINEN TEXTILE INDUSTRY, LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2008 and 2007
(Stated in US Dollars)

	2008	2007 (A)
Cash Flows from Operating Activities
Net income	$2,856,769	$3,473,191
Adjustments to reconcile net income to net cash provided by operating activities:
Fair value of contributed common stock for advisory services	844,200	-
Bad debt expenses	31,310	426,369
Depreciation	442,381	346,918
Amortization	8,671	7,925
Deferred income taxes	22,742	182,735
Deferred governmental subsidy	650,299	-
Changes in:
Bank checks and commercial paper	(1,155,604)	(13,209)
Accounts receivable	2,271,622	(5,776,736)
Inventory	1,606,161	2,065,370
Prepaid expenses	(553,109)	1,935,417
Other receivables	(235,926)	308,299
Accounts payable	(197,951)	(124,142)
Accrued expenses and other payables	(208,028)	572,114
Taxes payable	974,980	2,176,022
Deferred revenue	16,394	(37,120)
Due to/from related parties	(3,105,746)	(4,788,175)
Net cash provided by operating activities	$4,269,165	$754,978

Cash Flows from Investing Activities
Purchase of property, plant and equipment	$(2,159,769)	$(284,120)
Net cash used in investing activities	$(2,159,769)	$(284,120)

CHINA LINEN TEXTILE INDUSTRY, LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Years Ended December 31, 2008 and 2007
(Stated in US Dollars)

	2008	2007 (A)
Cash Flows from Financing Activities
Proceeds from bank loans	$3,936,110	$-
Payments on bank loans	(5,986,251)	(67,998)
Payments on loans from local government	(43,353)	-
Payments on loans from related parties	(124,804)	(394,082)
Dividend payment	-	(33,021)
Proceeds from reverse merger	141,526	-
Net cash used in financing activities	$(2,076,772)	$(495,101)
Increase (Decrease) in cash	32,624	(24,243)
Effects of foreign currency conversion on cash	(25,409)	(13,201)
Cash at beginning of year	3,459	40,903
Cash at end of year	$10,674	$3,459

Supplemental Disclosures of Cash Flow Information
Cash paid during the year for:
Interest	$1,553,494	$4,108
Income taxes	$857,118	$54,438

See notes to consolidated financial statements.

(A) Represents the consolidated financial statements of Bright International Group Co. Ltd.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTIVITIES

China Linen Textile Industry, Ltd. (the “Company”) is currently principally engaged in the business of production and distribution of various types of Linen products, such as linen clothing, linen yarn, linen hemp, and blending linen, etc.  It is also involved in consultation, research and development related to of linen technology and linen products.

The Company was incorporated under the laws of the Cayman Islands B.W.I. on February 3, 2000 as Aquasol Envirotech, Ltd.  The Company was formed to engage in the business of developing, acquiring and marketing water and waste water technology solutions.  The Company built a pilot facility in Squamish, British Columbia, Canada in 2001 and conducted limited operations to test its Bio Trap system for wastewater treatment and reuse.  The pilot facility was closed in 2001 after completion of the test, and since that time, the Company has had no operations and became a shell company.

The Company entered into a share exchange transaction on July 9, 2008 as detailed in below paragraphs resulted in a change of control of the Company.  This transaction has been accounted for as a reverse acquisition in which the financial statements will be prepared under merger method whereby the historical financial statements and operations of the acquirer are included in the financial statements of the Company for the years ended December 31, 2008 and 2007, with no adjustment to the carrying value of assets and liabilities.

Business Acquisition
On August 5, 2007, the owners of Lanxi Sunrise entered into a Share Purchase Agreement (the “Agreement”) with Bright.  Pursuant to the Agreement, the owners of Lanxi Sunrise agreed to transfer their 95% equity ownership interest to Bright for a cash consideration of $750,000 (RMB 5,700,000).  The remaining 5% equity ownership interest was kept by Mr. Ren Gao, majority owner and CEO of Lanxi Sunrise.  On April 8, 2008, the local government approved the transaction as indicated on the Lanxi Sunrise's new business license. Upon completion of the acquisition, Lanxi Sunrise became an enterprise with foreign investment in PRC and a 95%-owned subsidiary of Bright.  As Mr. Ren Gao is the beneficial owner of Bright and remained the sole owner of Lanxi Sunrise after the share purchase, this transaction is treated as reorganization in which Bright is a continuing entity of Lanxi Sunrise.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 1 — ORGANIZATION AND PRINCIPAL ACTIVITIES (Continued)

Reverse Acquisition
On July 9, 2008, the Company entered into a share exchange transaction with Bright in which the Company acquired all the issued and outstanding capital stock of Bright in return for the issuance of 18,963,005 shares of the Company’s common stock.  As a result of the reverse merger, the Company effectively issued 1,136,998 shares (post split) of common stock on July 9, 2008.  As a result of the transaction, Bright became a wholly owned subsidiary of the Company.  The transaction is accounted for as a reverse acquisition from accounting perspective since Bright has become the controlling shareholder of the Company after the share exchange transaction.  For accounting purpose, Bright is regarded as the accounting acquirer while the Company before the reverse acquisition is deemed to have been acquired by Bright.  As a result, these consolidated financial statements have been prepared as a continuation of the consolidated financial statements of Bright.  In anticipation of completion of the Reverse Acquisition, the Company changed its name to China Linen Textile Industry, Ltd.

Share Split
On June 30, 2008, prior to completion of the Share Exchange transaction, the Company completed a 1:2 reverse split of its issued and outstanding common stock, thereby reducing the number of issued and outstanding shares from 2,273,995 to approximately 1,136,998.

The Company conducts all of its business activities through its wholly owned subsidiary, Heilongjiang Lanxi Sunrise Linen Textile Industry Co., Ltd. (“Lanxi Sunrise”), which was incorporated in Lanxi County, Heilongjiang Province, the People's Republic of China (the "PRC") on June 11, 2002, as a state-owned holding company under the Company Law of PRC and changed into a privately owned business enterprise in June 2007. Lanxi Sunrise manufacturing facility is located in Lanxi County, Heilongjiang Province in the northeast section of the PRC near the city of Harbin.

Bright International Group Co., Ltd. (“Bright”), incorporated in the Republic of Vanuatu on July 4, 2007, is an investment holding company with 95% equity ownership interest in Lanxi Sunrise.  The remaining 5% is owned by the president of the Company, Mr. Ren Gao.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The financial statements are prepared in accordance with generally accepted accounting principles in the United States of America ("US GAAP").

Basis of Consolidation
The accompanying consolidated financial statements include the accounts of the Company, Bright and Lanxi Sunrise, (hereafter, collectively referred to as “the Group”).  All significant intercompany accounts and transactions have been eliminated in consolidation.

The Company owned the two subsidiaries since its reverse acquisition on July 9, 2008.  For financial reporting purposes, the reverse merger has been accounted for as a recapitalization of the Company whereby the historical financial statements and operations of Bright become the historical financial statements of the Company, with no adjustment to the carrying value of assets and liabilities.  The financial statements have been prepared as if the reverse merger transaction had occurred retroactively at the beginning of the periods presented.  Share and per share amounts reflect the effects of the recapitalization and reverse stock split for all periods presented.  In addition, the presentation for all periods includes equity transactions of Bright as adjusted for the effects of the recapitalization and reverse stock split.

Reclassification
Certain reclassifications have been made to the consolidated financial statements for the year ended December 31, 2007 to conform to the presentation for the year ended December 31, 2008.

Foreign Currencies Transactions
The Company and Bright maintain its books and accounting records in USD, which is determined as the functional currency.  However, the functional currency of the Company’s subsidiary, Lanxi Sunrise, is in PRC currency “Renminbi” (“RMB”).  Transactions denominated in currencies other than RMB are translated into RMB at the exchange rates quoted by the People’s Bank of China (“PBOC”) prevailing at the date of the transactions. Monetary assets and liabilities denominated in currencies other than RMB are translated into RMB using the applicable exchange rates quoted by the PBOC at the balance sheet dates. Gain and losses resulting from foreign currency transactions are included in operations.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currencies Translation
The financial statements of Lanxi Sunrise, are translated into the reporting currency, the United States Dollar (“USD”). Assets and liabilities of Lanxi Sunrise are translated at the prevailing exchange rate at each reporting period end. Contributed capital accounts are translated using the historical rate of exchange when capital is injected. Income and expense accounts are translated at the average rate of exchange during the reporting period. Translation adjustments resulting from translation of these financial statements are reflected as other comprehensive income in the statements of operations and accumulated other comprehensive income in the statements of changes in shareholders' equity.

Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of changes in shareholders’ equity and amounted to $1,651,810 and $886,900 as of December 31, 2008 and 2007, respectively. The balance sheet amounts with the exception of equity at December 31, 2008 were translated at 6.8295 RMB to $1.00 USD as compared to 7.2939 RMB to $1.00 USD at December 31, 2007. The equity accounts were stated at their historical rate. The average translation rates applied to income statement accounts for the years ended December 31, 2008 and 2007 were 6.9199 RMB to $1.00 USD and 7.5709 RMB to $1.00, respectively.

Statement of Cash Flows
In accordance with SFAS No. 95, “Statement of Cash Flows,” cash flows from the Group’s operations is calculated based upon the functional currency. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Revenue Recognition
The Group recognizes revenue when the earnings process is complete. This generally occurs when products are shipped to unaffiliated customer, title and risk of loss have been transferred, collectability is reasonably assured and pricing is fixed or determinable. The corresponding freightout and handling costs are included in the selling expenses. The Group does not provide an unconditional right of return, price protection or any other concessions to its customers. There were no material sales returns and other allowances for the years ended December 31, 2008 and 2007.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred Revenue
Deferred revenue consists of prepayments to the Group for products that have not yet been delivered to the customers. Payments received prior to satisfying the Group’s revenue recognition criteria are recorded as deferred revenue.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results when ultimately realized could differ from those estimates.

Cash and Cash Equivalents
Cash and cash equivalents include cash on hand, deposits in banks with maturities of three months or less, and all highly liquid investments which are unrestricted as to withdrawal or use, and which have original maturities of three months or less at the time of purchase.

Bank Checks and Commercial Paper
Bank checks and commercial paper include bank checks and commercial paper with original maturities of approximately 180 days or less at the time of issuance. Book value approximates fair value because of the short maturity of those instruments. The Group receives these financial instruments as payments from its customers in the ordinary course of business.

Accounts Receivable
Accounts receivable are recorded at the invoiced amount and do not bear interest. The Group generally extends unsecured credit from three to six months to its customers in the ordinary course of business. The Group mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and determined based on managements' assessment of known requirements, aging of receivables, payment history, the customer's current credit worthiness, and the economic environment. When a specific accounts receivable balance is deemed uncollectible, a charge is taken to this reserve. Recoveries of balances previously written off are also reflected in this reserve.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations of Credit Risk
The Group sells its products primarily to PRC domestic customers. Credit is extended based on an evaluation of the customer's financial condition. At December 31, 2008 and 2007, two customers accounted for 92% and 90% of its accounts receivable-net, respectively. Due to the longstanding nature of its relationships with these customers and contractual obligations, the Group is confident that it will recover these amounts. The Group establishes an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers and other information.

The Group maintains its cash and cash equivalents with high-quality institutions. Deposits held with banks in PRC may not be insured or exceed the amount of insurance provided on such deposits.

Fair Value of Financial Instruments
The carrying value of financial instruments including cash and cash equivalents, bank checks and commercial paper, receivables, payables and accrued expenses, approximates their fair value due to the relatively short-term nature of these instruments.

Inventory
Inventories are stated at the lower of cost or market value. Actual cost is used to value raw materials and supplies. Finished goods and work-in-progress are valued on the weighted-average cost method. Elements of costs in finished goods and work-in-progress include raw materials, direct labor, and manufacturing overhead.

Others Receivable
Others receivable principally includes advances to employees who are working on projects on behalf of the Group. After the work is finished, they will submit expense reports with supporting documents to the accounting department. Upon being properly approved, the expenses are debited into the relevant accounts and the advances are credited out. Cash flows from these activities are classified as cash flows from operating activities.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (Continued)

Governmental Subsidies
The Company’s subsidiary, Lanxi Sunrise, is considered to be a leading manufacture enterprise by the local government, Lanxi Government ("Lanxi Government"), which has a long-term desire to encourage Lanxi Sunrise to expand its production capacity and to create more job opportunities for local residents. For that purpose, the local government granted various subsidies to Lanxi Sunrise.

(1) Income Tax Refund Grant
On May 19, 2006, the local government ran an incentive program exclusively for Lanxi Sunrise. Among other things, the program provided Lanxi Sunrise to receive government grants equal to Lanxi Sunrise's income taxes for the years 2006, 2007, and 2008, and the local income taxes for the years 2009 and 2010. To be eligible for the grants, Lanxi Sunrise needs to pay income taxes to the tax authority as required by tax laws and regulation, and then submits the proof of payment to Lanxi Government, which will deposit the grants to Lanxi Sunrise's bank account. The Lanxi Government further granted Lanxi Sunrise the deferral of income tax payments for 2006, 2007 and 2008 until 2009, 2010 and 2011, respectively. Lanxi Sunrise records the present value of income tax refund grant as governmental subsidies receivable and governmental subsidy revenue at the same time when the income taxes payable are recorded.

(2) Land Subsidy
Included in the incentive program described in the preceding paragraph, the local government provided $333,321 (RMB 2,600,000) subsidy for Lanxi Sunrise to purchase a land use right.  Lanxi Sunrise purchased the land use right in August 2006 for $333,321 (RMB 2,600,000), as more fully disclosed in the "Land Use Right" section of this note. The local government refunded the full amount of the purchase price to Lanxi Sunrise, which recorded the amount as deferred governmental subsidy to be recognized over the land use right's amortization period.

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (Continued)

Governmental Subsidies (Continued)

(3) Building Subsidy
In January 2005, the local government granted the buildings attached to two adjacent pieces of land to Lanxi Sunrise as government subsidy, as more fully disclosed in the "Land Use Right" section of this note.  Lanxi Sunrise obtained the title documents of these buildings on February 2, 2006. The Management valued the fair value of these buildings at $794,345 (RMB 5,793,572.), based on an appraisal report issued by an independent appraiser certified by the local government. Lanxi Sunrise treated the full amount as deferred governmental subsidy, and began to recognize governmental subsidy revenue when Lanxi Sunrise complied with all conditions attached to the grant in December 2007, over these buildings' depreciation period of 20 years.

(4) Sewage Facilities Improvement Subsidy
In December 2008, the local government granted USD 776,045 (RMB 5,300,000) to Lanxi Sunrise for sewage facilities improvement.  This subsidy is regarded as deferred government subsidy whose primary condition for qualification is to improve the sewage facilities of the production plant from acquiring certain long-term assets.  The government grant is recognised as income over the periods necessary to match them with the related costs of the assets purchased which they are intended to compensate over the periods and in the proportions in which depreciation on those assets is charged.  No subsidy income is recognized in the year of 2008 as the sewage facilities and equipment are currently under construction and installation.

(5) Monetary Grant
The local government granted various funds to Lanxi Sunrise, such as leading enterprise fund and financial supporting fund. Lanxi Sunrise recorded these funds as liabilities upon receipt. A government subsidy revenue is recognized only when there is reasonable assurance that Lanxi Sunrise has complied with all conditions attached to the grant.

(6) Interest-free Loans
The local government provided certain interest-free loans to Lanxi Sunrise. These loans are unsecured, have no fixed terms of repayment and therefore deemed payable on demand. Receipts from and payments on loans from local government are classified as cash flows from financing activities.

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property, Plant and Equipment
Property, plant and equipment are carried at cost. Maintenance, repairs and minor renewals are expensed as incurred; major renewals and improvements that extend the lives or increase the capacity of plant assets are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the reporting period of disposition.

Depreciation is calculated on a straight-line basis over the estimated useful life of the assets. The estimated useful life of the assets is as follows:

Building and warehouses	20 years
Machinery and equipment	14 years
Office equipment and furniture	3 years
Motor vehicles	5 years

Impairment of Long-life Assets
Long-lived assets and certain identifiable intangibles are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (Continued)

Land Use Right
All land is owned by the Government in the PRC. Enterprises and individuals can pay the State a fee to obtain a right to use land for commercial purpose or residential purpose for an initial period of 50 or 70 years, respectively. The land use right can be sold, purchased, and exchanged in the market. The successor owner of the land use right will reduce the amount of time which has been consumed by the predecessor owner.

(1) Land Use Right – Town East Street

In August 2006, Lanxi Sunrise obtained the land use right of a piece of land, approximately 11 acres, located in the Lanxi County, Heilongjiang Province for $333,321 (RMB 2,600,000). The land use right is for commercial use purpose for a 50-year period ended August 15, 2056. The cost of this land use right will be amortized over its prospective beneficial period, using the straight-line method. Most of Lanxi Sunrise’s production facilities and headquarters are located on this land. The local government refunded the full amount of the purchase price of $333,321 (RMB 2,600,000) to Lanxi Sunrise, which recorded the amount as deferred governmental subsidy to be recognized over the land use right's amortization period.

Prior to obtaining this land use right, Lanxi Sunrise leased this land from a previous owner which is a state-owned enterprise for free, from June 11, 2002 (inception) through July 2006. Lanxi Sunrise recorded neither rental expenses nor governmental subsidy income for such free rent.

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (Continued)

Land Use Right (Continued)

(2) Land Use Right – Lixin Street

In January 2005, Lanxi Sunrise obtained the land use right of two adjacent pieces of land, approximately 2 acres, also located in Lanxi County, Heilongjiang Province for $49,600 (RMB 400,000). The land use right is for commercial use purpose for a 50-year period ended December 29, 2054. The costs of this land use right is amortized over its prospective beneficial period, using the straight-line method. Portion of Lanxi Sunrise’s production facilities are located in these two pieces of land.

In January 2005, the local government also granted the buildings attached to these two pieces of land to Lanxi Sunrise as governmental subsidy, as more fully disclosed in the "Governmental Subsidies" section of this note. Lanxi Sunrise pledged the use rights of the two pieces of land and the buildings attached, as collateral to provide guarantee for a related party up to April 10, 2008 to receive an import letter of credit, as more fully disclosed in the "Related Party Transaction" of this note.

Research and Development Costs
Research and development costs relating to the development of new products and processes, including significant improvements and refinements to existing products, are expensed when incurred. The major components of these research and development costs include experimental materials and labor costs. The Research and development cost was immaterial for the Group in the years ended December 31, 2008 and 2007, respectively, and was included in general and administration expenses.

Advertising Costs
Advertising costs are expensed as incurred and included as part of selling and marketing expenses. Advertising costs were immaterial for the Group in the years ended December 31, 2008 and 2007, respectively, and was included in selling expenses.

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (Continued)

Value-added Tax (VAT)
Sales revenue represents the invoiced value of goods, net of value-added tax (VAT). All of the Group’s products that are sold in PRC are subject to Chinese value-added tax at a rate of 17% of the gross sales price or at a rate approved by the Chinese local government. This VAT may be offset by VAT paid on purchase of raw materials included in the cost of producing the finished goods.

Other Comprehensive Income
Statement of Financial Accounting Standards (SFAS) No. 130, “Reporting Comprehensive Income,” establishes standards for reporting and display of other comprehensive income, its components and accumulated balances. Other comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying statements of changes in owners' equity consists of changes in unrealized gains and losses on foreign currency translation. This other comprehensive income is not included in the computation of income tax expense or benefit.

Pension and Employee Benefits
Full time employees of the PRC entities participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require the PRC entities to accrue for these benefits based on certain percentages of the employees' salaries. The Management believes full time employees who have passed the probation period are entitled to such benefits. The total provisions for employee pension was $55,751, and $87,321 for the years ended December 31, 2008 and 2007, respectively.

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation
The Company adopted SFAS No. 123R, “Share-Based Payments.”  This Statement requires a public entity to measure the cost of services received in exchange for an award of equity instruments based on the grant or issue fair value of the award.  That cost will be recognized over the period during which services are received.  Stock compensation for stock granted to non-employees has been determined in accordance with SFAS 123R and the Emerging Issues Task Force consensus Issue No. 96-18, "Accounting for Equity Instruments that are issued to Other than Employees for Acquiring, or in Conjunction with Selling Goods or Services" ("EITF 96-18"), as the fair value of the consideration received or the fair value of equity instruments issued, whichever is more reliably measured.  The Company recognized $844,200 of expense in connection with a shareholder contributing 804,000 shares to a service provider for advisory service.

Statutory Reserves
Pursuant to the applicable laws in PRC, PRC entities are required to make appropriations to three non-distributable reserve funds, the statutory surplus reserve, statutory public welfare fund, and discretionary surplus reserve, based on after-tax net earnings as determined in accordance with the PRC GAAP, after offsetting any prior years’ losses. Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net earnings until the reserve is equal to 50% of the entity's registered capital. Appropriation to the statutory public welfare fund is 5% to 10% of the after-tax net earnings. The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation. Beginning from January 1, 2006, enterprise has no further requirements to make the appropriation to the statutory public welfare fund. The Group does not make appropriations to the discretionary surplus reserve fund.

The Group contributed $389,022 and $203,568 to the statutory surplus reserve fund in 2008 and 2007 respectively. Statutory reserves consist of the followings:

	Statutory	Statutory	Total
	Surplus	Welfare	Statutory
	Reserve	Reserve	Reserves
Balance on January 1, 2007	$284,670	$142,335	$427,005
Contribution in 2007	203,568	-	203,568
Balance on December 31, 2007	$488,238	$142,335	$630,573
Contribution in 2008	389,022	-	389,022
Balance on December 31, 2008	$877,260	$142,335	$1,019,595

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (Continued)

Related Party Transaction
For the purposes of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Group and the party are subject to common control or common significant influence. Related parties may be individuals or other entities. The Group’s relationships with related parties are described as follows:

Name	Relationship

Ren Gao	Majority owner of the Group

Heilongjiang Lanxi Linen Textile Co., Ltd.	One of the founders of Lanxi Sunrise until Mr. Ren Gao bought out its equity interest in Lanxi Sunrise on June 11, 2007.

Songyuan Qiannan Sunshine Linen Co., Ltd.	Under common control by Ren Gao

Harbin Zhongyi Sunshine Linen Co., Ltd.	Under common control by Ren Gao

Harbin Sunshine Linen Textile Co., Ltd.	Under common control by Ren Gao

(1) Due from/to Related Parties

The Group purchases raw materials from, sells finished goods to, and outsources some of its production to related parties. In addition, due to China foreign currency control and export and import license requirement, the Group engages a related party, Harbin Sunshine Linen Textile Co., Ltd., to act as the Group’s agent in importing raw materials and exporting products on similar terms with unrelated parties. Due from/to related parties derived from such transactions are disclosed separately from arm's length trading accounts receivable and payable. Cash flows from these activities are classified as cash flows from operating activities.

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (Continued)

Related Party Transaction (Continued)
(2) Loans from Related Parties

Loans from related parties are interest-free short-term loans from Mr. Ren Gao, majority owner of the Group to finance the Group’s operation. Cash flows from these activities are classified as cash flows from financing activities.

(3) Guarantee to a Related Party

The Company’s subsidiary, Lanxi Sunrise, has pledged the land use right of two pieces of land and the buildings attached, as collateral to provide guarantee for Harbin Sunshine Linen Textile Co., Ltd., which was a previous owner of Lanxi Sunrise and is majority owned and controlled by Mr. Ren Gao, the majority owner of the Group, to receive an import letter of credit with the maximum value is $959,700 (RMB 7,600,000) from the Harbin Zhaolin Branch of Bank of China. The period guaranteed is from April 11, 2006 to April 10, 2008. The Group incurred neither liability nor expense related to this guarantee.

Income Taxes
The Group accounts for income tax using SFAS No. 109 “Accounting for Income Taxes”, which requires the asset and liability approach for financial accounting and reporting for income taxes. Under this approach, deferred income taxes are provided for the estimated future tax effects attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases, and for the expected future tax benefits from loss carryforwards and provisions, if any. Deferred tax assets and liabilities are measured using the enacted tax rates expected in the years of recovery or reversal and the effect from a change in tax rates is recognized in the statement of operations in the period of enactment. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 2 — SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements
In December 2007, the FASB issued Statements of Financial Accounting Standards No. 141 (revised 2007), “Business Combinations” (“SFAS 141R”) and No. 160, “Noncontrolling Interests in Consolidated Financial Statements – an amendment to ARB No. 51” (“SFAS 160”). Both SFAS 141R and SFAS 160 are to be adopted effective January 1, 2009. SFAS 141R requires the application of several new or modified accounting concepts that, due to their complexity, could introduce a degree of volatility in periods subsequent to a material business combination. SFAS 141R requires that all business combinations result in assets and liabilities acquired being recorded at their fair value, with limited exceptions. Other areas related to business combinations that will require changes from current GAAP include: contingent consideration, acquisition costs, contingencies, restructuring costs, in process research and development and income taxes, among others. SFAS 160 will primarily impact the presentation of minority or noncontrolling interests within the Balance Sheet and Statement of Operations as well as the accounting for transactions with noncontrolling interest holders. Management does not expect that the adoption of SFAS No. 141 (revised 2007) and SFAS No. 160 would have a material effect on the Group’s financial position and results of operations.

In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161, “Disclosures about Derivative Hedging Instruments and Hedging Activities – an amendment of FASB Statement No. 133” (“SFAS 161”). SFAS 161, which is effective January 1, 2009, requires enhanced qualitative and quantitative disclosures with respect to derivatives and hedging activities. The Management does not expect that the adoption of SFAS No. 161 would have a material effect on the Group’s financial position and results of operations.

In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles”.  SFAS 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP.  SFAS 162 directs the GAAP hierarchy to the entity, not the independent auditors, as the entity is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP.  SFAS 162 is effective 60 days following the SEC's approval of the Public Company Accounting Oversight Board amendments to remove the GAAP hierarchy from the auditing standards.  SFAS 162 is not expected to have a material impact on the Group’s financial statements.

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 3 — ACCOUNTS RECEIVABLE

Accounts receivable consist of the following:

	December 31,	December 31,
	2008	2007
Accounts receivable	$10,105,819	$11,617,527
Less: Allowance for doubtful accounts	(731,564)	(655,280)
Accounts receivable, net	$9,374,255	$10,962,247

Bad debt expense charged to operations was $31,310 and $426,369 for the years ended December 31, 2008 and 2007, respectively.

NOTE 4 — INVENTORY

Inventory consists of the followings:

	December 31,	December 31,
	2008	2007
Finished goods	$6,175,230	$5,480,818
Work-in-progress	697,378	1,900,506
Raw materials	1,443,502	1,929,110
Supplies and low-value materials	18,932	17,729
	$8,335,042	$9,328,163

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 5 — PREPAID EXPENSES

Prepaid expenses consist of the followings:

	December 31,	December 31,
	2008	2007
Raw materials and supplies	$1,323,979	$990,979
Advance to contractors	329,423	27,083
Others	13,578	18,036
	$1,666,980	$1,036,098

NOTE 6 — DUE FROM RELATED PARTIES

Due from related parties consist of the followings:

Name of Related Parties	December 31,	December 31,
	2008	2007
Ren Gao	$319,326	$-
Harbin Sunshine Linen Textile Co., Ltd.	1,185,605	-
Heilongjiang Lanxi Linen Textile Co., Ltd.	-	22,967
Songyuan Qianan Sunshine Linen Co., Ltd.	31,023	-
	$1,535,954	$22,967

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 7 — GOVERNMENTAL SUBSIDY RECEIVABLE

Governmental subsidy receivable consists of the following:

(1)	Current Portion

Name of Governmental Subsidy	December 31,	December 31,
	2008	2007
Income Tax Subsidy-2006	$1,019,420	$-
Income Tax Subsidy-2006 for interest imputed	159,963	-
Sewage Facilities Improvement Subsidy	73,212	-
Monetary grant	43,927	-
	$1,296,522	$-

(2)	Non-current Portion

Name of Governmental Subsidy	December 31,	December 31,
	2008	2007
Income Tax Subsidy-2006	$-	$954,514
Income Tax Subsidy-2006 for interest imputed	-	72,161
Income Tax Subsidy-2007	1,250,498	1,170,879
Income Tax Subsidy-2007 for interest imputed	94,538	-
Income Tax Subsidy-2008	1,042,801	-
	$2,387,837	$2,197,554

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 8 — PROPERTY, PLANT AND EQUIPMENT

The following is a summary of property, plant and equipment:

	December 31,	December 31,
	2008	2007
Building and warehouses	$4,153,567	$3,889,110
Machinery and equipment	4,616,477	4,293,405
Office equipment and furniture	121,708	116,541
Motor vehicles	8,815	8,817
	$8,900,567	$8,307,873
Less: Accumulated depreciation	(2,330,433)	(1,768,450)
Subtotal	$6,570,134	$6,539,423
Add: Construction in progress	2,168,870	-
Idle fixed assets	70,921	72,687
Fixed assets to be disposed	7,366	6,897
Total	$8,817,291	$6,619,007

Depreciation expense charged to operations was $442,381 and $346,918 for the years ended December 31, 2008 and 2007, respectively.

NOTE 9 — LAND USE RIGHT

The following is a summary of land use right, less amortization:

	December 31,	December 31,
	2008	2007
Land use right	$439,271	$411,302
Less: Amortization	(23,086)	(13,390)
Land use right, net	$416,185	$397,912

Amortization expense charged to operations was $8,671 and $7,925 for the years ended December 31, 2008 and 2007, respectively.

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 10 — BANK LOANS

Bank loans consist of the followings as of December 31, 2008:

Financial Institutions	Loan Amount	Duration	Annual Interest Rate	Collateral
Lanxi Branch of Agriculture Bank of China	$439,271	3/21/2008 – 3/20/2009	9.711%
Lanxi Branch of Agriculture Bank of China	439,271	3/21/2008 – 3/20/2009	9.711%	The Group's
Lanxi Branch of Agriculture Bank of China	878,542	3/25/2008 – 3/24/2009	9.711%	equipment and
Lanxi Branch of Agriculture Bank of China	966,396	3/28/2008 – 3/27/2009	9.711%	buildings
Lanxi Branch of Agriculture Bank of China	1,317,811	3/28/2008 – 3/27/2009	9.711%
Total	$4,041,291

Interest expense charged to operations for these bank loans was $373,650 for the year ended December 31, 2008.  The above bank loans were subsequently renewed and will be due in March 2010.  The annual interest rate of the renewed bank loans is 6.903%.

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 10 — BANK LOANS (Continued)

Bank loans consist of the followings as of December 31, 2007:

Financial Institutions	Loan Amount	Duration	Annual Interest Rate		Overdue Interest Rate	Collateral

Lanxi Branch of Agriculture Bank of China	$1,342,272	09/28/2005-09/27/2006	7.488	% *	14.688%
Lanxi Branch of Agriculture Bank of China	1,316,168	09/29/2005-09/28/2006	7.488	% *	14.688%
Lanxi Branch of Agriculture Bank of China	274,202	10/22/2005-10/21/2006	9.792	% *	14.688%
Lanxi Branch of Agriculture Bank of China	411,303	09/30/2005-09/29/2006	9.792	% *	14.688%	The Group's
Lanxi Branch of Agriculture Bank of China	904,866	09/30/2005-09/29/2006	7.488	% *	14.688%	equipment and
Lanxi Branch of Agriculture Bank of China	889,126	12/2/2005-12/1/2006	7.488	% *	14.688%	buildings
Lanxi Branch of Agriculture Bank of China	411,303	12/27/2005-12/26/2006	7.488	% *	14.688%
Lanxi Branch of Agriculture Bank of China	205,650	11/26/2005-11/25/2006	9.792	% *	14.688%
Total	$5,754,890

*The Group was in default on all these bank loans as of December 31, 2007. The Group was also in default on interest payments of $1,021,811 as of December 31, 2007. Because the Group was in default on these loans, the bank charged higher interest rates than the interest rates described in the original loan agreements. The additional interest expenses for the year ended December 31, 2007 was $357,178.  $1,970,906 of the bank loans and all the accrued interest expenses were subsequently paid off in March 2008.

The weighted average interest rate is 14.69% after the loans were overdue. Interest expense charged to operations for these bank loans was $817,596 for the year ended December 31, 2007.

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 11 — ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables consist of the followings:

	December 31,	December 31,
	2008	2007
Accrued payroll	$364,855	$129,146
Accrued employee benefits	284,250	361,691
Accrued pension expenses	153,291	90,637
Accrued interest expenses	-	1,021,811
Accrued sales commission	77,376	72,450
Other accrued expenses	401,202	10,658
Other payables	278,485	17,227
	$1,559,459	$1,703,620

NOTE 12 — TAXES PAYABLE

Taxes payable consist of the followings:

	December 31,	December 31,
	2008	2007

Income taxes payable	$4,046,654	$3,478,721
Sales-related taxes payable	351,460	275,768
VAT payable	4,292,961	2,298,825
Property taxes payable	113,355	76,164
	$8,804,430	$6,129,478

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 13 — DEFERRED GOVERNMENTAL SUBSIDIES

Deferred governmental subsidies consist of the following:

(1)	Current Portion

	December 31,	December 31,
Name of Governmental Subsidy	2008	2007

Land subsidy	$7,614	$7,129
Building subsidy	42,418	39,717
Sewage facilities improvement subsidy	38,802	-
	$88,834	$46,846

(2)	Non-current Portion

	December 31,	December 31,
Name of Governmental Subsidy	2008	2007

Land subsidy	$354,687	$339,233
Building subsidy	763,523	754,628
Sewage facilities improvement subsidy	737,243	-
	$1,855,453	$1,093,861

NOTE 14 — DUE TO RELATED PARTIES

Due to related parties consist of the followings:
	December 31,	December 31,
Name of Related Parties	2008	2007

Harbin Sunshine Linen Textile Co., Ltd.	$-	$1,130,912
Harbin Zhongyi Sunshine Linen Co., Ltd.	56,470	453,267
	$56,470	$1,584,179

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 15 — LOANS FROM RELATED PARTIES

Loans from related parties consist of the following:

	December 31,	December 31,
Name of Related Parties	2008	2007
Mr. Ren Gao, Majority Owner of the Group	$-	$116,858

NOTE 16 — GOVERNMENTAL SUBSIDY INCOME

Governmental subsidy income consists of the followings:

	For the Year Ended December 31,
Name of Governmental Subsidy	2008	2007
Income tax refund subsidy	$1,029,178	$1,128,040
Land use right subsidy	7,514	6,868
Building subsidy	41,864	-
Leading enterprise grant	-	132,085
Financial supporting grants	245,669	140,974
	$1,324,225	$1,407,967

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 17 — RELATED PARTY TRANSACTIONS

	For the Year Ended December 31,
	2008		2007
Transactions	Amount	Percentage of Total Similar Transaction	Amount	Percentage of Total Similar Transaction

(a) Selling finished goods to
Harbin Sunshine Linen Textile Co., Ltd.	$4,161,201	18.9%	$7,126,297	34.3%

Purchasing raw materials from
Harbin Sunshine Linen Textile Co., Ltd.	$1,444,461	54.5%	$3,892,253	61.3%

(b) Selling finished goods to
Harbin Zhongyi Sunshine Linen Co., Ltd	$1,554,289	7.1%	$1,203,176	5.8%

Purchasing raw materials from
Harbin Zhongyi Sunshine Linen Co., Ltd	$911,015	34.4%	$1,522,890	24.0%

(c) Processing products for
Songyuan Qianan Sunshine Linen Co., Ltd.	$-	-	$96,223	0.5%

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 18 — CONCENTRATION

Geographic Areas Information
All of the Group's assets exist mainly in the PRC, and its revenues are substantially derived from its operations therein.

Major Customers
There were five major customers each of which made sales over 5% of the Group’s total sales in 2008 as summarized in the following:

	For the Year Ended December 31,
	2008		2007
Major Customers	Revenue	Percentage of Total Revenue	Revenue	Percentage of Total Revenue

Harbin Sunshine Linen Textile Co., Ltd.	$4,161,201	18.1%	$7,126,297	34.3%
Harbin Zhongyi Sunshine Linen Co., Ltd.	1,554,289	6.8%	1,203,176	5.8%
Three / four unrelated customers	16,274,719	70.9%	10,001,926	48.1%

Total	$21,990,209	95.8%	$18,331,399	88.2%

Major Suppliers
The Group has a diversified supplier line. There were two major suppliers from each of which the Group purchased over 5% of the Group’s total purchase, as summarized in the following:

	For the Year Ended December 31,
	2008		2007
Major Suppliers	Purchase	Percentage of Total Revenue	Purchase	Percentage of Total Revenue

Harbin Sunshine Linen Textile Co., Ltd.	$1,444,461	54.5%	$3,892,253	61.3%
Harbin Zhongyi Sunshine Linen Co., Ltd.	911,015	34.4%	1,522,890	24.0%

Total	$2,355,476	88.9%	$5,415,143	85.3%

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 19 — EARNINGS PER SHARE

	For the Year Ended December 31,
	2008	2007
Net income for basic and diluted earnings per share	$2,856,769	$3,473,191
Weighted average number of shares	19,511,256	18,963,005
Basic and diluted earnings per share	$0.15	$0.18

The weighted average number of shares and earnings per share for 2007 have been restated for the impact of share exchange as a result of the Reverse Acquisition.

NOTE 20 — DIVIDEND DISTRIBUTION

The four founders of Lanxi Sunrise executed a dividend agreement on May 25, 2002, pursuant to which Lanxi Sunrise will distribute dividend to one of the founders, Heilongjiang Lanxi Linen Textile Co., Ltd. ("Heilongjiang Linen") not less than $64,100 (RMB 500,000) annually, payable semiannually in January and June of every year. In 2006, Lanxi Sunrise declared dividend of $64,100 (RMB 500,000), and distributed dividend of $125,800 (RMB 1,000,000). On June 11, 2007, Mr. Ren Gao, majority owner of the Group, purchased Heilongjiang Linen's share of equity interest in Lanxi Sunrise and the original dividend agreement was terminated. Accordingly, Lanxi Sunrise only declared and distributed $33,021 (RMB 250,000) to Heilongjiang Linen.

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 21 — COMMON STOCK CONTRIBUTED BY SHAREHOLDER FOR SERVICES

Lanxi Sunrise entered into an Advisory Agreement with Mid-Continental Securities Corp. on March 30, 2007.  Pursuant to that agreement, Mid-Continental Securities Corp, or its designees, were entitled to receive a total of 804,000 shares of the Company as compensation for services after the reverse merger.  Such shares were transferred to Mid-Continental Securities Corp. and certain of its designees by some shareholders of the Company in 2008. The Company has accounted for this as a contribution of capital by its shareholders and recorded a charge to operations as general and administrative expense in the amount of $844,200 for the year ended December 31, 2008.  Such shares were valued based on the closing market price of $1.05 per share at the date of transfer.

NOTE 22 — INCOME TAX

The Group is subject to income taxes on an entity basis, that is, on income arising in or derived from the tax jurisdiction in which the entity is domiciled.

The income tax on consolidated statements of operation represented the provision of income taxes for the operating subsidiary, Lanxi Sunrise only.  No provision for the Company and Bright has been made as both companies have no operation nor assessable profits for the year ended December 31, 2008.

All Chinese enterprises are governed by the PRC Income Tax Law and various local income tax laws, pursuant to which a company generally is subject to an income tax at an effective rate of 33% (30% national income tax and 3% local income tax) on income as reported in its statutory financial statements after appropriate tax adjustments. Beginning from January 1, 2008, the effective national income tax rate reduces to 25%.

The provision for income taxes consists of the followings:

	For the Year Ended December 31,
	2008	2007
Current Income Tax	$1,184,172	$1,423,708
Deferred Income Tax	22,742	182,735
Income Tax	$1,206,914	$1,606,443

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 22 — INCOME TAX (Continued)

The components of net deferred tax assets are as follows:

	For the Year Ended December 31,
	2008	2007
Deferred tax assets:
Accrued Pension	$38,326	$22,659
Accrued Expenses	68,276	-
Bad Debt Allowance	182,891	163,820
Fixed assets provision	33,009	30,908
Deferred Subsidy Income	218,397	23,313
Other	-	36,295
Gross deferred tax assets	$540,899	$276,995
Valuation allowance	-	-
Total deferred tax assets	$540,899	$276,995
Deferred tax liabilities:
Subsidy Receivable	$(921,089)	$(549,389)
Other	-	(62,015)
Total deferred tax liabilities	$(921,089)	$(611,404)
Net deferred tax liabilities	$(380,190)	$(334,409)

Reported as:
Current deferred tax assets	$299,193	$222,774
Current deferred tax liabilities	(324,130)	(62,015)
Non-current deferred tax assets	241,706	54,221
Non-current deferred tax liabilities	(596,959)	(549,389)
Net deferred taxes	$(380,190)	$(334,409)

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 22 — INCOME TAX (Continued)

The effective tax rate differed from the statutory income tax rate is as follows:

	For the Year Ended December 31,
	2008	2007
China statutory income tax rate	25%	33%
Effect of:
Non-deductible expenses	5.19%	0.20%
Change in income tax rate and others	(0.49)%	(1.57)%
Effective Tax Rate	29.70%	31.63%

Effective at the beginning of the year 2007, the Group adopted the provisions of FIN 48, “Accounting for Uncertainty in Income Taxes–an interpretation of FASB Statement No. 109.” FIN 48 contains a two-step approach to recognizing and measuring uncertain tax positions accounted for in accordance with SFAS No. 109, “Accounting for Income Taxes.” The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including 50% likely of being realized upon ultimate settlement. Management does not anticipate any potential future adjustments would result in a material change to its financial tax position. As a result, there is no unrecognized tax benefit.

NOTE 23 — ASSET RETIREMENT OBLIGATIONS

The Group operates within the requirements of numerous regulations at the local, province, and national levels regarding issues such as the handling and disposal of hazardous chemicals, wastewater treatment and effluent and emissions limitations among others. From a practical standpoint, certain environmental contamination cannot be reasonably determined until a facility or asset is retired or an event occurs that otherwise requires the facility to be tested and monitored. In the absence of such requirements to test for environmental contamination prior to an asset or facility retirement, the Group has concluded that it cannot reasonably estimate the cost associated with such environmental-related asset retirement obligations (“ARO”).

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 23— ASSET RETIREMENT OBLIGATIONS (Continued)

In addition, the Group anticipates operating its manufacturing facilities indefinitely into the future thereby rendering the potential range of settlement dates as indeterminate. Therefore, the Group has not recorded any AROs to recognize legal obligations associated with the retirement of tangible long-lived assets, as contemplated by the Statement of Financial Accounting Standards No. 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”) and FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations - an interpretation of FASB Statement No.143” (“FIN 47”).

NOTE 24— COMMITMENTS AND CONTINGENCIES

PRC’s Political and Economic System
The Group faces a number of risks and challenges not typically associated with companies in North America and Western Europe, since its assets exist mainly in the PRC, and its revenues are derived from its operations therein. The PRC is a developing country with an early stage market economic system, overshadowed by the state. Its political and economic systems are very different from the more developed countries and are in a state of change. The PRC also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationships with other countries, including the United States. Such shocks, instabilities and crises may in turn significantly and negatively affect the Group’s performance.

Environmental
In the ordinary course of its business, the Group is subject to numerous environmental laws and regulations covering compliance matters or imposing liability for the costs of, and damages resulting from, cleaning up sites, past spills, disposals and other releases of hazardous substances. Currently, the Group's environmental compliance costs principally include the routine inspection fees paid to the local environmental department. These amounts are immaterial to the Group's operating costs. However, future extension of its production line or changes in the environmental laws and regulations may significantly increase its environmental compliance costs and therefore have a material adverse effect on the Group’s financial position and results of operations. Also, any failure by the Group to adequately comply with such laws and regulations could subject the Group to significant future liabilities.

CHINA LINEN TEXTILE INDUSTRY, LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2008 and 2007
(Stated in US Dollars)

NOTE 24 — COMMITMENTS AND CONTINGENCIES (Continued)

Governmental Control of Currency Conversion
The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. The Group receives most of its revenues in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict the Group’s ability to remit sufficient foreign currency to satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents the Group from obtaining sufficient foreign currency to satisfy its currency demands, the Group may not be able to pay certain of its expenses as they come due.

Operating Lease
The Group leased certain production equipment from an unrelated third party for its production line of yarn forming. The fair value of these equipment is approximately $1,631,000 (RMB 11,140,000). The annual rent is $164,814 (RMB 1,125,600), payable quarterly, and is included in costs of goods sold. The lease agreement is renewal on an annual base. The leased equipments are essential to production. The ability to renew the lease will significantly affect the Group's performance.

Capital Commitment
Contractual commitments for capital expenditure were $1,386,000 (RMB 9,465,000) relating to the construction of sewage facilities and acquisition of equipment.

CHINA LINEN TEXTILE INDUSTRY, LTD.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
Nine months ended September 30, 2010 and 2009

CHINA LINEN TEXTILE INDUSTRY, LTD.

Page
Financial Statements
Condensed Consolidated Balance Sheets	F-81
Condensed Consolidated Statements of Operations	F-82
Condensed Consolidated Statements of Changes in Shareholders’ Equity	F-83
Condensed Consolidated Statements of Cash Flows	F-84
Notes to Condensed Consolidated Financial Statements	F-86-F-110

CHINA LINEN TEXTILE INDUSTRY, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS
September 30, 2010 and December 31, 2009 (Stated in US Dollars)

		September 30	December 31
	Notes	2010	2009
		Unaudited	Audited
		$	$
ASSETS
Current assets
Cash and cash equivalents		4,357,753	2,320,656
Bank checks and commercial paper		-	1,921,610
Accounts receivable, net		15,566,624	8,762,516
Inventory		7,528,371	4,862,855
Prepaid expenses		2,883,591	2,183,219
Other receivables		354,351	100,165
Due from related parties	4	734,582	2,576,579
Governmental subsidy receivable		2,211,631	1,449,331
Deferred tax assets		214,593	228,794
Total current assets		33,851,496	24,405,725
Non-current assets
Property, plant and equipment, net	5	8,916,696	9,195,907
Land use right, net	6	408,673	408,134
Governmental subsidy receivable, non-current		2,173,599	1,882,593
Deferred tax assets, non-current		233,969	238,600
TOTAL ASSETS		45,584,433	36,130,959

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Bank loans	7	3,583,106	4,048,583
Accounts payable		4,646,420	2,565,188
Accrued expenses and other payables		1,359,534	1,101,571
Taxes payable		2,710,897	3,729,506
Deferred revenue		1,303,776	423,153
Deferred governmental subsidy		90,577	88,995
Due to related parties	8	-	74,888
Deferred tax liabilities		552,908	362,333
Total current liabilities		14,247,218	12,394,217
Non-current liabilities
Deferred governmental subsidy, non-current		1,928,112	1,792,482
Deferred tax liabilities, non-current		543,400	470,648
TOTAL LIABILITIES		16,718,730	14,657,347

STOCKHOLDER’S EQUITY
Common stock
$0.002 par value, 500,000,000 shares authorized;
20,215,003 shares and 20,200,003 shares issued
outstanding as of September 30, 2010 and December 31, 2009		42,304	42,274
Additional paid-in capital		3,119,586	3,093,816
Statutory reserves		1,593,559	1,593,559
Retained earnings		21,926,402	15,060,004
Accumulated other comprehensive income		2,183,852	1,683,959
TOTAL STOCKHOLDER’S EQUITY		28,865,703	21,473,612
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY		45,584,433	36,130,959

The accompanying notes are an integral part of these condensed consolidated financial statements.

CHINA LINEN TEXTILE INDUSTRY, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For the nine months ended September 30, 2010 and 2009 (Stated in US Dollars)

		Three months ended		Nine months ended
		September 30,		September 30,
	Notes	2010	2009	2010	2009
		$	$	$	$
Revenues
Net sales		14,017,497	6,697,133	31,616,522	20,570,248
Costs of goods sold		9,600,447	4,641,996	21,772,776	14,854,716
Gross profit	10	4,417,050	2,055,137	9,843,746	5,715,532
Operating expenses
Selling expenses		159,127	101,152	314,719	284,103
General and administrative expenses		578,828	98,035	1,383,809	341,228
Total operating expenses		737,955	199,187	1,698,528	625,331
Operating income		3,679,095	1,855,950	8,145,218	5,090,201
Other income (expense)
Interest income		64,671	62,760	161,689	188,220
Interest expense		(155,748)	(70,612)	(314,410)	(242,497)
Government subsidies		366,248	311,101	1,115,895	636,517
Other income (expense)		22,238	85,636	66,755	(4,723)
Total other income		297,409	388,885	1,029,929	557,517
Income before tax		3,976,504	2,244,835	9,175,147	5,667,718
Income tax	12	1,135,295	620,493	2,308,749	1,364,814
Net income		2,841,209	1,624,342	6,866,398	4,302,904
Other comprehensive income
Effects of foreign currency conversion		394,953	(50,376)	499,893	(15,239)
Comprehensive income		3,236,162	1,573,966	7,366,291	4,287,665

Basic and diluted earnings per share	11	0.141	0.081	0.340	0.214

The accompanying notes are an integral part of these condensed consolidated financial statements.

CHINA LINEN TEXTILE INDUSTRY, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (UNAUDITED)
September 30, 2010 and December 31, 2009 (Stated in US Dollars)

	Common Stock	Additional Paid-in Capital	Statutory Reserves	Retained Earnings	Accumulated Other Comprehensive Income	Total

Balances at January 1, 2009 (Restated)	$42,074	$2,986,212	$1,019,595	$9,903,449	$1,651,810	$15,603,140
Shares contributed by shareholders as	200	107,604	-	-	-	107,804
Consideration for consulting services
Net income	-	-	-	5,730,519	-	5,730,519
Appropriation to statutory reserves	-	-	573,964	(573,964)	-	-
Other comprehensive income effects of foreign currency conversion	-	-	-	-	32,149	32,149
Balances at December 31, 2009 (Audited)	$42,274	$3,093,816	$1,593,559	$15,060,004	$1,683,959	$21,473,612

Balances at January 1, 2010 (Audited)	$42,274	$3,093,816	$1,593,559	$15,060,004	$1,683,959	$21,473,612
Share compensation for IR services	30	25,770		-	-	25,800
Net income	-	-	-	6,866,398	-	6,866,398
Other comprehensive income effects of foreign currency conversion	-	-	-	-	499,893	499,893
Balances at September 30, 2010 (Unaudited)	$42,304	$3,119,586	$1,593,559	$21,926,402	$2,183,852	$28,865,703

The accompanying notes are an integral part of these condensed consolidated financial statements.

CHINA LINEN TEXTILE INDUSTRY, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
For the nine months ended September 30, 2010 and 2009 (Stated in US Dollars)

	Nine months ended
	September 30,
	2010	2009
Cash Flows from Operating Activities
Net income	$6,866,398	$4,302,904
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	445,214	331,481
Amortization	6,259	6,576
Deferred income taxes	271,182	(155,155)
Deferred government subsidy	103,538	(89,633)
Changes in:
Bank checks and commercial paper	1,920,220	(906,088)
Accounts receivable	(6,540,282)	(82,242)
Inventory	(2,538,376)	2,891,632
Prepaid expenses	(653,548)	(3,499,187)
Other receivables	(248,124)	(461,884)
Governmental subsidy, net	(979,609)	2,201,476
Accounts payable	2,002,735	1,074,871
Accrued expenses and other payables	234,065	393,140
Taxes payable	(1,062,960)	(4,182,968)
Deferred revenue	858,322	650,907
Due to/from related parties	1,778,049	9,965
Net cash provided by operating activities	2,463,083	$2,305,795

Cash Flows from Investing Activities
Purchase of property, plant and equipment	$(10,173)	$(148,865)
Net cash used in investing activities	$(10,173)	$(148,865)

CHINA LINEN TEXTILE INDUSTRY, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
For the nine months ended September 30, 2010 and 2009 (Stated in US Dollars)

	Nine months ended
	September 30,
	2010	2009
Cash Flows from Financing Activities
Proceeds from bank loans	$3,520,920	$4,031,787
Repayments of bank loans	(4,045,655)	(4,031,787)
Proceeds from paid-in capital	25,800	-
Decrease in loans from local government	-	(294,436)
Net cash used in financing activities	$(498,935)	$(294,436)

Increase in cash	1,953,975	1,862,494
Effects of foreign currency conversion on cash	83,122	1,353
Cash at beginning of period	2,320,656	10,674
Cash at end of period	$4,357,753	$1,874,521

Supplemental Disclosures of Cash Flow Information
Cash paid during the period for:
Interest	$314,410	$242,297
Income taxes	$2,308,749	$2,228,371

The accompanying notes are an integral part of these condensed consolidated financial statements.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010 and December 31, 2009 (Stated in US Dollars)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

China Linen Textile Industry, Ltd. (the “Company”) is principally engaged in the business of production and distribution of various types of linen products, such as linen clothing, linen yarn, linen, and blending linen, etc.  The Company is also involved in consultation and research and development related to of linen technology and linen products.

The Company conducts its business activities through its operating subsidiary, Heilongjiang Lanxi Sunrise Linen Textile Industry Co., Ltd. (“Lanxi Sunrise”) which was incorporated in Lanxi County, Heilongjiang Province, the People's Republic of China (the "PRC") on June 11, 2002, as a limited liability company under the Company Law of PRC.  Lanxi Sunrise’s manufacturing facility is located in Lanxi County, Heilongjiang Province in the northeast section of the PRC near the city of Harbin.   Prior to the establishment of Lanxi Sunrise at this location as a privately owned business in June 2002, the manufacturing facility was operated as a government-owned business.

Bright International Group Co., Ltd. (“Bright”), incorporated in the Republic of Vanuatu on July 4, 2007, is an investment holding company with 95% equity ownership interest in Lanxi Sunrise.

2.	INFORMATION OF THE COMPANY

The Company was incorporated under the laws of the Cayman Islands B.W.I. on February 3, 2000 as Aquasol Envirotech, Ltd.  The Company was formed to engage in the business of developing, acquiring and marketing water and waste water technology solutions.  The Company built a pilot facility in Squamish, British Columbia, Canada in 2001 and conducted limited operations to test its Bio Trap system for wastewater treatment and reuse.  The pilot facility was closed in 2001 after completion of the test, the Company ceased operations and became a shell company.

The Company entered into a share exchange transaction on July 9, 2008 as detailed below which resulted in a change of control of the Company.  This transaction was accounted for as a reverse merger whereby the historical financial statements and operations of the acquirer are included in the financial statements of the Company.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010 and December 31, 2009 (Stated in US Dollars)

2.	INFORMATION OF THE COMPANY (Continued)

Business Acquisition
On August 5, 2007, the owners of Lanxi Sunrise entered into a Share Purchase Agreement (the “Agreement”) with Bright on July 4, 2007.  Pursuant to the Agreement, the owners of Lanxi Sunrise agreed to transfer their 95% equity ownership interest to Bright for a cash consideration of $750,000 (RMB 5,700,000).  The remaining 5% equity ownership interest was kept by Mr. Ren Gao, majority owner and CEO of Lanxi Sunrise.  On April 8, 2008, the local government approved the transaction as indicated on the Lanxi Sunrise's new business license. Upon completion of the acquisition, Lanxi Sunrise became an enterprise with foreign investment in PRC and a 95%-owned subsidiary of Bright.  As Mr. Ren Gao is the beneficial owner of Bright and remained the sole owner of Lanxi Sunrise after the share purchase, this transaction was treated as reorganization in which Bright is a continuing entity of Lanxi Sunrise.

Reverse Acquisition
On July 9, 2008, the Company entered into a share exchange transaction with Bright in which the Company acquired all the issued and outstanding capital stock of Bright in return for the issuance of 18,963,005 shares of the Company’s common stock.  As a result of the transaction, Bright became a wholly owned subsidiary of the Company.  The transaction was accounted for as a reverse acquisition from accounting perspective since Bright has become the controlling shareholder of the Company after the share exchange transaction.  For accounting purpose, Bright is regarded as the acquirer while the Company before the reverse acquisition is deemed to have been acquired by Bright.  As a result, these consolidated financial statements have been prepared as a continuation of the consolidated financial statements of Bright.  In anticipation of completion of the Reverse Acquisition, the Company changed its name to China Linen Textile Industry, Ltd.

Share Split
On June 30, 2008, prior to completion of the Share Exchange transaction, the Company completed a 1:2 reverse split of its issued and outstanding common stock, thereby reducing the number of issued and outstanding shares from 2,273,995 to approximately 1,136,998.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010 and December 31, 2009 (Stated in US Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
The financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”).

Basis of Consolidation
The accompanying consolidated financial statements include the accounts of the Company, Bright and Lanxi Sunrise, (hereafter, collectively referred to as “the Group”).  All significant intercompany accounts and transactions have been eliminated in consolidation.

Statement of Cash Flows
In accordance with SFAS No. 95, “Statement of Cash Flows,” cash flows from the Group’s operations is calculated based upon the functional currency. As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Economic and Political Risks
The Group’s operations are conducted solely in the PRC.  There are significant risks associated with doing business in the PRC, among others, political, economic, legal and foreign currency exchange risks.  The Group’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Use of Estimates
In preparing the consolidated financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting periods.  These accounts and estimates include, but are not limited to, the valuation of accounts receivable, inventories, deferred income taxes and the estimation on useful lives of plant and machinery.  Actual results could differ from those estimates.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010 and December 31, 2009 (Stated in US Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Concentrations of Credit Risk
The Group sells its products primarily to PRC domestic customers. Credit is extended based on an evaluation of the customer's financial condition. At both September 30, 2010 and December 31, 2009, the major four customers accounted for approximately 46.8% and 98.8% of its accounts receivable balances respectively. Due to the longstanding nature of its relationships with these customers and contractual obligations, the Group is confident that it will recover these amounts. The Group establishes an allowance for doubtful accounts based on factors surrounding the credit risk of specific customers and other information.

The Group maintains its cash and cash equivalents with high-quality institutions. Deposits held with banks in PRC may not be insured or exceed the amount of insurance provided on such deposits.

Property, plant and equipment
Property, plant and equipment, other than construction in progress, are stated at cost less depreciation and amortization and accumulated impairment loss.  Cost represents the purchase price of the asset and other costs incurred to bring the asset into its existing use.  Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized.

When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the reporting period of disposition.

Depreciation of property, plant and equipment is calculated to written off the cost, less their estimated residual value, if any, using the straight-line method over their estimated useful lives.  The principal annual rates are as follows:

Leasehold land and buildings	20 years
Plant and machinery	14 years
Motor vehicles	5 years
Office equipment	3 years

Upon sale or disposition, the applicable amounts of asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to income.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010 and December 31, 2009 (Stated in US Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting for the Impairment of Long-Lived Assets
The Group adopted Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Live Assets” (“SFAS 144”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets.  The Group periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Group believes that, as of September 30, 2010 and December 31, 2009, there were no significant impairments of its long-lived assets.

Land Use Right
All land is owned by the Government in the PRC. Enterprises and individuals can pay the State a fee to obtain a right to use land for commercial or residential purposes for an initial period of 50 or 70 years, respectively. The land use right can be sold, purchased, and exchanged in the market. The successor owner of the land use right will reduce the amount of time which has been consumed by the predecessor owner.

(1)	Land Use Right – Town East Street

In August 2006, Lanxi Sunrise obtained the land use right of a piece of land, approximately 11 acres, located in the Lanxi County, Heilongjiang Province for $333,321 (RMB 2,600,000). The land use right is for commercial use purposes for a 50-year period ended August 15, 2056. The cost of this land use right is amortized over its prospective beneficial period, using the straight-line method. Most of Lanxi Sunrise’s production facilities and headquarters are located on this land. The local government refunded the full amount of the purchase price of $333,321 (RMB 2,600,000) to Lanxi Sunrise, which recorded the amount as deferred governmental subsidy to be recognized over the land use right's amortization period.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010 and December 31, 2009 (Stated in US Dollars)

3. SIGNIFICANT ACCOUNTING POLICIES (Continued)

Land Use Right (Continued)
(2)	Land Use Right – Lixin Street

In January 2005, Lanxi Sunrise obtained the land use right of two adjacent pieces of land, approximately 2 acres, also located in Lanxi County, Heilongjiang Province for $49,600 (RMB 400,000). The land use right is for commercial use purposes for a 50-year period ended December 29, 2054. The cost of this land use right is amortized over its prospective beneficial period, using the straight-line method. A portion of Lanxi Sunrise’s production facilities are located in these two pieces of land.

Revenue Recognition
Revenue represents the invoiced value of goods sold recognized upon the delivery of goods to customers. Revenue is recognized when all of the following criteria are met:
•	Persuasive evidence of an arrangement exists;
•	Delivery has occurred or services have been rendered;
•	The seller’s price to the buyer is fixed or determinable; and
•	Collectability is reasonably assured. Payments have been established.

The return policy of goods is recognized in actual basis when the goods sold were being returned by customer then the closing balance of the period/year is actually deducted by the increment of relevant cost of sales.  As the sales return rate is low and immaterial, no such provision is required to be made.

Foreign Currencies Transactions
The Company and Bright maintain its books and accounting records in USD, which is determined as the functional currency.  However, the functional currency of the Company’s subsidiary, Lanxi Sunrise, is in PRC currency “Renminbi” (“RMB”).  Transactions denominated in currencies other than RMB are translated into RMB at the exchange rates quoted by the People’s Bank of China (“PBOC”) prevailing at the date of the transactions. Monetary assets and liabilities denominated in currencies other than RMB are translated into RMB using the applicable exchange rates quoted by the PBOC at the balance sheet dates. Gain and losses resulting from foreign currency transactions are included in operations.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010 and December 31, 2009 (Stated in US Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Foreign Currencies Translation
For financial reporting purposes, the financial statements of the Group which are prepared using the functional currency have been translated into United States dollars. Assets and liabilities are translated at the exchange rates at the balance sheet dates and revenue and expenses are translated at the average exchange rates and stockholders’ equity is translated at historical exchange rates. Any translation adjustments resulting are not included in determining net income but are included in foreign exchange adjustment to other comprehensive income, a component of stockholders’ equity.

	2010	2009
Nine Months end US$: RMB exchange rate as of September 30	6.6981	6.8376
Nine Months Average US$: RMB exchange rate	6.8164	6.8426

RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions.  No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

Comprehensive Income
The Group has adopted ASC 220 “Comprehensive Income’’ which establishes the rules for the reporting of comprehensive income and its components.  Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated comprehensive income, as presented in the accompanying statements of changes in owners' equity consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

Value-added Tax (VAT)
Sales revenue represents the invoiced value of goods, net of value-added tax (VAT). All of the Group’s products that are sold in PRC are subject to Chinese value-added tax at a rate of 17% of the gross sales price or at a rate approved by the Chinese local government. This VAT may be offset by VAT paid on purchases of raw materials included in the cost of producing the finished goods.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010 and December 31, 2009 (Stated in US Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Statutory Reserves
Pursuant to the applicable laws in PRC, PRC entities are required to make appropriations to three non-distributable reserve funds, the statutory surplus reserve, statutory public welfare fund, and discretionary surplus reserve, based on after-tax net earnings as determined in accordance with the PRC GAAP, after offsetting any prior years’ losses. Appropriation to the statutory surplus reserve should be at least 10% of the after-tax net earnings until the reserve is equal to 50% of the entity's registered capital.

The Group has passed a resolution in January 2010 whereby Lanxi Sunrise will continue to allocate 10% of the after-tax net earnings to statutory surplus reserve despite the reserve having reached 50% of Lanxi Sunrise’s registered capital.  The allocation will be made at the end of each year.

Appropriation to the statutory public welfare fund is 5% to 10% of the after-tax net earnings. The statutory public welfare fund is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation. Beginning January 1, 2006, the Group has no further requirements to make appropriations to the statutory public welfare fund. The Group does not make appropriations to the discretionary surplus reserve fund.

The Group has contributed $573,964 to the statutory surplus reserve fund during the year of 2009. Statutory reserves consist of the followings:

	Statutory	Statutory	Total
	Surplus	Welfare	Statutory
	Reserve	Reserve	Reserves

Balance on January 1, 2009	$877,260	$142,335	$1,019,595

Contribution in 2009	573,964	-	573,964

Balance on December 31, 2009 and September 30, 2010	$1,451,224	$142,335	$1,593,559

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010 and December 31, 2009 (Stated in US Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Related Party Transactions
For the purposes of these financial statements, parties are considered to be related if one party has the ability, directly or indirectly, to control the party or exercise significant influence over the party in making financial and operating decisions, or vice versa, or where the Group and the party are subject to common control or common significant influence. Related parties may be individuals or other entities. The Group’s relationships with related parties are described as follows:

Name	Relationship

Ren Gao	Majority owner and CEO of the Group

Heilongjiang Lanxi Linen Textile Co., Ltd.	One of the founders of Lanxi Sunrise until Mr. Ren Gao bought out its equity interest in Lanxi Sunrise on June 11, 2007.

Harbin Zhongyi Sunshine Linen Co., Ltd.	Under the control by Ren Gao

Harbin Sunshine Linen Textile Co., Ltd.	Under the control by Jun Gao*

* Jun Gao, the elder brother of Ren Gao, is considered as a related party of the Group.

(1) Due from/to Related Parties

The Group purchases raw materials from, sells finished goods to, and outsources some of its production to related parties. In addition, due to China foreign currency control and export and import license requirements, the Group engages related parties, Harbin Zhongyi Sunshine Linen Co., Ltd and Harbin Sunshine Linen Textile Co., Ltd., to act as the Group’s agents in importing raw materials and exporting products on similar terms with unrelated parties. Due from/to related parties derived from such transactions are disclosed separately from arm's length trading accounts receivable and payable. Cash flows from these activities are classified as cash flows from operating activities.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010 and December 31, 2009 (Stated in US Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Related Party Transactions (Continued)
(2) Loans from Related Parties

Loans from related parties are interest-free short-term loans from Mr. Ren Gao, the majority owner of the Group to finance the Group’s operation. Cash flows from these activities are classified as cash flows from financing activities.

(3) Guarantee to a Related Party

The Company’s subsidiary, Lanxi Sunrise, has pledged the land use right of two pieces of land and the buildings attached, as collateral to provide guarantee for Harbin Sunshine Linen Textile Co., Ltd., which was a previous owner of Lanxi Sunrise and is majority owned and controlled by Mr. Ren Gao, the majority owner of the Group, to receive an import letter of credit with the maximum value is $959,700 (RMB 7,600,000) from the Harbin Zhaolin Branch of Bank of China. The period guaranteed is from April 11, 2006 to April 10, 2008. The Group incurred neither liability nor expense related to this guarantee. As at September 30, 2010 and December 31, 2009, the Group did not pledge any of its assets or provide any guarantees to related parties.

Income Taxes

The Group accounts for income taxes under ASC 740 “Income Taxes”, which method are called the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry-forwards.  Deferred tax assets are reduced by a valuation allowance to the extent management concludes it is more likely than not that the assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statements of income and comprehensive income in the periods that includes the enactment date.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010 and December 31, 2009 (Stated in US Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Commitments and Contingencies
Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Fair Value Measurements
In August 2009, the FASB issued Accounting Standards Update “ASU” 2009-5 “Measuring Liabilities at Fair Value”. This ASU provides amendments to ASC 820-10 “Fair Value Measurements and Disclosures” to address concerns regarding the determination of the fair value of liabilities. Because liabilities are often not “traded”, due to restrictions placed on their transferability, there is typically a very limited amount of trades (if any) from which to draw market participant data. As such, many entities have had to determine the fair value of a liability through the use of a hypothetical transaction. This ASU clarifies the valuation techniques that must be used when the liability subject to the fair value determination is not traded as an asset in an active market.

In April 2009, the FASB issued ASC 820-10-65-4 (formerly FSP No. 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset and Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly”). This standard emphasizes that even if there has been a significant decrease in the volume and level of activity, the objective of a fair value measurement remains the same. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants. This standard provides a number of factors to consider when evaluating whether there has been a significant decrease in the volume and level of activity for an asset or liability in relation to normal market activity.

In addition, when transactions or quoted prices are not considered orderly, adjustments to those prices based on the weight of available information may be needed to determine the appropriate fair value. This standard is effective for interim and annual reporting periods ending after June 15, 2009, and shall be applied prospectively. Early adoption is permitted for periods ending after March 15, 2009. The adoption of this standard did not have a material effect on our consolidated financial statements.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010 and December 31, 2009 (Stated in US Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements
Effective July 1, 2009, the Company adopted FASB ASC 825-10-65 (formerly FASB Staff Position (“FSP”) No. FAS 107-1 and Accounting Principles Board 28-1, "Interim Disclosures about Fair Value of Financial Instruments"), which amends previous guidance to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. The adoption of FASB ASC 825-10-65 did not have a material impact on the Company’s consolidated financial statements.

Effective July 1, 2009, the Company adopted FASB ASC 820-10-65 (formerly FSP FAS 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identifying Transactions That Are Not Orderly"), which provides guidance on how to determine the fair value of assets and liabilities when the volume and level of activity for the asset or liability has significantly decreased when compared with normal market activity for the asset or liability as well as guidance on identifying circumstances that indicate a transaction is not orderly. The adoption of ASC 820-10-65 did not have a material impact on the Company’s consolidated financial statements.

Effective July 1, 2009, the Company adopted FASB ASC 855-10 (formerly SFAS 165, “Subsequent Events”), which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date, but before financial statements are issued or are available to be issued. Adoption of ASC 855-10 did not have a material impact on the Company’s consolidated financial statements.

In August 2009, the FASB issued Accounting Standards Updates (“ASU”) No. 2009-05 (“ASU 2009-05”), Fair Value Measurements and Disclosures (Topic 820) — Measuring Liabilities at Fair Value. ASU 2009-05 amends ASC Subtopic 820-10, Fair Value Measurements and Disclosures—Overall, for the fair value measurement of liabilities. It provides clarification that in circumstances in which a quoted price in an active market for the identical liability is not available, a reporting entity is required to measure the fair value using (1) a valuation technique that uses the quoted price of the identical liability when traded as an asset or quoted prices for similar liabilities or similar liabilities when traded as assets or (2) another valuation technique that is consistent with the principles of Topic 820. It also clarifies that when estimating the fair value of a liability, a reporting entity is not required to include a separate input or adjustment to other inputs relating to the existence of a restriction that prevents the transfer of the liability and that both a quoted price in an active market for the identical liability at measurement date and that the quoted price for the identical liability when traded as an asset in an active market when no adjustments to the quoted price of the asset are required are  Level 1 fair value measurements.  The provisions of ASU 2009-05 are effective for the first reporting period (including interim periods) beginning after issuance. Early application is permitted. The Group is currently evaluating the impact of adoption on its consolidated financial statements.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010 and December 31, 2009 (Stated in US Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)
In September 2009, the FASB issued ASU No. 2009-12 (“ASU 2009-12”), Fair Value Measurements and Disclosures (Topic 820) — Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent). ASU 2009-12 amends ASC Subtopic 820-10, Fair Value Measurements and Disclosures—Overall, to permit a reporting entity to measure the fair value of certain investments on the basis of the net asset value per share of the investment (or its equivalent) if the net asset value of the investment (or its equivalent) is calculated in a manner consistent with the measurement principles of Topic 946 — Financial Services — Investment Companies, as of the reporting entity’s measurement date. It also requires new disclosures, by major category of investments, about the attributes includes of investments within the scope of this amendment to the ASC. The provisions of ASU 2009-12 is effective for interim and annual periods ending after December 15, 2009. Early application is permitted. The Group is currently evaluating the impact of adoption on its consolidated financial statements.

In October 2009, the FASB issued amended revenue recognition guidance for arrangements with multiple deliverables. The new guidance eliminates the residual method of revenue recognition and allows the use of management’s best estimate of selling price for individual elements of an arrangement when vendor specific objective evidence, vendor objective evidence or third-party evidence is unavailable. Prospective application of this new guidance for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with earlier application permitted. Alternatively, an entity can elect to adopt this guidance on a retrospective basis. The Company does not expect the adoption of this pronouncement to have a significant impact on its financial condition or results of operations.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010 and December 31, 2009 (Stated in US Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)
In December 2009, the FASB issued ASU No. 2009-16 (“ASU 2009-16”), Transfers and Servicing (Topic 860) — Accounting for Transfers of Financial Assets, which formally codifies FASB Statement No. 166, Accounting for Transfers of Financial Assets into the Accounting Standards Codification (“ASC”), issued by the FASB in June 2009. ASU 2009-16 represents a revision to the provisions of former FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. The amendments in this ASU eliminate the exceptions for qualifying special-purpose entities from the consolidation guidance and the exception that permitted sale accounting for certain mortgage securitizations when a transferor has not surrendered control over the transferred financial assets. In addition, the amendments require enhanced disclosures about the risks that a transferor continues to be exposed to because of its continuing involvement in transferred financial assets. ASU 2009-16 is effective for annual and interim periods beginning after November 15, 2009. Additionally, the recognition and measurement provisions of this ASU should be applied to transfers that occur on or after the effective date. Early application is not permitted. The Group is currently evaluating the impact of adoption on its consolidated financial statements.

In December 2009, the FASB issued ASU No. 2009-17 (“ASU 2009-17”), Consolidations (Topic 810) - Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities which amends the FASB Accounting Standards Codification for the issuance of FASB Statement No. 167, Amendments to FASB Interpretation No. 46(R), issued by the FASB in June 2009. The amendments in this ASU replace the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach primarily focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity’s economic performance and (1) the obligation to absorb the losses of the entity or (2) the right to receive the benefits from the entity. ASU 2009-17 also requires additional disclosure about a reporting entity’s involvement in variable interest entities, as well as any significant changes in risk exposure due to that involvement. ASU 2009-17 is effective for annual and interim periods beginning after November 15, 2009. Early application is not permitted. The Group is currently evaluating the impact of adoption on its consolidated financial statements.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010 and December 31, 2009 (Stated in US Dollars)

3.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recent Accounting Pronouncements (Continued)
In January 2010, the FASB issued ASU No. 2010-06 (“ASU 2010-06”), Improving Disclosures About Fair Value Measurements. The ASU amends ASC 820 (formerly Statement No. 157, Fair Value Measurements) to add new requirements for disclosures about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances, and settlements relating to Level 3 measurement on a gross basis rather than as a net basis as currently required. ASU 2010-06 also clarifies existing fair value disclosures about the level of disaggregation and about inputs and valuation techniques used to measure fair value. ASU 2010-06 is effective for annual and interim periods beginning after December 15, 2009, except for the requirement to provide the level 3 activity of purchases, sales, issuances, and settlements on a gross basis, which will be effective for annual and interim periods beginning after December 15, 2010. Early application is permitted and in the period of initial adoption, entities are not required to provide the amended disclosures for any previous periods presented for comparative purposes. The Group is currently evaluating the impact of adoption on its consolidated financial statements.

In March 2010, the FASB issued authoritative guidance on effect of denominating the exercise price of a share-based payment award in the currency of the market in which the underlying equity securities trades and that currency is different from (1) entity's functional currency, (2) functional currency of the foreign operation for which the employee provides services, and (3) payroll currency of the employee. The guidance clarifies that an employee share-based payment award with an exercise price denominated in the currency of a market in which a substantial portion of the entity's equity securities trades should be considered an equity award assuming all other criteria for equity classification are met. The guidance will be effective for interim and annual periods beginning on or after December 15, 2010, and will be applied prospectively. Affected entities will be required to record a cumulative catch-up adjustment for all awards outstanding as of the beginning of the annual period in which the guidance is adopted. The Company is in the process of evaluating the effect of adoption of this pronouncement.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010 and December 31, 2009 (Stated in US Dollars)

4.	DUE FROM RELATED PARTIES

Due from related parties consist of the followings:

Name of Related Parties	September 30,	December 31,
	2010	2009
Harbin Sunshine Linen Textile Co., Ltd.	$8,308	$515,479
Harbin Zhongyi Sunshine Linen Co., Ltd.	726,274	2,061,100
	$734,582	$2,576,579

5.	PROPERTY, PLANT AND EQUIPMENT

The following is a summary of property, plant and equipment:

	September 30,	December 31,
	2010	2009
Building and warehouses	$4,235,050	$4,161,061
Machinery and equipment	7,797,553	7,651,155
Office equipment and furniture	144,477	141,953
Motor vehicles	8,988	8,831
	$12,186,068	$11,963,000
Less: Accumulated depreciation	(3,345,037)	(2,841,436)
Subtotal	$8,841,031	$9,121,564
Idle fixed assets	68,155	66,964
Fixed assets to be disposed	7,510	7,379
Total	$8,916,696	$9,195,907

Depreciation expense charged to operations was $445,214 and $331,481 for the nine months ended September 30, 2010 and 2009, respectively.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010 and December 31, 2009 (Stated in US Dollars)

6.	LAND USE RIGHT

The following is a summary of land use right, less amortization:

	September 30,	December 31,
	2010	2009
Land use right	$447,888	$440,063
Less: Amortization	(39,215)	(31,929)
Land use right, net	$408,673	$408,134
Amortization expense charged to operations was $6,259 and $6,576 for the nine months ended September 30, 2010 and 2009, respectively.

7.	BANK LOANS

Bank loans consist of the following as of September 30, 2010:

Loan from Financial Institutions	Annual Interest Rate	Loan period	Loan Amount	Collateral
Lanxi Branch of Agriculture Bank of China	6.903%	2/24/2010 – 2/23/2011	2,239,441	The Group's equipment
Lanxi Branch of Agriculture Bank of China	6.903%	3/22/2010 – 3/21/2011	1,343,665	and buildings
Total			$3,583,106

Interest expense charged to operations for these bank loans was $314,410 for the nine months ended September 30, 2010.  There was no default of bank loan or interest payments during the period.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010 and December 31, 2009 (Stated in US Dollars)

7.	BANK LOANS (Continued)

Bank loans consist of the following as of December 31, 2009:

Loan from Financial Institutions	Annual Interest Rate	Loan period	Loan Amount	Collateral
Lanxi Branch of Agriculture Bank of China	6.903%	3/18/2009 – 3/17/2010	$968,139
Lanxi Branch of Agriculture Bank of China	6.903%	3/18/2009 – 3/17/2010	440,063	The Group's
Lanxi Branch of Agriculture Bank of China	6.903%	3/20/2009 – 3/19/2010	440,063	equipment
Lanxi Branch of Agriculture Bank of China	6.903%	3/23/2009 – 3/22/2010	1,320,190	and
Lanxi Branch of Agriculture Bank of China	6.903%	3/25/2009 – 3/24/2010	880,128	buildings
Total			$4,048,583

Three of the above bank loans were renewed in March 2010. There was no default of bank loan or interest payment during the year ended December 31, 2009.

8. DUE TO RELATED PARTIES

Due to related parties consist of the followings:

	September 30,	December 31,
Name of Related Parties	2010	2009

Ren Gao	$-	$74,888

9. RELATED PARTY TRANSACTIONS

	For the Nine Months Ended September 30,
	2010		2009
Transactions	Amount	Percentage of Total Similar Transactions	Amount	Percentage of Total Similar Transactions

(a) Selling finished goods to Harbin Sunshine Linen Textile Co., Ltd.	$183,528	0.6%	$4,156,254	20.2%

(b) Selling finished goods to Harbin Zhongyi Sunshine Linen Co., Ltd	$2,169,850	6.9%	$464,878	2.3%

(a) Purchasing raw materials from Harbin Sunshine Linen Textile Co., Ltd.	$64,195	0.4%	$-	-

(b) Purchasing raw materials from Harbin Zhongyi Sunshine Linen Co., Ltd	$3,712,246	20.7%	$148,424	1.6%

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010 and December 31, 2009 (Stated in US Dollars)

10. SEGMENT BY PRODUCT AND CONCENTRATION

Segment by Product

Segment by Product	For the Nine Months Ended September 30, 2010
Major Product	Revenue	Cost of goods sold	Gross profit	Gross profit ratio	Percentage of Total Revenue

Linen fabric	$29,959,254	$20,536,744	$9,422,510	31.5%	94.8%
Linen yarn	1,657,268	1,236,032	421,236	25.4%	5.2%
Subcontracting linen fabric	-	-	-	-	-
Subcontracting linen yarn	-	-	-	-

Total	$31,616,522	$21,772,776	$9,843,746	31.1%	100%

Segment by Product

	For the Nine Months Ended September 30, 2009
Major Product	Revenue	Cost of goods sold	Gross profit	Gross profit ratio	Percentage of Total Revenue

Linen fabric	$19,020,423	$13,511,195	$5,509,228	29.0%	92.5%
Linen yarn	221,617	189,189	32,428	14.6%	1.1%
Subcontracting linen fabric	171,279	147,729	23,550	13.7%	0.8%
Subcontracting linen yarn	1,156,929	1,006,603	150,326	13.0%	5.6%

Total	$20,570,248	$14,854,716	$5,715,532	27.8%	100%

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010 and December 31, 2009 (Stated in US Dollars)

10. SEGMENT BY PRODUCT AND CONCENTRATION

Segment by Product (Continued)

Geographic Areas Information
All of the Group's assets exist mainly in the PRC.
The Group’s revenues were substantially derived from its operations therein for the year ended December 31, 2009 and before. In 2010, the Group has also distributed the linen and woven fabrics to customers in Italy, Turkey and Greece etc.  For the nine months ended September 30, 2010, the aggregate revenue arising from exports of the overseas markets contributed approximately 42% of the Group’s total revenue.

Major Customers
Major customers with sales over 5% of the Group’s total sales for the nine months ended September 30, 2010 and 2009 are summarized in the following:

	For the Nine Months Ended September 30,
	2010		2009
Major Customers	Revenue	Percentage of Total Revenue	Revenue	Percentage of Total Revenue

Harbin Zhongyi Sunshine Linen Co., Ltd .	$2,169,850	6.9%	$464,878	2.3%
Harbin Sunshine Linen Textile Co., Ltd.	183,528	0.6%	4,156,254	20.2%
Four/three unrelated customers	15,807,556	50.0%	15,946,132	77.5%

Total	$18,160,934	57.5%	$20,567,264	99.9%

Major Suppliers
The Group has a diversified supplier line. There were a few major suppliers for the nine months ended September 30, 2010 and 2009 which the Group purchased over 5% of the Group’s total purchase, as summarized in the following:

	For the Nine Months Ended September 30,
	2010		2009
Major Suppliers	Purchase	Percentage of Total Purchase	Purchase	Percentage of Total Purchase

Harbin Zhongyi Sunshine Linen Co., Ltd.	$3,712,246	20.7%	$148,424	1.6%
Three unrelated suppliers	7,505,610	41.9%	6,934,590	75%
Total	$11,217,856	62.6%	$7,083,014	76.6%

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010 and December 31, 2009 (Stated in US Dollars)

11.	EARNINGS PER SHARE

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2010	2009	2010	2009
Net income for basic and diluted earnings per share	$2,841,209	$1,624,342	$6,866,398	$4,302,904
Weighted average number of shares	20,215,003	20,100,003	20,212,091	20,100,003
Basic and diluted earnings per share	$0.141	$0.081	$0.340	$0.214

12.	INCOME TAX

The Group is subject to income taxes on an entity basis, that is, on income arising in or derived from the tax jurisdiction in which the entity is domiciled.

The income tax on consolidated statements of operation represented the provision of income taxes for the operating subsidiary, Lanxi Sunrise only. No provision for the Company and Bright has been made as both companies have no operation nor assessable profits for the nine months ended September 30, 2010 and 2009.

All Chinese enterprises are governed by the PRC Income Tax Law and various local income tax laws, pursuant to which a company generally is subject to an income tax at an effective rate of 25% on income as reported in its statutory financial statements after appropriate tax adjustments.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010 and December 31, 2009 (Stated in US Dollars)

12.	INCOME TAX (Continued)

The provision for income taxes consists of the followings:

	For the Nine Months Ended September 30,
	2010	2009
Current Income Tax	$2,956,495	$1,482,517
Deferred Income Tax	(647,746)	(117,703)
Income Tax	$2,308,749	$1,364,814

The components of net deferred tax liabilities are as follows:

	September 30,	December 31,
	2010	2009
Deferred tax assets:
Accrued Pension	$26,197	$25,739
Accrued Expenses	52,488	17,950
Bad Debt Allowance	126,017	175,387
Fixed assets provision	34,696	34,090
Deferred Subsidy Income	209,164	214,228
Total deferred tax assets	$448,562	$467,394
Deferred tax liabilities:
Subsidy Receivable	$(1,096,308)	$(832,981)
Net deferred tax liabilities	$(647,746)	$(365,587)

Reported as:
Current deferred tax assets	$214,593	$228,794
Current deferred tax liabilities	(552,908)	(362,333)
Non-current deferred tax assets	233,969	238,600
Non-current deferred tax liabilities	(543,400)	(470,648)
Net deferred taxes	$(647,746)	$(365,587)

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010 and December 31, 2009 (Stated in US Dollars)

12.	INCOME TAX (Continued)

The effective tax rate differed from the statutory income tax rate is as follows:

	September 30,	December 31,
	2010	2009
China statutory income tax rate Effect of:	25%	25%
Non-assessable income and deductible expense	-	(0.1)%
Effective Tax Rate	25%	24.9%

13. STOCK COMPENSATION FOR SERVICES

Lanxi Sunrise entered into an Advisory Agreement with Mid-Continental Securities Corp. on March 30, 2007.  Pursuant to that agreement, Mid-Continental Securities Corp, or its designees, was entitled to receive a total of 804,000 shares of the Company as compensation for services after the reverse merger.  Such shares were transferred to Mid-Continental Securities Corp. by some shareholders of the Company in 2008. The Company has accounted for this as a contribution of capital by its shareholders and recorded a charge to operations as general and administrative expense in the amount of $844,200 for the year ended December 31, 2008. Such shares were valued based on the closing market price of $1.05 per share at the date of transfer.

On November 14, 2009, the Company signed an agreement with an investor relations company to authorize the issuance of 100,000 shares of common stock to for services to be provided to the Company from November 16, 2009 through November 15, 2010. The shares were valued at $107,804 and during the year ended December 31, 2009, the Company recorded general and administrative expense of approximately $9,000 related to the agreement.

On February 23, 2010, the Board of Directors authorized the issuance of 15,000 shares of common stock to the above investor relations company pursuant to the supplement agreement of the above one dated November 14, 2009. The shares were valued at $25,800 and during the period ended March 31, 2010, the Company recorded it in general and administrative expense.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010 and December 31, 2009 (Stated in US Dollars)

14. COMMITMENTS AND CONTINGENCIES

PRC’s Political and Economic System
The Group faces a number of risks and challenges not typically associated with companies in North America and Western Europe, since its assets exist mainly in the PRC, and its revenues are derived from its operations therein. The PRC is a developing country with an early stage market economic system, overshadowed by the state. Its political and economic systems are very different from the more developed countries and are in a state of change. The PRC also faces many social, economic and political challenges that may produce major shocks and instabilities and even crises, in both its domestic arena and in its relationships with other countries, including the United States. Such shocks, instabilities and crises may in turn significantly and negatively affect the Group’s performance.

Environmental
In the ordinary course of its business, the Group is subject to numerous environmental laws and regulations covering compliance matters or imposing liability for the costs of, and damages resulting from, cleaning up sites, past spills, disposals and other releases of hazardous substances. Currently, the Group's environmental compliance costs principally include the routine inspection fees paid to the local environmental department. These amounts are immaterial to the Group's operating costs. However, future extension of its production line or changes in the environmental laws and regulations may significantly increase its environmental compliance costs and therefore have a material adverse effect on the Group’s financial position and results of operations. Also, any failure by the Group to adequately comply with such laws and regulations could subject the Group to significant future liabilities.

Governmental Control of Currency Conversion
The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of the PRC. The Group receives most of its revenues in Renminbi, which is currently not a freely convertible currency. Shortages in the availability of foreign currency may restrict the Group’s ability to remit sufficient foreign currency to satisfy foreign currency dominated obligations. Under existing PRC foreign exchange regulations, payments of current account items, including profit distributions, interest payments and expenditures from the transaction, can be made in foreign currencies without prior approval from the PRC State Administration of Foreign Exchange by complying with certain procedural requirements. However, approval from appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of bank loans denominated in foreign currencies.

CHINA LINEN TEXTILE INDUSTRY, LTD.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
September 30, 2010 and December 31, 2009 (Stated in US Dollars)

14. COMMITMENTS AND CONTINGENCIES (Continued)

Governmental Control of Currency Conversion (Continued)
The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents the Group from obtaining sufficient foreign currency to satisfy its currency demands, the Group may not be able to pay certain of its expenses as they come due.

Operating Lease
The Group leases certain production equipment from an unrelated third party for its production line of yarn forming. The lease agreement is renewed on an annual base. The fair value of this equipment is approximately $1,634,000 (RMB 11,140,000). The annual rent is $165,138 (RMB 1,125,600), payable quarterly, and is included in costs of goods sold. The leased equipment is essential to production and the ability to renew the lease will significantly affect the Group's performance.

Capital Commitment
Contractual commitments for capital expenditure approximated $960,248 (RMB 6,431,840) relating to the construction of sewage facilities and acquisition of equipment as of September 30, 2010.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6.  Indemnification of Directors and Officers.

Cayman Islands law does not limit the extent to which a company’s amended and restated memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association will provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own fraud or willful default.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 7.  Recent Sales of Unregistered Securities.

(a)   Since our incorporation, we sold the following ordinary shares without registration under the Securities Act:

Beneficial Shareholders	Number of Shares
RedChip Companies Inc. (1)	115,000
Shaofeng Qi (2)	30,000
Hayden Communications International, Inc. (3)	52,800
Feng Peng (3)	9,600
Scott Powell (3)	4,800
Stephen Monticelli (4)	100,000
Total	312,200

(1) On November 14, 2009, the Company signed an agreement with an investor relations company to authorize the issuance of 100,000 Ordinary Shares to for services to be provided to the Company from November 16, 2009 through November 15, 2010. The shares were valued at $107,804 and during the year ended December 31, 2009, the Company recorded general and administrative expense of approximately $9,000 related to the agreement. On February 23, 2010, the Board of Directors authorized the issuance of 15,000 Ordinary Shares to the above investor relations company pursuant to the supplement agreement of the above one dated November 14, 2009. The shares were valued at $25,800 and during the period ended March 31, 2010, the Company recorded it in general and administrative expense.

(2) The Company and Mr. Qi entered into a Severance Agreement dated August 28, 2010. Pursuant to the terms of the Severance Agreement, Mr. Qi will receive 30,000 restricted ordinary shares of the Company, par value $0.002 per share. On December 3, 2010, the Company issued 30,000 Ordinary Shares to Mr. Qi.

(3) The Company entered into an Investor Relations Consulting Agreement on May 5, 2010 (the “Agreement”) with Hayden Communications International, Inc. (“HCI”) (the “Agreement”) for the provision of certain investor relations services, dated as of May 5, 2010, which was subsequently as supplemented and amended by the Amendment to Investor Relations Consulting Agreement entered into between the Company and HCI dated as of October 13, 2010. In partial consideration for the provision of such investor relations services, the Company had agreed to issue to Hayden Communications International, Inc. HCI and/or its designees 67,200 restricted ordinary shares on the terms and conditions set forth in the Agreement and the Amendment to Investor Relations Consulting Agreement. On December 6, 2010, the Company issued 52,800, 9,600 and 4,800 Ordinary Shares to HCI and its designees, Feng Peng and Scott Powell, respectively.

(4) Stephen Monticelli entered into an employment agreement with the Company on August 30, 2010 to serve as an independent director of the Company. In consideration for his services as director, the Company had agreed to issue Mr. Monticelli 100,000 shares of restricted ordinary shares. On December 6, 2010, the Company issued 100,000 Ordinary Shares to Stephen Monticelli.

All of the above securities were issued in reliance upon the exemptions set forth in Section 4(2) of the Securities Act of 1933, as amended, on the basis that they were issued under circumstances not involving a public offering.

Issuance and Sale of Notes

On November 3, 2010, we entered into a securities purchase agreement (the “Purchase Agreement”), with certain institutional and accredited investors (the “Investors”) for the issuance and sale of an aggregate of approximately $7 million of 7.5% notes (the “Notes”) that are convertible into the Company’s ordinary shares, par value $.002 per share (the “Ordinary Shares”) for aggregate net proceeds of approximately $6.4 million.

The Notes carry a fixed conversion price of $1.52, which is equal to 115% of the 10-day volume weighted average price prior to November 3, 2010, and have a two-year repayment term during which interest payments are due quarterly.  The conversion price of the Notes is subject to adjustment in the event that the Company issues or sells Ordinary Shares for a price less than the conversion price in effect at the time of such issuance or sales, to such lower issuance or sale price.  The principal and accrued interest under the Notes may be converted into Ordinary Shares at any time after the closing date, subject to certain limitations described in the Notes.  At any time after the one-year anniversary of the closing date, the Company may elect to redeem all or any portion of the outstanding amount due under the Notes for a sum equal to 107% of such outstanding amount, plus any accrued and unpaid interest and other charges due on such amount.  In the event of a change in control of the Company, a majority of the holders of the aggregate principal amount of the Notes then outstanding may require the Company to redeem all or any portion of the then-outstanding amounts due under the Notes, on a pro-rata basis among holders of the Notes, in cash at a price equal to the greater of (a) 110% of such amount, plus any accrued and unpaid interest and other charges due on such amount (the “Conversion Amount”), and (b) the product of (i) the Conversion Amount being redeemed multiplied by (ii) the quotient determined by dividing (x) the greatest closing sale price of the Ordinary Shares during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the change of control of the Company and (2) the public announcement of such change of control of the Company, and ending on the date the holder delivers the change of control redemption notice by (y) the conversion price then in effect.

In connection with the Offering, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors.  Pursuant to the Registration Rights Agreement, the Company has reserved for issuance of up to 6,025,330 Ordinary Shares that may be issued upon conversion of the Notes, which represents 130% of the Ordinary Shares issuable upon conversion at $1.52.  Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) to register for resale the Ordinary Shares issuable under the Notes within 60 calendar days of the closing date of the Offering, and to use its best efforts to have the Registration Statement declared effective within 90 calendar days of the closing date of the Offering or within 195 calendar days of the closing of the Offering in the event of a full review of the Registration Statement by the SEC.  The Company is obligated to pay liquidated damages of 1% of the dollar amount of the Notes sold in the Offering upon the initial occurrence and each thirty-day anniversary of such occurrence until cured, payable in cash, if the registration statement is not filed and declared effective within the foregoing time periods and in the event that the Company fails to maintain an effective Registration Statement pursuant to the terms of the Registration Rights Agreement.  It is pursuant to our obligations under the Registration Rights Agreement that the we are filing this Registration Statement on Form F-1 to register the issuance of up to 6,025,330 Ordinary Shares on conversion of the Notes and the resale of the said Ordinary Shares by the Investors.

Rodman & Renshaw, LLC acted as the placement agent for the Company.

 The sale of the Notes was made pursuant to Section 4(2) of the Securities Act for transactions not involving a public offering and/or Regulation D, as promulgated by the SEC under the Securities Act, and in reliance upon exemptions from registration under applicable state securities laws.

Item 8. Exhibits and Financial Statement Schedules.

See the Exhibit Index, which follows the signature page which is incorporated by reference.

Item 9. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i	To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that

A.
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B.
Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information

i.
required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lanxi County,  People’s Republic of China on the 17th day of December, 2010.

China Linen Textile Industry, Ltd.

By:	/s/ Gao Ren
Gao Ren
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Gao Ren	Chief Executive Officer and	December 17, 2010
Gao Ren	Chairman ( Principal Executive Officer)

/s/ Jodie Wehner	Chief Financial Officer	December 17, 2010
Jodie Wehner	(Principal Financial Officer)

/s/ Teng Yunhai	Vice General Manager and Executive Director	December 17, 2010
Teng Yunhai

/s/ Zhao Chunfu	Vice General Manager, Secretary and Director	December 17, 2010
Zhao Chun Fu

EXHIBIT INDEX

Exhibit No.	Description
1.1	Certificates of Incorporation of Aquasol EnviroTech Ltd., a Cayman Island company dated October 1, 2002	(1)

1.1.1	Certificate of Incorporation of China Linen Textile Industry, Ltd., dated May 26, 2008.	(2)

1.2	Memorandum of Association of Aquasol Envirotech Ltd.	(1)

1.2.1	Articles of Association of China Linen Textile Industry, Ltd., dated May 26, 2008.	(2)

1.3	Certificate of Extraprovincial Registration in the Province of British Columbia, Canada dated October 11, 2002.	(1)

1.4	Certificate of Incorporation of Aquasol EnvironTech Inc., a British Columbia company, dated November 25, 1998.	(1)

1.5	Certificate of Name Change of Aquasol EnvironTech Inc. to Aquasol EnviroTech (Canada) Inc., a British Columbia company, dated December 11, 2000.	(1)

1.6	Articles and Memorandum of Aquasol EnviroTech (Canada) Inc.	(1)

1.7	Certificate of Incorporation dated June 19, 1997 of Noralta Technologies Corporation (an Alberta, Canada Corporation)	(1)

1.8	Certificates of Name Change dated February 23, 1998 from Noralta Technologies Corporation to Aquasol Technologies Inc. (Alberta)	(1)

1.9	Certificate of Dissolution of Aquasol Technologies Inc. (Alberta) dated May 20, 2005	(1)

4.1	Agency Agreement between Heilongjiang Lanxi Sunrise Linen Textile Industry Co., Ltd., and Harbin Sunshine Linen Textile Co., Ltd., dated November 7, 2005.	(1)

4.2	Agreement for Share Exchange between Aquasol Envirotech, Ltd., Bright International Group. Co., Ltd. and the shareholders of Bright International Group Co., Ltd., dated April 11, 2008.	(2)

4.3	Fixed Asset Lease Agreement between Heilongjiang Lanxi Sunrise Linen Textile Industry Co., Ltd. and Lanxi Tianxianfang Linen Co., Ltd., dated July 1, 2010	(3)

4.4	Loan Agreement between Heilongjiang Lanxi Sunrise Linen Textile Industry Co., Ltd. and Lanxi Branch, Agricultural Bank of China, dated March 18, 2009	(4)

4.5	Loan Agreement between Heilongjiang Lanxi Sunrise Linen Textile Industry Co., Ltd. and Lanxi Branch, Agricultural Bank of China, dated March 18, 2009.	(4)

4.6	Loan Agreement between Heilongjiang Lanxi Sunrise Linen Textile Industry Co., Ltd. and Lanxi Branch, Agricultural Bank of China, dated March 20, 2009	(4)

4.7	Loan Agreement between Heilongjiang Lanxi Sunrise Linen Textile Industry Co., Ltd. and Lanxi Branch, Agricultural Bank of China, dated March 23, 2009.	(4)

4.8	Loan Agreement between Heilongjiang Lanxi Sunrise Linen Textile Industry Co., Ltd. and Lanxi Branch, Agricultural Bank of China, dated March 25, 2009	(4)

4.9	Loan Agreement between Heilongjiang Lanxi Sunrise Linen Textile Industry Co., Ltd. and Lanxi Branch, Agricultural Bank of China, dated March 22, 2010	(4)

4.10	Loan Agreement between Heilongjiang Lanxi Sunrise Linen Textile Industry Co., Ltd. and Lanxi Branch, Agricultural Bank of China, dated March 24, 2010	(4)

4.11	Loan Agreement between Heilongjiang Lanxi Sunrise Linen Textile Industry Co., Ltd. and Lanxi Branch, Agricultural Bank of China, dated March 30, 2010	(4)

4.12	Maximum Pledge Agreement between Agricultural Bank of China and Heilongjiang Lanxi Sunrise Linen Textile Industry Co., Ltd., dated March 21, 2008	(4)

4.13	Form of Senior Unsecured Convertible Note	(5)

4.14	Form of Securities Purchase Agreement	(5)

4.15	Form of Registration Rights Agreement	(5)

4.16	Form of Lock-up Agreement	(5)

4.17	2005 Stock Option Plan	(1)

5.1	Legal Opinion of Sichenzia Ross Friedman Ference LLP

10.1	Land Use Right Certificate, dated April 24, 2009	(4)

10.2	Land Use Right Certificate, dated April 24, 2009	(4)

10.3	Land Use Right Certificate, dated September 5, 2006	(4)

10.4	Labor Contract with Gao Ren, dated January 7, 2008	(4)

10.5	Labor Contract with Teng Yunhai, dated January 7, 2008	(4)

10.6	Labor Contract with Ma Yongfeng, dated January 7, 2008	(4)

10.7	Labor Contract with Li Songyun, dated January 7, 2008	(4)

10.8	Labor Contract with Zhao Chunfu, dated January 7, 2008	(4)

10.9	Off-Shore Employment Agreement with Shaofeng Qi, dated January 31, 2010	(4)

10.10	Agency Agreement between Heilongiang Lanxi Sunrise Linen Textile Industry Co., Ltd. and Harbin Zhongyi Sunrise Linen Co., Ltd., dated January 4, 2008	(4)

10.11	Independent Director Agreement of Stephen Monticelli	(6)

10.12	Restricted Stock Award Agreement with Stephen Monticelli	(6)

10.13	Stock Acquisition Agreement between Heilongiang Lanxi Sunrise Linen Textile Industry Co., Ltd. and Lanxi Tianxianfang Linen Co., Ltd., dated November 15, 2010

14.1	Code of Ethics – Chief Executive Officer	(1)

14.2	Code of Ethics – Chief Financial Officer	(1)

14.3	Code of Ethics – Directors and Officers	(1)

15.1	Letter, dated August 17, 2010, from UHY HK to the Securities and Exchange Commission	(4)

21.1	List of Subsidiaries of the Company	(4)

23.1	Consent of Parker Randall CF (H.K.) CPA Limited

23.2	Consent of UHY Vocation HK CPA Limited

23. 3	Consent of Sichenzia Ross Friedman Ference LLP (contained in its opinion filed herewith in Exhibit 5.1)

(1)	Previously filed with the Registration Statement on Form 20FR12G filed with the SEC on November 16, 2005.
(2)	Previously filed with the Annual Report on Form 20F filed with the SEC on July 10, 2008 for the period ended December 31, 2008.
(3)	Previously filed with the Current Report on Form 6-K filed with the SEC on July 16, 2010.
(4)	Previously filed with the Annual Report on Form 20-F filed with the SEC on August 18, 2010.
(5)	Previously filed with Current Report on Form 6-K filed with the SEC on November 5, 2010.
(6)	Previously filed with Current Report on Form 6-K filed with the SEC on September 3, 2010